As filed with the Securities and Exchange Commission on September 5, 1996
                                                   Registration No. 333-
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                 --------------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                 --------------------

                           METROPOLITAN ASSET FUNDING, INC.
            --------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

          Delaware                                      (Applied for)
- ------------------------------                        ------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                         Identification No.)

 929 West Sprague Avenue, Suite 106, Spokane, Washington 99204, (509) 838-3111
- --------------------------------------------------------------------------------
                 (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------------

                                 Lynn Ann Ciani, Esq.
                           Metropolitan Asset Funding, Inc.
 929 West Sprague Avenue, Suite 106, Spokane, Washington  99204 (509) 838-3111
- --------------------------------------------------------------------------------
              (Name, address, including ZIP code, and telephone number,
                      including area code, of agent for service)


                                 --------------------

                                      COPIES TO:

         Robert J. Ahrenholz, Esq.               Michael Braun, Esq.
         Michael T. Lambert, Esq.                Brown & Wood LLP
         Kutak Rock                              One World Trade Center
         717 Seventeenth Street, Suite 2900      New York, New York  10048
         Denver, Colorado  80202                 (212) 839-5300
         (303) 297-2400

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE


- -------------------------------------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS OF                         PROPOSED MAXIMUM              PROPOSED MAXIMUM             AMOUNT OF
SECURITIES TO BE REGISTERED  AMOUNT TO BE   OFFERING PRICE PER UNIT(1)    AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
                             REGISTERED
- -------------------------------------------------------------------------------------------------------------------------
    Certificates             $1,000,000               100%                       $1,000,000                   $344.83
- -------------------------------------------------------------------------------------------------------------------------



 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                           -------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

This Prospectus and the information contained herein are subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         Subject to Completion, Dated ____________, 1996

PROSPECTUS

                                     $___________
                           METROPOLITAN ASSET FUNDING, INC.
                                      DEPOSITOR
                     METROPOLITAN MORTGAGE & SECURITIES CO., INC.
                               SUMMIT SECURITIES, INC.
                        WESTERN UNITED LIFE ASSURANCE COMPANY
                         OLD STANDARD LIFE INSURANCE COMPANY
                                       SELLERS
                           METWEST MORTGAGE SERVICES, INC.
                                   MASTER SERVICER

                  MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-A
              Distributions payable on the twentieth day of each month,
                         commencing on _______________, 1996

                    ----------------------------------------------

    The Mortgage Pass-Through Certificates, Series 1996-A (the "Certificates") will represent the entire beneficial ownership interest in a trust fund (the "Mortgage Pool") to be created pursuant to a Pooling and Servicing Agreement, dated as of _______________, 1996 (the "Pooling Agreement"), among Metropolitan Asset Funding, Inc. (the "Depositor"), MetWest Mortgage Services, Inc. (f/k/a Spokane Mortgage Co.), as master servicer (the "Master Servicer"), each of the sellers identified above (each, a "Seller" and collectively, the "Sellers") and The Bank of New York, as trustee (the "Trustee"). The Mortgage Pool will consist primarily of a pool of fixed rate mortgage loans (including Land Sale Contracts for the sale of real estate) (the "Mortgage Loans"), substantially all of which will have calculated remaining terms to maturity of not more than 360 months. The Mortgage Loans are secured by first liens on, or constitute Land Sale Contracts for either the sale of, one- to four-family residential properties or commercial properties as described herein involving Mortgage Loans of less than $826,000. Only the Classes identified in the table below (the "Offered Certificates") are offered hereby.

PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 1 OF THIS PROSPECTUS.
                                                  (cover continued on next page)

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR,
    THE SELLERS, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE
                      AFFILIATES, EXCEPT AS SET FORTH HEREIN.
           NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR
             GUARANTEED BY THE UNITED   STATES GOVERNMENT, THE FEDERAL
               DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                             AGENCY OR INSTRUMENTALITY.

                         ------------------------------------

              THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
                      THE SECURITIES AND EXCHANGE COMMISSION OR
         ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
              COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                          THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        -------------------------------------

         On the twentieth day of each month or, if such twentieth day is not a business day, on the first business day thereafter (each, a "Distribution Date"), commencing in _______________ 1996, from and to the extent of funds available therefor in the Distribution Account referred to herein, a distribution will be made on the Offered Certificates in the amounts and in the priorities set forth herein.



                         Initial                                                        Last Scheduled
                    Class Certificate     Principal       Pass-Through      Interest      Distribution
         Class           Balance(1)         Type(2)            Rate         Type(2)         Date(3)
         -----          --------             ----              ----          ----            ----
         A(1)
         A(2)
         A(3)
         A(4)
         B(1)
         B(2)


    _______________
    (1) The aggregate initial Class Certificate Balance of the Offered Certificates is subject to a permitted variance in the aggregate of plus or minus 5%.
    (2) See "Class Definitions and Abbreviations" included in Appendix A hereto.
    (3) See "DESCRIPTION OF THE CERTIFICATES-Last Scheduled Distribution Date" herein

    The Offered Certificates offered hereby will be purchased by First
Southwest Company and Bear, Stearns & Co. Inc. (together, the "Underwriters") from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately ______% of the aggregate principal balance of the Mortgage Loans as of the Cutoff Date, plus accrued interest, before deducting issuance expenses payable by the Depositor estimated to be $_______________.

    The Offered Certificates are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates, other than the Class B-1 and Class B-2 Certificates, will be made in book-entry form only through the facilities of The Depository Trust Company ("DTC") and that the Class B-1 and Class B-2 Certificates will be delivered at the offices of ___________________________________ in _______________________,
_________________, in each case on or about _______________, 1996.

    STRUCTURED CAPITAL MANAGEMENT                      BEAR, STEARNS & CO. INC.
  A DIVISION OF FIRST SOUTHWEST COMPANY

                              Date _______________, 1996

(cover continued from prior page)

    Except with respect to certain Mortgage Loans made by the Sellers to facilitate the sale of their respective real estate acquired in foreclosure, the Mortgage Loans were purchased by the Sellers, and will be sold by the Sellers to Metropolitan Asset Funding, Inc. (the "Depositor") for deposit to the Mortgage Pool prior to initial issuance of the Certificates.

    The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans are subordinated to the rights of the holders of Senior Certificates, and the rights of the holders of each Class of Class B Certificates and the Class R Certificates to receive such distributions will be further subordinated to such rights of the holders of the Class or Classes of Class B Certificates with lower numerical Class designations and all Classes of Class B Certificates, respectively, in each case only to the limited extent described herein. See "DESCRIPTION OF THE CERTIFICATES" herein.

    THE YIELD TO INVESTORS ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS. THE YIELD TO MATURITY OF A CLASS OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON THAN A CLASS PURCHASED AT PAR. HOLDERS OF CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY SUCH CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES, AND PARTICULARLY THE CLASS B-1 AND CLASS B-2 CERTIFICATES, ALSO WILL BE ADVERSELY AFFECTED BY NET INTEREST SHORTFALLS AND BY REALIZED LOSSES. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE AMOUNT AND TIMING OF NET INTEREST SHORTFALLS OR REALIZED LOSSES, OR THE RESULTING YIELD TO MATURITY OF ANY CLASS OF CERTIFICATES.

    An election will be made to treat the Mortgage Pool as a "real estate mortgage investment conduit" (the "REMIC") for federal income tax purposes. As described more fully herein, the Senior Certificates and the Class B Certificates will constitute "regular interests" in the REMIC. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein.

    There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue.

    (end of cover page)

                       ----------------------------------------

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                ADDITIONAL INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, contains information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto, which may be inspected without charge and copied at prescribed rates at the facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, the Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Issuer, that file electronically with the Commission at the following address: (http://www.sec.gov).

                            REPORTS TO CERTIFICATEHOLDERS

    Periodic and annual reports concerning the Certificates will be provided to the Certificateholders. The Offered Certificates will be issued in book-entry form and registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company. All reports will be provided to Cede, which in turn will provide such reports to its Participants and Indirect Participants (as defined herein). Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Offered Certificates. See "THE POOLING AND SERVICING AGREEMENT--Book-Entry Certificates" herein.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY OR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by or on behalf of the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Certificates issued by the Issuer shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Depositor will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Metropolitan Asset Funding, Inc., 929 West Sprague Avenue, Suite 106, Spokane, Washington 99204, Attention: Lynn A. Ciani, telephone: (509) 838-3111.

                               SUMMARY OF THE OFFERING

    THIS SUMMARY OF THE OFFERING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY OF THE OFFERING ARE DEFINED ELSEWHERE IN THIS PROSPECTUS. SEE "INDEX TO AND GLOSSARY OF CERTAIN TERMS" HEREIN.

TITLE OF SECURITIES          Mortgage Pass-Through Certificates, Series 1996-A
                             (the "Certificates").
DESIGNATIONS

OFFERED CERTIFICATES         Class A-1, Class A-2, Class A-3, Class A-4,
                             Class B-1 and Class B-2 Certificates.  Only the
                             Offered Certificates are offered hereby.

NON-OFFERED CERTIFICATES                  Approximate
                                         Initial Class    Pass-Through
                             Class     Certificate Balance    Rate
                              -----   --------------------     ----

                             B-3(1)            $
                             B-4(1)
                             R(1)                  (2)             (2)

                             _______________
                             (1) The Class B-3, Class B-4 and Class R
                             Certificates will provide limited credit support for the Offered Certificates as described herein.
                             (2) The Class R Certificates will be comprised of two payment components. See "DESCRIPTION OF THE CERTIFICATES--Residual Certificates" herein. For a description of the initial Component Balance applicable to each Component and the distributions applicable thereto, see "DESCRIPTION OF THE CERTIFICATES--Residual Certificates" herein. With respect to the Class Z/IO Component, on each Distribution Date up to and including the Accretion Termination Date, distributions of interest allocable to the Class Z/IO Component will be added to the Component Balance thereof
                             (the "Accretion Amount") and distributed as principal to certain Classes of Offered Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions."

SENIOR CERTIFICATES          Class A-1, Class A-2, Class A-3 and Class A-4
                             Certificates.

CLASS B CERTIFICATES         Class B-1, Class B-2, Class B-3 and Class B-4
                             Certificates.

SUBORDINATE CERTIFICATES     The Class B and Class R Certificates.

REGULAR CERTIFICATES         All Classes of Certificates other than the Class R
                             Certificates.

RESIDUAL CERTIFICATES        Class R Certificates.

FIXED RATE CERTIFICATES      All Classes of Certificates other than the Class R
                             Certificates.

COMPONENT CERTIFICATES       Class R Certificates.

ACCRETION CLASS              Class Z/IO Component.

PRINCIPAL ONLY CLASS         Class PO Component.

PHYSICAL CERTIFICATES        All Classes of Subordinate Certificates.

BOOK-ENTRY CERTIFICATES      All Classes of Certificates other than the
                             Physical Certificates.

DEPOSITOR                    Metropolitan Asset Funding, Inc., a Delaware
                             corporation (the "Depositor").

SELLERS                      Metropolitan Mortgage & Securities Co., Inc.
                             ("Metropolitan"), a Washington corporation;
                             Summit Securities, Inc. ("Summit"), an Idaho corporation; Western United Life Assurance Company ("Western"), a Washington life insurance and annuity company; and Old Standard Life Insurance Company ("Old Standard"), an Idaho life insurance and annuity company. Metropolitan, Summit, Western and Old Standard are sometimes referred to herein each as a "Seller" and, collectively, as the "Sellers". The Sellers are under common control. See "DESCRIPTION OF THE SELLERS" herein.

MASTER SERVICER              MetWest Mortgage Services, Inc. (formerly known as
                             Spokane Mortgage Co.) (the "Master Servicer"), a
                             Washington corporation and a wholly owned subsidiary of Metropolitan. See "SERVICING OF
                             MORTGAGE LOANS" herein.

TRUSTEE The Bank of New York, a banking corporation organized under the laws of the State of New York (the "Trustee").

CUTOFF DATE                  _______________ 1, 1996.

CLOSING DATE                 _______________, 1996.

DISTRIBUTION DATE            The twentieth day of each month, or, if such day
                             is not a Business Day, the next succeeding
                             Business Day, commencing in __________ 1996.

RECORD DATE                  The Record Date for each Distribution Date will be
                             the last day of the preceding month.

MORTGAGE POOL                The Mortgage Pool will consist of fully amortizing
                             and balloon fixed-rate loans (including Land Sale
                             Contracts for the sale of real estate) having, as of the Cutoff Date, an aggregate Scheduled
                             Principal Balance equal to approximately
                             $______________ (the "Cutoff Date Pool Principal
                             Balance").  See "THE MORTGAGE POOL" herein.

                                  (a)   MORTGAGE LOANS.  The Mortgage Loans
                             will be secured primarily by first liens on (i) one- to four-family residential properties (each such Mortgage Loan, a "Single Family Mortgage Loan"), and (ii) multi-family housing properties or commercial real estate, including office buildings, shopping centers, retail stores, hotels and motels, nursing homes and other health-care related facilities, mobile home and recreation vehicle parks, warehouse facilities, mixed use and other types of income-producing properties in an amount with respect to any single such Mortgage Loan of less than $826,000 (each such Mortgage Loan, a "Commercial Mortgage Loan"). The Single Family Mortgage Loans and the Commercial Mortgage Loans (together with Land Sale Contracts for the sale of real estate with respect to such Mortgage Loans) are collectively referred to herein as the "Mortgage Loans". The Mortgage Loans are conventional loans (i.e., loans that are not insured by any governmental agency) and, except with respect to certain Mortgage Loans made by the Sellers to facilitate the sale of their respective real estate acquired upon foreclosure, all Mortgage Loans will have been purchased by the Sellers from individuals or in secondary market transactions from financial institutions and sold by the respective Seller to the Depositor.

                                  The payment terms of the Mortgage Loans to be
                             included in the Mortgage Pool include the following features or combinations thereof:

                                       (A)  With respect to ____% of the Single
                                  Family Mortgage Loans, ____% of the
                                  Commercial Mortgage Loans and ____% of the
                                  Mortgage Loans (in each case, on the basis of the Cutoff Date Pool

                                  Principal Balance), interest will be payable at a fixed rate, and principal will be payable, on a level debt service basis to fully amortize the loan over its term, and, with respect to ____% of the Single Family Mortgage Loans, ____% of the Commercial Mortgage Loans and ____% of the Mortgage Loans (in each case, on the basis of the Cutoff Date Pool Principal Balance), payment of all or a substantial portion of the principal will be deferred and will be Balloon Loans as defined under "THE MORTGAGE POOL--General."

                                       (B)  1.53% of the Single Family Mortgage
                                  Loans, 7.11% of the Commercial Mortgage Loans and 2.85% of the Mortgage Loans (in each case, on the basis of the Cutoff Date Pool Principal Balance) are subject to a prepayment penalty or fee for a prepayment in full. Certain of the Mortgage Loans include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property; however, the Depositor has not determined the percentage of Mortgage Loans containing such clauses.

                                       (C)  The real property constituting
                                  security for repayment of the Single Family
                                  Mortgage Loans is located in _________ states [and the District of Columbia] and the real property constituting security for repayment of the Commercial Mortgage Loans is located
                                  in           states [and the District of
                                  Columbia]. The Mortgage Loans are covered by standard hazard insurance policies insuring against losses due to fire and various other causes.

                                  (b)  COLLECTION ACCOUNT.  All distributions
                             on any Mortgage Loans and all payments (including prepayments, liquidation proceeds and certain insurance proceeds and net of certain amounts) received from the Master Servicer on any Mortgage Loans included in the Mortgage Pool will be remitted to an account (the "Collection Account"), and, together with any other amounts as described herein, will be available for distribution on the Certificates as described herein. Such Collection Account shall be an Eligible Account or Accounts established and maintained by the Master Servicer for the benefit of holders of the Certificates.

POOLING AND                  The Certificates will be issued pursuant to a
SERVICING AGREEMENT          Pooling and Servicing Agreement, dated as of
                             __________ 1, 1996 ("the Pooling Agreement"), among the Depositor, the Master Servicer, the Sellers and the Trustee.

PRIORITY OF DISTRIBUTIONS    As more fully described herein, distributions will
                             be made on the Certificates on each Distribution
                             Date from and to the extent of Available Funds in the following order of priority:

                                  (a)  to interest on each Class of Senior
                             Certificates;

                                  (b)  to principal of the Classes of Senior
                             Certificates then entitled to receive
                             distributions of principal, in the order and subject to the priorities set forth herein under "DESCRIPTION OF THE CERTIFICATES--Distributions," up to the maximum amount of principal to be distributed on such Classes on such Distribution Date;

                                  (c) to interest and then to principal of the Class B-1 and Class B-2 Certificates, in that order, up to the maximum amount of interest and principal to be distributed on each such Class on such Distribution Date;

                                  (d)  to interest on the Class B-3
                             Certificates;

                                  (e)  to interest on the Class B-4
                             Certificates;

                                  (f)  to interest on the Class Z/IO Component
                             of the Class R Certificates (except such interest will be added to the Component Balance thereof up to and including the Accretion Termination Date);

                                  (g)  after the Offered Certificates are paid
                             in full, sequentially, to principal of the Class B-3, Class B-4 and the Class R Certificates, in that order, up to the maximum amount of principal to be distributed on each such Class on such Distribution Date; and

                                  (h)  to the Class R Certificates, any
                             remaining Available Funds.

INTEREST On each Distribution Date, each Class of Offered Certificates, to the extent Available Funds are available for the distribution of interest on such Class on such Distribution Date, as described above under "Priority of Distributions," generally will be entitled to receive an amount allocable to interest equal to the sum of (a) one month's interest at the applicable Pass-Through Rate set forth on the cover page hereof (as to each Class, the "Pass-Through Rate") on the related Class Certificate Balance, immediately prior to such Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Shortfall"). The interest entitlement for each Class of Offered Certificates described above shall be reduced by the allocable share of Net Interest Shortfalls for each such Class, as described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions."

PRINCIPAL                    On each Distribution Date, to the extent Available
(INCLUDING PREPAYMENTS)      Funds are available therefor, principal
                             distributions in reduction of the Class
                             Certificate Balance of each Class of Offered
                             Certificates will be made in the order and subject to the priorities set forth herein under "DESCRIPTION OF THE CERTIFICATES--Distributions" in an aggregate amount equal to such Class' allocable portion of the Senior Principal Distribution
                             Amount, the Class A-4 Principal Distribution
                             Amount or the Subordinate Principal Distribution
                             Amount, as applicable.

                             In addition, on each Distribution Date up to and including the Accretion Termination Date, the Accretion Amount will be distributed as set forth herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Accretion Amount."

                             The Class B-3, Class B-4 and Class R Certificates are not entitled to distributions of principal until the Class Certificate Balance of each Class of Offered Certificates has been paid in full.

                             See "DESCRIPTION OF THE
                             CERTIFICATES--Distributions" herein.

CREDIT                       Credit enhancement for the Senior Certificates
ENHANCEMENT GENERAL          will be provided by the Subordinate Certificates
                             as described below. Credit enhancement for each Class of Subordinate Certificates (other than the
                             Class R Certificates) will be provided by the Class or Classes of Class B Certificates with higher numerical Class designations, as described below.

SUBORDINATION                The rights of holders of the Subordinate
                             Certificates to receive distributions with respect to the Mortgage Loans in the Mortgage Pool will be subordinated to such rights of holders of the Senior Certificates, and the rights of the holders of each Class of Subordinate Certificates (other than the Class B-1 Certificates) to receive distributions will be further subordinated to such rights of the holders of the Class or Classes of Subordinate Certificates with a higher priority of payment as described above under "Priority of Distributions," in each case only to the extent described herein.

                             The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination within the Subordinate Certificates are each intended to increase the likelihood of timely receipt by the holders of Certificates with a higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described herein. The Subordinate Certificates also provide protection to a lesser extent against Special Hazard Losses, Bankruptcy Losses and Fraud Losses. However, in certain circumstances, the amount of available subordination (including the limited subordination provided for certain types of losses) may be exhausted and shortfalls in
                             distributions on the Certificates could result as
                             a result of such losses.  Holders of Senior
                             Certificates will bear their proportionate share
                             of any losses realized on the Mortgage Loans in excess of the available subordination amount. See "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions Among Classes of Certificates," --"Allocation of Losses" and "CREDIT ENHANCEMENT--Subordination of Certain Classes" herein.
WEIGHTED AVERAGE
LIVES (IN YEARS)*
                                                      CPR
                             ---------------------------------------------------
                              Class    0.0%   5.0%    10.0%     15.0%     20.0%
                              -----    ----   ----    -----     -----     -----
                               A-1
                               A-2
                               A-3
                               A-4
                               B-1
                               B-2

                             ------------
                             *Determined as described under "MATURITY,
                             PREPAYMENT AND YIELD CONSIDERATIONS--Weighted Average Lives of the Offered Certificates" herein. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the Classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

MASTER SERVICING FEE         As compensation for its services, the Master
AND OTHER EXPENSES           Servicer will be entitled to retain, from amounts
                             received in respect of the Mortgage Loans which are allocable to interest, an amount equal to the Master Servicing Fee.

                             In addition to the Master Servicing Fee, there will be deducted from amounts received in respect of the Mortgage Loans which are allocable to interest an amount sufficient to provide for the payment of the Trustee's fee. As to each Mortgage Loan, the sum of the Master Servicing Fee Rate and the rate at which the Trustee's fee is determined is referred to as the "Expense Rate." The "Net Mortgage Rate" for each Mortgage Loan will equal the Mortgage Rate thereon less the Expense Rate.

                             See "THE POOLING AND SERVICING AGREEMENT--Servicing Compensation and Payment of Expenses" herein.

ADVANCES The Master Servicer is obligated to make cash advances ("Advances") with respect to delinquent payments of principal and interest on any Mortgage Loan to the extent that such Advances are determined by the Master Servicer to be recoverable. The Trustee will be obligated to make such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling Agreement. See "THE POOLING AND SERVICING AGREEMENT--Advances" herein.

                             With respect to any Mortgage Loan that is a Balloon Loan, in the event of default in the scheduled balloon principal payment (each, a "Balloon Payment") due on the maturity of such Mortgage Loan, the Master Servicer will advance each month an amount equal to interest (subject to the Master Servicer's determination as to recoverability) on the Mortgage Loan deemed to be due thereon and which is unpaid by the

                             Mortgagor after such default and, at the Master Servicer's sole option, an amount of principal on the Mortgage Loan equal to the principal portion of the Monthly Payment due thereon.

                             Any Advance made by the Master Servicer with respect to a Mortgage Loan is reimbursable to it as described herein under "THE POOLING AND SERVICING AGREEMENT--Advances." Under the limited circumstances described herein, the Master Servicer will be entitled to reimburse itself from funds on deposit in the Collection Account before distributions are made to holders of Certificates.

OPTIONAL TERMINATION         At its option, the Master Servicer may purchase
                             from the Mortgage Pool all remaining Mortgage
                             Loans in the Mortgage Pool and thereby effect early retirement of the Certificates on any Distribution Date on which the Pool Scheduled
                             Principal Balance is less than 10% of the Cutoff
                             Date Pool Principal Balance.  See "THE POOLING AND
                             SERVICING AGREEMENT Certificates--Termination;
                             Optional Termination" herein.

                             IF THE MASTER SERVICER EXERCISES ITS RIGHT TO REPURCHASE ALL OF THE MORTGAGE LOANS, THE CERTIFICATES OUTSTANDING AT THE TIME OF SUCH REPURCHASE WILL BE RETIRED EARLIER THAN WOULD OTHERWISE BE THE CASE. See "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS" herein.

OPTIONAL PURCHASE OF         Subject to certain conditions specified in the
MORTGAGE LOANS               Pooling Agreement, the Master Servicer has the
                             option, but is not obligated, (a) to purchase from the Mortgage Pool any Mortgage Loan 90 days or more delinquent at the Repurchase Price for such Mortgage Loan or (b) to sell any such Mortgage
                             Loan in a commercially reasonable manner if the Master Servicer determines that such a sale would produce a greater recovery on a present-value basis than would liquidation of the related
                             Mortgaged Property.  See "THE POOLING AND SERVICING
                             AGREEMENT--Optional Purchase of Defaulted Mortgage
                             Loans" herein.

CERTAIN FEDERAL              An election will be made to treat the Mortgage
INCOME TAX CONSEQUENCES      Pool as a "real estate mortgage investment conduit"
                             ("REMIC") for federal income tax purposes.  The
                             Regular Certificates will constitute "regular interests" in the REMIC and will be treated as debt instruments of the Mortgage Pool for federal income tax purposes with payment terms equivalent to the terms of such

                             Certificates. The Residual Certificates will constitute the sole class of "residual interest" in the REMIC.

                             Holders of the Offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. Certain Classes of the Offered Certificates may, depending on their respective issue prices, be treated as having been issued with original issue discount for federal income tax purposes. For further information regarding the federal income tax consequences of investing in the Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein.

LEGAL INVESTMENT             The Offered Certificates will not constitute
                             "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                             ("SMMEA"), because the substantial majority of the Mortgage Loans were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban
                             Development and, in the case of the Class B-2
                             Certificates, such Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization. Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the Offered
                             Certificates complies with applicable guidelines, policy statements or restrictions. See "LEGAL
                             INVESTMENT CONSIDERATIONS" herein.

                             Certain Classes of Certificates may be deemed "high-risk mortgage securities" as defined in the supervisory policy statement on securities activities approved by the Federal Financial Institutions Examination Council on December 3, 1991 and adopted by the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve Board and the Office of Thrift Supervision. See "LEGAL INVESTMENT CONSIDERATIONS" herein.

ERISA CONSIDERATIONS         A fiduciary of any employee benefit plan subject
                             to the Employee Retirement Income Security Act of
                             1974, as amended ("ERISA"), or the Internal Revenue
                             Code of 1986, as amended ("the Code"), should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.
                             The Class B-1 and Class B-2 Certificates may not be transferred except upon satisfaction of certain conditions.
                             See "ERISA CONSIDERATIONS" herein.

CERTIFICATE RATINGS          It is a condition to the issuance of the Offered
                             Certificates that they be rated by Moody's
                             Investors Service ("Moody's") and by Duff & Phelps
                             Credit Rating Co. ("Duff & Phelps" and, together with Moody's, the "Rating Agencies") at least as follows:

                             CLASS     MOODY'S        DUFF & PHELPS

                              A-1
                              A-2
                              A-3
                              A-4
                              B-1
                              B-2

                             See "CERTIFICATE RATINGS" herein.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

INDIVIDUAL ORIGINATORS

     Approximately 54% of the Mortgage Loans were originated by the individual sellers of the related Mortgaged Property, who are generally inexperienced in matters pertaining to mortgage banking, and subsequently acquired by a Seller. Consequently, such Mortgage Loans were not originated pursuant to consistent underwriting guidelines or similar mortgage loan documentation. Thus, it is possible that this Prospectus does not contain information regarding such Mortgage Loans which would have been available if such Mortgage Loans had been originated by a financial institution. However, prior to any acquisition of a Mortgage Loan by a Seller, such Mortgage Loan was subjected to the Seller's acquisition underwriting criteria described herein under "THE MORTGAGE POOL-- Acquisition Underwriting Standards."

     Because no more than approximately 39% of the Mortgage Loans (by Cutoff Date Pool Principal Balance) were originated by savings and loan associations, saving banks, commercial banks, credit unions, insurance companies or similar institutions which are supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development, the Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     Federal laws requiring that flood insurance be in effect on mortgaged properties identified by the Federal Emergency Management Agency ("FEMA") as having special flood hazards only apply to mortgage loans originated by federally regulated or insured lenders or originated for sale to a federal instrumentality, such as the Federal National Mortgage Association ("FNMA"). Consequently, this requirement is not applicable to ___% and ____% of the Single Family Mortgage Loans and Commercial Mortgage Loans, respectively, (in each case, by Cutoff Date Pool Principal Balance), and flood insurance has not been, or will not be, so maintained whether or not the related Mortgaged Properties are located in areas identified by FEMA as having special flood hazards.

REDUCED UNDERWRITING STANDARDS

     As described herein, the Sellers' acquisition underwriting standards are generally less stringent, with respect to Single Family Mortgage Loans, than those of FNMA or the Federal Home Loan Mortgage Corporation ("FHLMC") with respect to documentation, borrower's credit history, calculation of debt ratios, employment and salary verification and certain other matters and, with respect to Commercial Mortgage Loans, than those of institutional lenders with respect to documentation, borrower's credit history, the calculation of debt service coverage ratios, borrower business experience and in certain other respects. In addition, because the Sellers do not originate mortgage loans, but rather acquire mortgage loans some time after origination, the Sellers are not able to calculate certain of the ratios employed in underwriting a mortgage loan, such as income to debt ratios, in a manner similar to FNMA and FHLMC guidelines or guidelines used by institutional lenders, and the Sellers do not subject the Mortgage Loans to the type of review that would typically be made in respect of newly originated mortgage loans. As a result, the Mortgage Loans may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner consistent with the FNMA and FHLMC guidelines or guidelines of institutional lenders. See "THE MORTGAGE POOL--Certain Information Regarding Commercial Mortgage Loans" and "--Acquisition Underwriting Standards" herein.

     In connection with the acquisition of the Mortgage Loans by the Sellers, the related Seller calculated the Loan-to-Value Ratios thereof as discussed under "THE MORTGAGE POOL-General" and "-Acquisition Underwriting Standards." No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the respective appraisal date or on the date of valuation.

DELINQUENCY HISTORY

     As of the Cutoff Date, no Mortgage Loan was more than 59 days delinquent and approximately ___% of the Mortgage Loans (by Cutoff Date Pool Principal Balance) were between 30 days and 59 days delinquent.

     Certain of the Mortgage Loans have been delinquent one or more times since origination. During the period commencing January 1, 1995 through ________, 1996, approximately ___% of the Mortgage Loans (by Cutoff Date Pool Principal Balance) have been 30 days delinquent at least once. During such period, ___%, ___%, ___%, ___% and ___% of the Single Family Mortgage Loans (by Cutoff Date Pool Principal Balance) have been 30 days delinquent two times, three times, four times, five times and more than five times, respectively. Generally, the majority of such 30-day delinquencies are corrected by the following Due Date for a delinquent Mortgage Loan. During the period commencing January 1, 1995 through ________, 1996, approximately ___% of the Mortgage Loans (by Cutoff Date Pool Principal Balance) have been 60 days delinquent at least once. During such period, ___% and ___% of the Mortgage Loans (by Cutoff Date Pool Principal Balance) have been 60 days delinquent two times and more than two times, respectively. During the period commencing January 1, 1995 through ________, 1996, approximately ___% of the Mortgage Loans have been 90 days delinquent at least once.

     During the period commencing January 1, 1995 through ________, 1996, approximately ___% of the Single Family Mortgage Loans (by Cutoff Date Pool Principal Balance) have been 30 days delinquent at least once. During such period, ___%, ___%, ___%, ___% and ___% of the Single Family Mortgage Loans (by Cutoff Date Pool Principal Balance) have been 30 days delinquent two times, three times, four times, five times and more than five times, respectively. Generally, the majority of such 30-day delinquencies are corrected by the following Due Date for a delinquent Mortgage Loan. During the period commencing January 1, 1995 through ________, 1996, approximately ___% of the Single Family Mortgage Loans (by Cutoff Date Pool Principal Balance) have been 60 days delinquent at least once. During such period, ___% and ___% of the Single Family Mortgage Loans (by Cutoff Date Pool Principal Balance) have been 60 days delinquent two times and more than two times, respectively. During the period commencing January 1, 1995 through ________, 1996, approximately ___% of the Single Family Mortgage Loans have been 90 days delinquent at least once.

     During the period commencing January 1, 1995 through ____________, 1996, approximately ___% of the Commercial Mortgage Loans (by Cutoff Date Pool Principal Balance) have been 30 days delinquent at least once. During such period, ___% ___% ___% ___% and ___% of the Commercial Mortgage Loans (by Cutoff Date Pool Principal Balance) have been 30 days delinquent two times, three times, four times, five times and more than five times, respectively.
Generally, the majority of such 30-day delinquencies are corrected by the following Due Date for a delinquent Commercial Mortgage Loan. During the period commencing January 1, 1995 through ____________, 1996, approximately ___% of the Commercial Mortgage Loans (by Cutoff Date Pool Principal Balance) have been 60 days delinquent at least once. During such period, ___% and ___% of the Commercial Mortgage Loans (by Cutoff Date Pool Principal Balance) have been 60 days delinquent two times and more than two times, respectively. During the period commencing January 1, 1995 through __________________, 1996, approximately ___% of the Commercial Mortgage Loans have been 90 days delinquent at least once.

     Delinquency performance may be affected by, among other things, the lack of and type of late payment penalty provisions included in the Mortgage Loans. 98.47% of the Single Family Mortgage Loans, 92.89% of the Commercial Mortgage Loans and 97.15% of the Mortgage Loans (in each case, by Cutoff Date Pool Principal Balance), do not contain any prepayment provisions. In addition, 0.57% of the Single Family Mortgage Loans, 1.36% of the Commercial Mortgage Loans and 0.75% of the Mortgage Loans (in each case, by Cutoff Date Pool Principal Balance), contain late payment penalties only when the payment is 30 days or more delinquent. 73.87% of the Single Family Mortgage Loans, 66.90% of the Commercial Mortgage Loans and 72.22% of the Mortgage Loans (in each case, by Cutoff Date Pool Principal Balance) contain some type of late payment penalty.

     No assurances can be given that the past delinquency performance of the Mortgage Loans will be indicative of any delinquencies on the Mortgage Loans in the future.

COMMERCIAL BORROWER DEFAULT

     The repayment of Commercial Mortgage Loans is typically dependent upon the successful operation of the related real estate project rather than on the liquidation value of the underlying real estate. However, the Sellers' underwriting criteria emphasize the value of the underlying collateral. As a result, the debt service coverage ratios of the Commercial Mortgage Loans are not set forth herein because the Sellers, in acquiring such Mortgage Loans, receive operating statements (in those instances where operating statements are received) only from the prior owner of the project and not those of the current owner. In addition, most Commercial Mortgage Loans are not secured by an assignment of leases and rents with respect to the tenants of such properties. Thus, such dated operating statements, when obtained, are unreliable and largely irrelevant. Moreover, even where any such statements indicate sufficient debt service coverage on the related Mortgage Loans, there can be no assurance that this will continue in the future. Net operating income from a real estate project is subject to volatility and may be reduced, and the Mortgagor's ability to repay the loan impaired, as a result of an increase in vacancy rates for the project; a decline in rental rates as leases are renewed or entered into with new tenants; an increase in operating expenses of the project (such as energy and utility costs); changes in general or local economic conditions and/or specific industry segments such as plan and closings, industry slowdowns, oversupply of housing, retail, office or storage space, hotel rooms or nursing homes); increases in real estate and other tax rates; changes in governmental rules, regulations and fiscal policies; changes in zoning or tax laws; acts of God or an increase in capital expenditures needed to maintain the project and make improvements required by tenants; in those instances where operating statements are received, the availability of refinancing and changes interest rate levels.

     In addition, added risk may be presented by the type and use of a particular Commercial Property (as hereinafter defined). For instance, Commercial Properties that operate as nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. 1.71% of the Mortgage Loans and 0.40% of the Commercial Mortgage Loans (in each case, by Cutoff Date Pool Principal Balances) are secured by nursing homes. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements which may be terminable by the franchisor or operator. No Mortgage Loan is a loan secured by a franchised hotel or motel. Moreover, the transferability of the foregoing establishments' and of taverns' operating, liquor and other licenses upon transfer, whether through purchase or foreclosure, is subject to local law restrictions and requirements. 1.07% of the Mortgage Loans and 4.52% of the Commercial Mortgage Loans (in each case, by Cutoff Date Pool Principal Balance) are secured by property operated as restaurants or taverns.

     In the case of Commercial Mortgage Loans that are secured by owner-occupied Commercial Properties or Commercial Properties leased to a single tenant, a decline in the financial condition of the Mortgagor or single tenant, as the case may be, may have a disproportionately greater effect on the net operating income from such Commercial Properties than would be the case with respect to Commercial Properties with multiple tenants. Substantially all of the Commercial Mortgage Loans are nonrecourse loans or loans for which recourse may be restricted or nonenforceable, as to which, in the event of Mortgagor default, recourse may be available only against the specific Commercial Property and such other assets, if any, as may have been pledged to secure the Commercial Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Anti-Deficiency Legislation and Other Limitations." The liquidation value of any Mortgaged Property, whether a Commercial Property or a Single Family Property, may be adversely affected by risks generally incident to interests in real property, including changes or continued weakness in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate and other taxes, energy costs and other operating expenses; the availability of financing; changes in governmental rules, regulations and fiscal policies; acts of God; and other factors beyond the control of the Master Servicer.

ENVIRONMENTAL RISKS

     Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. The Sellers, in connection with the acquisition or origination of the Mortgage Loans, do not receive current environmental assessments with respect to the Mortgaged Properties, and generally have not determined whether environmental assessments have been conducted with respect to the Mortgaged Properties, and it is likely that any environmental assessments were conducted with respect to any of the Mortgaged Properties. In the event that, following a default in payment on any Mortgage Loan, the Master Servicer, in compliance with the servicing standard set forth in the Pooling Agreement, at its option will either (i) obtain an environmental assessment prior to any foreclosure (as described in the following paragraph) or
(ii) will not obtain an environmental assessment and allow the related Mortgaged Property to be foreclosed upon.

     The Pooling Agreement provides that the Master Servicer may, at the expense of the Trust Fund, obtain an environmental assessment with respect to any Mortgage Property prior to acquire thereto or assuming its operation. This provision, if exercised by the Master Servicer, would effectively preclude enforcement of the security for the related Mortgage Note until a satisfactory environmental assessment is obtained (or any required remedial action is taken), reducing the likelihood that the Trust Fund will become liable for any Environmental Condition (as defined under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS-Environmental Risks") affecting a Mortgaged Property, but making it more difficult to foreclose. There can be no assurance given that, if an environmental assessment is obtained, such assessment will in fact insulate the Trust Fund from liability for Environmental Conditions.

     See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks" for a more detailed discussion of the environmental risks involved with respect to the ownership or use of, or lending with respect to, real property.

YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Certificates, the amount of principal and interest payments on the Certificates and the yield to maturity of the Certificates will be directly related to the rate of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, optional purchases or sales by the Master Servicer of Mortgage Loans 90 days or more delinquent, repurchases by the Sellers of Mortgage Loans as a result of defective documentation or breaches of representations or warranties and optional purchase by the Master Servicer of all of the Mortgage Loans in connection with the termination of the Mortgage Pool. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. ___% of the Mortgage Loans (by Cutoff Date Pool Principal Balance) require the payment of a prepayment penalty in connection with any prepayment in full of such Mortgage Loans. In addition, certain of the Mortgage Loans contain "due-on-sale" provisions and the Master

Servicer may enforce such provisions, unless (a) such enforcement is not permitted by applicable law or (b) the Master Servicer, in its discretion, waives its right to enforce such provision and permits the purchaser of the Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-On-Sale Clauses" herein. The rate of prepayments may be slower than expected due to, among other reasons, the inability of certain Mortgagors to obtain conventional refinancing. See "THE MORTGAGE POOL--Certain Information Regarding Commercial Mortgage Loans" and "--Acquisition Underwriting Standards" herein.

     The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing interest rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if prevailing interest rates for similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. An investor that purchases an Offered Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases an Offered Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.

     The timing of changes in the rate of prepayments may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with an investor's expectations. In general, the earlier a prepayment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     The absence of uniformity among the terms of the Mortgage Loans may cause the risk of prepayment and default to vary more significantly among the Mortgage Loans than among mortgage loans based on standardized documentation.

SUBORDINATION OF CERTAIN
CLASSES OF OFFERED CERTIFICATES

     The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the Senior Certificates and to the Subordinate Certificates with a higher priority of payment as described herein under "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions Among Classes of Certificates." Delinquencies that are not advanced by or on behalf of the Master Servicer (because the amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates, in reverse order of their priority of payment as described herein under "DESCRIPTION OF THE

CERTIFICATES--Priority of Distributions Among Classes of Certificates" and then by the Senior Certificates.

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in decreasing order of priority of payment, will be sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of such a Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with such investor's expectations. In general, the earlier a loss occurs the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the applicable Class of Certificates to the extent of any losses allocated thereto without the receipt of cash attributable to such reduction.

     See "DESCRIPTION OF THE CERTIFICATES--Allocation of Losses" herein.

LIMITED OBLIGATIONS

     The Mortgage Loans will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Sellers, the Master Servicer, the Trustee or any of their affiliates, except for limited obligations of each Seller for certain breaches of its representations and warranties and defective documentation with respect to the Mortgage Loans sold by it to the Depositor. In addition, Metropolitan will have limited obligations with respect to such breaches and defective documentation relating to the Mortgage Loans sold by Western to the Depositor if Western should fail to perform its obligations with respect thereto and Summit will have limited obligations with respect to such breaches and defective documentation relating to the Mortgage Loans sold by Old Standard to the Depositor if Old Standard should fail to perform its obligations with respect thereto. Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Sellers, the Master Servicer, the Trustee or any of their affiliates. Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Sellers, the Master Servicer, the Trustee or any of their respective affiliates.

LIQUIDITY

     The Underwriters intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There is currently no secondary market in the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will provide
Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

BALLOON LOANS

     Approximately ___% of the Single Family Mortgage Loans, ___% of the Commercial Mortgage Loans and ___% of the Mortgage Loans (in each case, by Cutoff Date Pool Principal Balance) are Balloon Loans, as defined herein under "THE MORTGAGE POOL--General." As a result, a borrower generally will be required to pay the entire remaining principal amount of the Mortgage Loan at is maturity. The ability of a borrower to make such a payment may depend on the ability of the borrower to obtain refinancing of the balance due on the Mortgage Loan. An increase in interest rates over the Mortgage Rate applicable at the time the Mortgage Loan was originated may have an adverse effect on the borrower's ability to obtain refinancing or to pay the required monthly payment.

     With respect to Balloon Loans, general credit risk may also be greater to Certificateholders than to holders of instruments representing interests in level-payment, fully amortizing first mortgage loans. Pursuant to the Pooling Agreement, the Master Servicer is permitted to extend the date on which a Balloon Payment is due on a Balloon Loan for a period of up to six months if the Mortgagor defaults on the Balloon Payment or a default in respect of such payment is imminent and such extension is reasonably likely to produce a greater recovery with respect thereto than would otherwise be the case. See "THE POOLING AND SERVICING AGREEMENT--Modification of Mortgage Loans" herein.

GEOGRAPHIC CONCENTRATION

     Approximately ___% of the Single Family Mortgage Loans, ___% of the Commercial Mortgage Loans and ___% of the Mortgage Loans (in each case, by Cutoff Date Pool Principal Balance) are secured by Mortgaged Properties located in the State of California. Property values of real estate in California have declined in recent years. If the California real estate market should continue to experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on such Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

BOOK-ENTRY SYSTEM

     Since transactions in the Book-Entry Certificates generally can be effected only through DTC, Participants and Indirect Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, or a paying agent on behalf of the Trustee, to Cede & Co., as nominee for DTC. Also, issuance of Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "THE POOLING AND SERVICING AGREEMENT--Book-Entry Certificates" herein.

RATINGS OF CERTIFICATES

     It is a condition to the issuance of the Offered Certificates that they be respectively rated as indicated under "SUMMARY OF THE OFFERING--Certificate Ratings" herein. A rating is based primarily on the credit underlying the Mortgage Loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The rating is not a recommendation to purchase, hold or sell any of the Offered Certificates, as the case may be, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There can be no assurance as to whether any additional rating agency will rate any or all of the Offered Certificates, or if it does, that the rating that would be assigned by any such other rating agency would be equivalent to the respective initial ratings. There is no assurance that the ratings will remain for any given period of time or that ratings will not be lowered or withdrawn by one or both of the Rating Agencies if, in their judgment, circumstances so warrant.


                  [Remainder of page intentionally left blank]

                                THE MORTGAGE POOL

GENERAL

     Certain information with respect to the Mortgage Loans included in the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although the range of the Mortgage Rates and the maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Cutoff Date Pool Principal Balance.

     The Depositor will purchase the Mortgage Loans from each of the Sellers pursuant to separate Mortgage Loan Purchase Agreements, each dated as of _______, 1996 (each, a "Loan Purchase Agreement"), among such Seller and the Depositor. Pursuant to the Pooling Agreement, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Mortgage Pool, including all principal and interest received by the Master Servicer on or with respect to the Mortgage Loans after the Cutoff Date (to the extent not applied in computing the Cutoff Date Pool Principal Balance), exclusive of interest accruing thereon on or prior to the Cutoff Date.

     Under the Pooling Agreement, each Seller will make certain representations and warranties to the Trustee concerning, among other things, the due execution and enforceability of the Pooling Agreement by it and certain characteristics of the related Mortgage Loans as further described under "THE POOLING AND SERVICING AGREEMENT--Representations and Warranties" below. Subject to the limitations described below under "THE POOLING AND SERVICING AGREEMENT--Assignment of the Mortgage Loans," the applicable Seller and any other Seller responsible for a breach of another Seller's representation or warranty will only be obligated to repurchase or substitute a conforming mortgage loan for any Mortgage Loan sold to the Depositor by that Seller as to which there exists deficient documentation or an uncured material breach of any such representation or warranty (each such Mortgage Loan, a "Deleted Loan"). The Depositor generally will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. Each Seller is selling its Mortgage Loans without recourse and, accordingly, will have no obligations with respect to the Certificates other than pursuant to its representations, warranties, covenants and substitution and repurchase obligations. See "THE POOLING AND SERVICING AGREEMENT--Assignment of the Mortgage Loans" herein.

     The Mortgage Loans were purchased by the Sellers in the ordinary course of their respective businesses. Western, Summit and Old Standard acquired their respective Mortgage Loans using the services of Metropolitan. Prior to its acquisition, each Mortgage Loan was re-underwritten by Metropolitan in accordance with its acquisition underwriting standards. See "--Acquisition Underwriting Standards" and "RISK FACTORS-- Reduced Underwriting Standards" and "--Commercial Borrower Default." For its services for re-underwriting a Mortgage Loan, Metropolitan received a fee from Western, Summit or Old Standard, whichever entity was the purchaser. The Sellers also originated certain of the Mortgage Loans to facilitate the sale of their respective real estate acquired in foreclosure ("REO"). 7.29% of the Mortgage Loans are loans to facilitate the sale of REO. Of the remaining Mortgage Loans, all of which were purchased by a Seller, 53.94% of the Mortgage Loans were originated by individuals in connection with the sale of their property and 38.76% were originated by a financial institution and resold in the secondary market.

     Because approximately 53.94% of the Mortgage Notes, Mortgages and Land Sale Contracts were prepared by individual sellers of the Mortgaged Properties (or their representatives), the form of such Mortgage Notes, Mortgages and Land Sale Contracts vary significantly among the Mortgage Loans. For example, certain of the Mortgage Loans contain "due on sale" provisions and 2.85% of the Mortgage Loans contain prepayment penalties. Provisions regarding defaults for reasons other than non-payment, although the penalties vary. 72.22% of the Mortgage Loans contain late payment penalty provisions which vary from 0 to 30 days' grace periods and have penalties ranging from fixed fees of $1.00 to $665.23 or to penalties based upon the percentage of the outstanding balance or the monthly payment amount of the Mortgage Loan. See "RISK FACTORS-Delinquency History."
In addition, 1.43% of the Mortgage Loans contain provisions which require the mandatory partial release of the related Mortgaged Properties when their respective principal balances have been reduced to specified levels. Approximately 31.02% of the Mortgage Loans contain provisions that require monthly payments due under the Mortgage Loan to be held in escrow for the payment of taxes and insurance. The absence of uniformity among the terms of the Mortgage Loans may cause the risk of prepayment and default to vary more significantly among the Mortgage Loans than among mortgage loans based on standardized documentation. See "RISK FACTORS--Individual Originators" and "-- Reduced Underwriting Standards" herein.

     The Mortgage Pool will consist of a total of approximately _____ fixed rate Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cutoff Date expected to be approximately $______________ (the "Cutoff Date Pool Principal Balance"), of which approximately $___________ will relate to Single Family Mortgage Loans and approximately $____________ will relate to Commercial Mortgage Loans. As of the Cutoff Date, the Scheduled Principal Balances of the Single Family Mortgage Loans ranged from $__________ to $___________ and the Scheduled Principal Balances of the Commercial Mortgage Loans ranged from $____________ to $____________ (each individually, a "Cutoff Date Scheduled Principal Balance"). The Single Family Mortgage Loans, the Commercial Mortgage Loans and the Mortgage Loans will have an average Cutoff Date Scheduled Principal Balance of $____________, $____________ and $__________, respectively.

     Each of the Mortgage Loans is evidenced by a promissory note or, in the case of a Land Sale Contract (as discussed in the following paragraph), a promise to pay which is an integral part of the Land Sale Contract (each, a "Mortgage Note").

     A sale of real estate pursuant to a Land Sale Contract differs in certain respects from a sale in which title to the real estate is transferred to the buyer and the buyer gives the seller a promissory note secured by real estate. Generally, a "Land Sale Contract" is evidenced by a purchase agreement for the sale of real estate that obligates the purchaser to make periodic payments to the seller. The seller remains the record owner of and the holder of legal title to the real estate until all required payments have been made by the purchaser. Upon payment in full of the amounts due under the Land Sale Contract, the purchaser receives a deed showing the purchaser as the owner of the real estate. Procedures for clearing title to the real estate in the event of a default by the purchaser differ from state to state and may be different from the procedures required to foreclose under a deed of trust or mortgage. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Land Sale Contracts" herein. Assignment of a Land Sale Contract includes a transfer of title by deed to the assignee. Approximately ___% of the Mortgage Loans are evidenced by Land Sale Contracts.

     Each Mortgage Loan either is secured by a first lien mortgage, deed of trust or other similar security instrument (each, a "Mortgage") on, or is a Land Sale Contract for the sale of, (i) one- to four-family residential real estate, including individual condominium units and manufactured housing ("Single Family Properties") or (ii) multifamily housing properties or commercial real estate, including office buildings, multifamily housing, shopping centers, retail stores, hotels and motels, nursing homes and other health-care related facilities, mobile home and recreational vehicle parks, warehouse facilities, mixed use and other types of income-producing properties (collectively, "Commercial Properties" and, together with Single Family Properties each, a "Mortgaged Property" and, collectively, the "Mortgaged Properties"). Approximately ___% of the Mortgage Loans are secured by Single Family Properties and ___% of the Mortgage Loans are secured by Commercial Properties.

     Approximately 3.47% of the Single Family Mortgage Loans, none of the Commercial Mortgage Loans and 2.65% of the Mortgage Loans are secured by manufactured housing. Each manufactured home is secured by a separate security instrument or by the related mortgage or Land Sale Contract which secures the real property on which the manufactured home is located. Under the Pooling Agreement, all manufactured homes are required to comply with the requirements of certain federal statutes which require the manufactured homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. Such statutes also require the manufactured homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The manufactured homes are also required to include the plumbing, heating, air conditioning and electrical systems therein.

     Approximately 13.69% of the Single Family Mortgage Loans, 0.08% of the Commercial Mortgage Loans and 10.47% of the Mortgage Loans are secured by condominium units.

     1.53% of the Mortgage Loans consist of dwellings situated on leasehold estates. Under the Pooling Agreement, each Seller will represent as to the Mortgage Loans sold by it that are situated on leasehold estates that such leasehold estates contain certain standard provisions necessary to protect the lien of the Trustee, including adequate time for the Trustee (as leasehold mortgagee) to cure any default by the borrower, to assume the existing lease or enter into a new lease on similar terms with respect to Mortgaged Property.

     Except for the Balloon Loans, all of the Mortgage Loans provide for substantially equal monthly installments of principal and interest resulting in the full amortization of the principal amount thereof over the term of the respective Mortgage Loan. The Mortgage Loans provide for monthly payments due on various days each month (each, a "Due Date"). Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the related Due Date will not affect the amortization schedule or the relative application of such payments to principal and interest. A "Mortgagor" is the obligor under either a Mortgage Note or a Land Sale Contract.

     Because certain of the Mortgage Loans do not have a maturity date stated on the related Mortgage Note, the Master Servicer has calculated a maturity date for each Mortgage Loan (each, a "Calculated Maturity Date"). With respect to any Mortgage Loan, other than a Balloon Loan, the Calculated Maturity Date is the date upon which the Scheduled Payment for such Mortgage Loan fully amortizes the Scheduled Principal Balance of such Mortgage Loan as of the Cutoff Date and with respect to any Balloon Loan, the date specified as the maturity date therefor on the related Mortgage Note. The latest Calculated Maturity Date of any Single Family Mortgage Loan is __________, _____ and the latest Calculated Maturity Date and the earliest Calculated Maturity Date of any Commercial Mortgage Loan is ___________, ___________ and _____________, ____________
respectively.

     Approximately ___% of the Single Family Mortgage Loans, ___% of the Commercial Mortgage Loans and ___% of the Mortgage Loans are Balloon Loans. A "Balloon Loan" either (a) provides for a Scheduled Payment based on an amortization term ending at least two months beyond the Calculated Maturity Date for such Mortgage Loans and a Balloon Payment due on such Calculated Maturity Date equal to or exceeding $2,500 (each calculated based on the Cutoff Date Scheduled Principal Balances) or (b) provides for interest-only Scheduled Payments on each Due Date prior to the Calculated Maturity Date for such Mortgage Loan and a Balloon Payment due on such Calculated Maturity Date equal to the entire principal balance of such Mortgage Loan. The latest Calculated Maturity Date for any Balloon Loan which relates to a Single Family Mortgage Loan and a Commercial Mortgage Loan is ____________, ____, and ____________, ____, respectively, and the earliest Calculated Maturity Date for any Balloon Loan which relates to a Single Family Mortgage Loan and a Commercial Mortgage Loan is __________, 199__ and ____________, 199_, respectively. The Balloon
Payments for the Balloon Loans which related to Single Family Mortgage Loans range from $________ to $__________, and the average such Balloon Payment is $_________. Balloon Payments for Balloon Loans which relate to Commercial Mortgage Loans range from $____________ to $_____________, and the average such Balloon Payment is $______________. The average Balloon Payment for Mortgage Loans that are Balloon Loans is $__________.

     Because no Mortgage Loan has been outstanding for less than 60 months, modifications to the original terms of certain of the Mortgage Loans have been made in the normal course of servicing the Mortgage Loans. Approximately 99.21% of the of the Single Family Mortgage Loans, 18.74% of the Commercial Mortgage Loans and 80.15% of the Mortgage Loans have had modifications to their original terms. See "SERVICING OF THE MORTGAGE LOANS--Mortgage Loan Servicing--Accelerations and Modifications Department" and "RISK FACTORS--Reduced Underwriting Standards" herein. Such modifications may include the conversion of adjustable-rate loans to fixed-rate loans, the extension of the term on Balloon Loans or the elimination of the Balloon Payment through conversion of such Mortgage Loan to a fully amortizing Mortgage Loan, the modification of a Mortgage to include the manufactured home situated on the related real property or the addition to principal for delinquent principal, interest, taxes or insurance. Under the Pooling Agreement, each Seller will represent as to the Mortgage Loans sold by it that any such modifications are set forth in writing and contained in the related Mortgage Files transferred to the Trustee. For a description of the type of modifications that are permitted to be made to the Mortgage Loans by the Master Servicer pursuant to the Pooling Agreement, see "THE POOLING AND SERVICING AGREEMENT--Modification of Mortgage Loans."

     The "Loan-to-Value Ratio" of the Mortgage Loan at any given time is a fraction expressed as a percentage, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of such date of determination and the denominator of which is the Appraised Value. The "Appraised Value" with respect to a Mortgage Loan, is the value of the applicable Mortgaged Property based upon the most recent valuation by an appraiser, which generally is an exterior appraisal, which was obtained by the applicable Seller in connection with the acquisition, modification or servicing of such Mortgage Loan. For 1.28% of the Single Family Mortgage Loans, 0.47% of the Commercial Mortgage Loans and 1.09% of the Mortgage Loans, no appraisal was obtained and the Loan-to-Value Ratio was based upon the sales prices for the related property.
 For a description of the type of appraisal obtained in connection with the acquisition, modification or servicing of a Mortgage Loan, see "--Acquisition Underwriting Standards." No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal date. If residential or commercial real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the losses that could occur with respect to such Mortgage Loans. See "RISK FACTORS--Geographic Concentration" herein. No Single Family Mortgage Loan will have a Loan-to-Value Ratio as of the Cutoff Date of more than ___% and no Commercial Mortgage Loan will have a Loan-to-Value Ratio as of the Cutoff Date of more than ___%. The weighted average of the Loan-to-Value Ratios for all Mortgage Loans as of the Cutoff Date was approximately ___% and the weighted average of the Loan-to-Value Ratios for the Single Family Mortgage Loans and the Commercial Mortgage Loans was approximately ___% and ___%, respectively. None of the Mortgage Loans is insured by any primary mortgage guarantee insurance policy.

     No Mortgage Loan was more than 59 days delinquent as of the Cutoff Date. As of the Cutoff Date, approximately ___% of the Single Family Mortgage Loans, ___% of the Commercial Mortgage Loans and ___% of the Mortgage Loans were between 30 and 59 days delinquent. See "RISK FACTORS--Delinquency History" herein.

     As of the Cutoff Date, (a) no more than ___% of the Single Family Mortgage Loans had taxes or other governmental assessments which were delinquent (such amounts ranging from $___ to $________) and (b) no more than ___% of the Single Family Mortgage Loans had hazard insurance in effect that was force-placed by the Master Servicer. As of the Cutoff Date, (a) no more than ___% and ___% of the Single Family Mortgage Loans and Commercial Mortgage Loans, respectively, had taxes or other governmental assessments which were delinquent (such amounts ranging from $________ to $_______ for the Single Family Mortgage Loans and from $__________ to $__________ for the Commercial Mortgage Loans) and (b) no more than ___% and ___% of the Single Family Mortgage Loans and Commercial Mortgage Loans, respectively, had hazard insurance in effect that was force-placed by the Master Servicer. Any delinquent taxes with respect to a Mortgage Loan may be reflected in a negative balance in the escrow account for which the Master Servicer is reimbursed monthly by the borrower. Alternatively, the delinquent taxes may have been capitalized as principal due on the Mortgage Loan, which in some cases may have resulted in the creation of a Balloon Loan. Following the Closing Date, the Master Servicer will not be permitted under the Pooling Agreement to capitalize as principal due on a Mortgage Loan any taxes or hazard insurance premiums that become delinquent.

     Approximately ___%, ____% and ____% of the Single Family Mortgage Loans, the Commercial Mortgage Loans and the Mortgage Loans, respectively, are not required by federal law to have flood insurance on the related Mortgaged Property whether or not such property is in an area identified by FEMA as having special flood hazards. Consequently, such flood insurance has not been nor will be maintained with respect to the related Mortgaged Properties. See "RISK FACTORS--Individual Originators." For a description of the hazard insurance required to be maintained on the Mortgaged Properties by the Master Servicer under the Pooling Agreement, see "THE POOLING AND SERVICING AGREEMENT--Hazard Insurance."

     To the best of each Seller's knowledge, based upon its respective review of the related Mortgage Files, approximately 95.23% of the Mortgage Loans were originated for the purpose of purchasing the related Mortgaged Property.

     None of the Mortgage Loans will be subject to a buy-down agreement. No Mortgage Loan provides for deferred interest or negative amortization. The title insurance policies for the Mortgage Loans assigned to the Trustee do not contain environmental endorsements. For a description of the amount of title insurance obtained in connection with the acquisition of a Mortgage Loan by a Seller, see "--Acquisition Underwriting Standards."

CERTAIN INFORMATION REGARDING COMMERCIAL MORTGAGE LOANS

     Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, substantially all of the Commercial Mortgage Loans included in the Mortgage Pool are non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of such Mortgage Loan. Generally, no additional assets (such as an assignment of leases, rents or personal property) are pledged to secure the Commercial Mortgage Loans.

     Institutional lenders typically assess the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The Commercial Mortgage Loans in the Mortgage Pool generally have not been re-underwritten by the Sellers on such a basis because such Mortgage Loans are generally acquired by the Sellers after they have been originated. As a result, to the extent that operating income information is obtained, only operating statements from the prior sellers of such properties and not that of the current owner are obtained. In addition, even if obtained, the operating income of a Commercial Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the operating income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Commercial Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant Commercial Properties. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Commercial Mortgage Loan. In some cases, leases of Commercial Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     As discussed herein, the Sellers also assess the Loan-to-Value Ratio of a Mortgage Loan as a measure of risk of loss if a Mortgaged Property must be liquidated following a default. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable commercial properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult. Notwithstanding the foregoing, however, the Sellers generally conduct only a drive-by appraisal of the Mortgaged Properties which may be less comprehensive than any method discussed above.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the Commercial Mortgage Loans, or that, for a particular Commercial Mortgage Loan, they are complete or relevant.

TABULAR DATA

     The following tables set forth certain statistical information regarding the Mortgage Loans as of the Cutoff Date. The balances and percentages may not be exact due to rounding.


                        SOURCE OF MORTGAGE LOANS BY SELLER

                                           Cutoff Date        Percent of Cutoff
                       Number of          Pool Principal          Date Pool
                     Mortgage Loans          Balance          Principal Balance
                     --------------          -------          -----------------

Metropolitan
Summit
Western
Old Standard
     Total

                             TYPE OF MORTGAGE LOANS

                                           Cutoff Date        Percent of Cutoff
                       Number of          Pool Principal          Date Pool
                     Mortgage Loans          Balance          Principal Balance
                     --------------          -------          -----------------

Single Family
Commercial
    Total

                           SCHEDULED PRINCIPAL BALANCES
                         (SINGLE FAMILY MORTGAGE LOANS)




                            Number of                                   Percent of Cutoff
Range of Scheduled        Single Family       Cutoff Date Scheduled         Date Pool
Principal Balances       Mortgage Loans        Principal Balance         Principal Balance
- ------------------       --------------        -----------------         ------------------
  $      1-$ 50,000
    50,001- 100,000
   100,001- 150,000
   150,001- 200,000
   200,001- 250,000
   250,001- 300,000
   300,001- 350,000
   450,001- 500,000
   500,001- 550,000
   550,001- 600,000
   600,001- 650,000
   650,001- 700,000
              Total


     The average Scheduled Principal Balance for the Single Family Mortgage Loans as of the Cutoff Date was $_________.

                             SCHEDULED PRINCIPAL BALANCES
                             (COMMERCIAL MORTGAGE LOANS)



                           Number of                                       Percent of Cutoff
Range of Scheduled        Commercial          Cutoff Date Scheduled            Date Pool
 Principal Balances      Mortgage Loans         Principal Balance          Principal Balance
- ------------------       --------------         -----------------          ------------------
  $       1-$ 50,000         197                     $6,081,530.86                15.65%
     50,001- 100,000         134                      9,605,227.06                24.71
    100,001- 150,000         63                       7,634,444.20                19.64
    150,001- 200,000         28                       4,840,680.07                12.45
    200,001- 250,000         13                       2,836,404.50                 7.30
    250,001- 300,000         10                       2,742,547.76                 7.06
    300,001- 350,000          5                       1,580,331.64                 4.07
    350,001- 450,000          2                         827,455.18                 2.13
    450,001- 500,000          0                               0                    0
    500,001- 826,000          4                       2,717,521.44                 6.99
                           ----                     --------------               -------
               Total        456                     $38,868,142.71               100.00%
                           ----                     --------------               -------
                           ----                     --------------               -------


    The average Scheduled Principal Balance for the Commercial
Mortgage Loans as of the Cutoff Date was $__________ and the average Scheduled Principal Balance for the Mortgage Loans as of the Cutoff Date was $__________.

                                    MORTGAGE RATES
                            (SINGLE FAMILY MORTGAGE LOANS)





                          Number of              Cutoff Date            Percent of Cutoff
  Range of               Single Family            Scheduled                 Date Pool
Mortgage Rates          Mortgage Loans         Principal Balance        Principal Balance
- --------------          --------------         -----------------        -----------------
  2.501- 3.000%
  4.501- 5.000
  5.001- 5.500
  5.501- 6.000
  6.001- 6.500
  6.501- 7.000
  7.001- 7.500
  7.501- 8.000
  8.001- 8.500
  8.501- 9.000
  9.001- 9.500
  9.501-10.000
 10.001-10.500
 10.501-11.000
 11.001-11.500
 11.501-12.000
 12.001-12.500
 12.501-13.000
 13.001-13.500
 13.501-14.000
 14.001-14.500
 14.501-15.000
 15.001-15.500
 15.501-16.000

     Total


    The weighted average Mortgage Rate for Single Family Mortgage Loans as of the Cutoff Date was ___%.

                               MORTGAGE RATES
                         (COMMERCIAL MORTGAGE LOANS)





                        Number of            Cutoff Date           Percent of Cutoff
  Range of              Commercial            Scheduled                Date Pool
Mortgage Rates        Mortgage Loans       Principal Balance       Principal Balance
- --------------        --------------       -----------------       -----------------
  Less than 2.501       1               $    84,033.60               0.22%
  4.501- 5.000          1                    12,000.69               0.03%
  5.501- 6.000          7                   215,844.82               0.58%
  6.001- 6.500          2                    97,347.56               0.25%
  6.501- 7.000          8                   471,573.69               1.21%
  7.001- 7.500         10                   928,424.68               2.39%
  7.501- 8.000         32                 2,598,147.21               6.68%
  8.001- 8.500         15                 2,216,834.45               5.70%
  8.501- 9.000         83                 4,793,835.23              12.33%
  9.001- 9.500         43                 4,258,339.25              10.95%
  9.501-10.000        169                14,906,071.53              38.35%
 10.001-10.500         23                 1,731,133.70               4.45%
 10.501-11.000         38                 2,509,565.51               6.46%
 11.001-11.500          8                   607,233.72               1.56%
 11.501-12.000         26                 2,309,111.37               5.94%
 12.001-12.500          4                   222,272.60               0.57%
 12.501-13.000          5                   592,661.41               1.52%
 13.001-13.500          0                         0.00               0.00%
 13.501-14.000          2                   253,712.69               0.65%
 15.501-16.000          1                    60,000.00               0.15%
                      ---               --------------             -------
     Total            456               $38,866,142.71             100.00%
                      ---               --------------             -------
                      ---               --------------             -------


    The weighted average Mortgage Rate for Commercial Mortgage Loans as of the Cutoff Date was ___%.

    The weighted average Mortgage Rate for all Mortgage Loans as of the Cutoff Date was _____%.

                        NUMBER OF MONTHS SINCE ORIGINATION(1)
                           (SINGLE FAMILY MORTGAGE LOANS)

 Range of Months
Since Origination        Count     Current Balance     Percent of Balance
- -----------------        -----     ---------------     ------------------
    1- 12                    0     $          0.00             0.00%
   13- 24                    0                0.00             0.00%
   25- 36                    1           24,624.42             0.02%
   37- 48                    9          581,726.97             0.46%
   49- 60                   18        1,046,287.71             0.84%
   61- 72                   72        4,390,756.33             3.51%
   73- 84                   31        1,026,935.80             0.82%
   85- 96                   51        2,715,948.79             2.17%
   97- 108                  30          833,831.90             0.67%
   109-120                  78        2,481,239.63             1.98%
   121-132                 170        6,541,305.53             5.23%
   133-144                  43        1,160,180.44             0.93%
   145-156                  54        1,903,375.08             1.52%
   157-168                  36        1,242,041.40             0.99%
   169-180                 196        7,156,296.75             5.72%
   181-192                 315       13,511,043.98            10.80%
   193-204                  32        1,341,549.93             1.07%
   205-216                  37        1,281,105.83             1.02%
   217-228                  38        1,796,063.01             1.44%
   229-240                 119        5,335,525.84             4.26%
   241-252                 153        6,178,004.38             4.94%
   253-264                  32        1,238,583.71             0.99%
   265-276                  32        1,762,094.15             1.41%
   277-288                  26          945,833.73             0.76%
   289-300                  64        2,960,844.89             2.37%
   301-312                  96        3,744,956.34             2.99%
   313-324                  33        1,751,194.48             1.40%
   325-336                  43        1,901,374.68             1.52%
   337-348                  64        2,979,595.00             2.38%
   349-360                 255       14,887,322.63            11.80%
   361-372                 416       26,614,192.25            21.27%
   373-384                  25        1,474,071.69             1.18%
   385-396                  10          808,512.60             0.48%
   397-408                   7          799,965.61             0.64%
   409-420                   9          413,103.67             0.33%
   421-432                   8          680,636.32             0.54%
   433-444                   6          411,246.82             0.33%
   445-456                   6          700,145.94             0.56%
   457-468                   3           93,806.58             0.07%
   469-480                   5          212,543.38             0.17%
   480 or greater           10          425,238.19             0.34%
                         -----     ---------------           -------
           Total         2,633     $125,150,688.16           100.00%
                         -----     ---------------           -------
                         -----     ---------------           -------

- ------------------
 (1) For purposes of this table, the month of origination is the month in which the first Scheduled Payment is due.

     The weighted average months since origination for the Single Family Mortgage Loans as of the Cutoff Date was ___ months.

                       NUMBER OF MONTHS SINCE ORIGINATION(1)
                         (COMMERCIAL MORTGAGE LOANS)

 Range of Months
Since Origination        Count     Current Balance     Percent of Balance
- -----------------        -----     ---------------     ------------------
     1- 12                  0       $         0.00               0.00%
    13- 24                  0                 0.00               0.00%
    25- 36                  1            15,812.15               0.04%
    37- 48                  2           327,410.28               0.64%
    49- 60                  6           310,532.32               0.80%
    61- 72                 23         1,926,855.59               4.98%
    73- 84                 10           460,828.13               1.19%
    85- 96                 15         1,395,841.51               3.59%
    97-108                  9           378,706.85               0.97%
   109-120                 27         1,529,858.27               3.94%
   121-132                 50         3,926,409.34              10.10%
   133-144                 10           721,666.20               1.86%
   145-156                 12           690,299.69               1.78%
   157-168                  8           401,760.18               1.03%
   169-180                 36         3,017,451.11               7.76%
   181-192                 58         4,895,402.78              12.08%
   193-204                 12         1,383,168.75               3.56%
   205-216                  6           387,046.46               1.00%
   217-228                 13           863,585.50               2.22%
   229-240                 16         1,170,621.22               3.01%
   241-252                 42         3,360,527.47               8.85%
   253-264                  6           371,300.10               0.98%
   265-276                 10         1,159,118.33               2.98%
   277-288                  6           812,655.00               2.09%
   289-300                 12         1,173,927.05               3.02%
   301-312                 18         2,191,002.46               5.64%
   313-324                  3           258,976.68               0.67%
   325-336                  5           452,235.57               1.16%
   337-348                  6           778,581.01               2.00%
   349-360                 13         1,613,012.81               4.15%
   361-372                 15         2,327,779.78               5.99%
   373-384                  2           190,089.76               0.49%
   385-396                  1           268,507.64               0.69%
   397-408                  1           202,979.11               0.52%
   409-420                  2           102,215.61               0.26%
                          ---       --------------             -------
           Total          465       $38,856,142.71             100.00%
                          ---       --------------             -------
                          ---       --------------             -------
- ------------------
 (1) For purposes of this table, the month of origination is the month in which the first Scheduled Payment is due.

     The weighted average months since origination for Commercial Mortgage Loans as of the Cutoff Date was ___ months.

     The weighted average months since origination for all Mortgage Loans as of the Cutoff Date was ___ months.

                MONTHS REMAINING TO SCHEDULED MATURITY(1)
                   (SINGLE FAMILY MORTGAGE LOANS)




                         Number of              Cutoff Date          Percent of Cutoff
Range of Remaining       Single Family          Scheduled               Date Pool
Terms (in Months)        Mortgage Loans      Principal Balance       Principal Balance
- -----------------        --------------      -----------------       -----------------
    13- 24                  30              $1,449,015.35              1.16%
    25- 36                  71               3,562,694.15              2.85%
    37- 48                  84               3,435,164.69              2.74%
    49- 60                 112               4,898,624.60              3.75%
    61- 72                 112               3,245,805.89              2.59%
    73- 84                 111               3,277,683.37              2.62%
    85- 96                 140               4,725,215.80              3.78%
    97-108                 117               3,800,127.09              2.88%
   109-120                 128               4,590,392.83              3.67%
   121-132                 112               4,129,399.20              3.30%
   133-144                 158               6,212,395.73              4.95%
   145-156                 158               6,209,795.64              4.95%
   157-168                 141               7,237,889.51              5.78%
   169-180                 126               5,900,849.73              4.71%
   181-192                  78               3,299,284.19              2.64%
   193-204                  52               2,477,111.59              1.98%
   205-216                  86               4,446,750.59              3.55%
   217-228                  86               4,792,204.24              3.83%
   229-240                  93               4,496,534.06              3.59%
   241-252                  69               3,942,231.06              3.15%
   253-264                  84               4,973,038.20              3.97%
   265-276                  61               4,077,400.82              3.28%
   277-288                  60               3,806,194.73              3.04%
   289-300                  40               2,746,439.15              2.19%
   301-312                  62               4,551,045.90              3.64%
   313-324                  52               3,301,664.78              2.64%
   325-336                  52               3,799,885.05              3.04%
   337-348                 126              10,310,409.52              8.24%
   349-360                  23               1,501,903.41              1.20%
   445-456                   1                  24,604.42              0.02%
   Other                     8                 331,174.85              0.26%
                         -----            ---------------           --------

         Total           2,633            $125,150,588.16            100.00%
                         -----            ---------------           --------
                         -----            ---------------           --------


- -------------------
 (1) Calculated as the number of months from the Cutoff Date to the month of the Calculated Maturity Date for a Single Family Mortgage Loan.

     The weighted average months remaining to scheduled maturity for the Single Family Mortgage Loans as of the Cutoff Date was ___ months.

                          MONTHS REMAINING TO SCHEDULED MATURITY(1)
                              (COMMERCIAL MORTGAGE LOANS)




                          Number of        Cutoff Date            Percent of Cutoff
Range of Remaining       Commercial        Scheduled                Date Pool
Terms (in Months)      Mortgage Loans    Principal Balance        Principal Balance
- -----------------      --------------    -----------------        -----------------
      1- 12                  1           $   279,932.24                  0.72%
     13- 24                 32             1,972,170.69                  5.07%
     25- 36                 38             2,346,436.73                  6.04%
     37- 48                 40             2,769,868.58                  7.13%
     49- 60                 38             2,643,211.53                  6.80%
     61- 72                 36             2,554,326.03                  6.57%
     73- 84                 31             2,610,565.73                  6.72%
     85- 96                 35             2,576,513.28                  6.63%
     97-108                 27             2,445,040.99                  6.29%
    109-120                 23             1,636,826.71                  4.21%
    121-132                 28             1,864,400.84                  4.80%
    133-144                 17             1,553,316.00                  4.00%
    145-156                 17             1,485,067.30                  3.82%
    157-168                 21             3,005,498.68                  7.73%
    169-180                 11               974,321.19                  2.51%
    181-192                  6               552,345.16                  1.42%
    193-204                  4               206,110.50                  0.53%
    205-216                  6               631,770.50                  1.63%
    217-228                  4               451,498.33                  1.16%
    229-240                 10               948,924.71                  2.44%
    241-252                  3             1,425,188.96                  3.67%
    253-264                  4               554,487.19                  1.43%
    265-276                  2               247,601.95                  0.64%
    277-288                  2               189,784.29                  0.44%
    289-300                  5               989,559.67                  2.55%
    301-312                  3               286,986.19                  0.74%
    313-324                  5               617,757.80                  1.59%
    325-336                  2               529,359.70                  1.38%
    337-348                  4               473,231.97                  1.22%
    349-360                  1                60,959.07                  0.16%
                           ---           --------------                -------
           Total           456           $38,865,142.71                100.00%
                           ---           --------------                -------
                           ---           --------------                -------


- --------------------

 (1) Calculated as the number of months from the Cutoff Date to the month of the Calculated Maturity Date for a Commercial Mortgage Loan.

     The weighted average months remaining to scheduled maturity for the Commercial Mortgage Loans as of the Cutoff Date was ___ months.

     The weighted average months remaining to scheduled maturity for all Mortgage Loans as of the Cutoff Date was ___ months.

              MORTGAGED PROPERTY GEOGRAPHICAL DISTRIBUTION BY STATE (1)
                                 (ALL MORTGAGE LOANS)


                              Single Family Loans                                                 Commercial Loans
            ---------------------------------------------------------     --------------------------------------------------------
                                 Cutoff Date       Percent of Cutoff                          Cutoff Date       Percent of Cutoff
              Number of           Scheduled            Date Pool            Number of          Scheduled             Date Pool
  State     Mortgage Loans    Principal Balance    Principal Balance      Mortgage Loans    Principal Balance   Principal Balance
  -----     --------------    -----------------    ------------------     --------------    ----------------    ------------------

Alabama                                                                        1                47,436.90              0.12%
Alaska                                                                         1               768,422.85              1.98%
Arizona                                                                       11               700,333.56              1.80%
Arkansas                                                                       2               152,208.85              0.39%
California                                                                    50             5,027,750.21             12.94%
Colorado                                                                       6               621,215.34              1.60%
Connecticut                                                                    6               523,029.98              1.35%
Delaware
District of Columbia
Florida                                                                       35             2,953,937.59              7.60%
Georgia                                                                        4               368,896.47              0.95%
Hawaii                                                                         1               443,679.53              1.14%
Idaho                                                                          8             1,147,625.01              2.85%
Illinois                                                                      14             1,016,646.66              2.62%
Indiana                                                                        5               247,052.30              0.64%
Iowa                                                                           2                88,308.96              0.23%
Kansas                                                                         3               166,556.64              0.43%
Kentucky
Louisiana                                                                      1                29,236.43              0.08%
Maine                                                                          2               130,854.80              0.34%
Maryland                                                                       3               378,328.83              0.97%
Massachusetts                                                                  9               697,233.15              1.79%
Michigan                                                                      13             1,083,888.60              2.79%
Minnesota                                                                      7               710,581.9               1.83%
Mississippi
Missouri                                                                       7               228,691.41              0.59%
Montana                                                                        3               220,022.55              0.57%
Nebraska                                                                       2                89,261.72              0.23%
Nevada                                                                         4               277,777.31              0.71%
New Hampshire                                                                  6               330,383.92              0.85%
New Jersey                                                                    15               951,813.91              2.45%
New Mexico                                                                     5             1,024,833.233             2.64%
New York                                                                      66             3,899,061.85             10.03%
North Carolina                                                                 5               218,723.12              0.56%
Ohio                                                                           6               311,838.50              0.80%
Oklahoma                                                                       5               300,214.57              0.77%
Oregon                                                                        11               652,157.49              2.19%
Pennsylvania                                                                  15               647,097.63              1.66%
Rhode Island                                                                   1                21,306.14              0.05%
South Carolina                                                                 4               218,734.67              0.72%
South Dakota
Tennessee                                                                      2                60,416.55              0.16%
Texas                                                                         58             4,665,178.67             12.00%
Utah                                                                           3               417,708.99              1.07%
Vermont
Virginia                                                                       2               179,114.32              0.46%
Washington                                                                    62             6,528,494.11             16.80%
West Virginia
Wisconsin
Wyoming                                                                        2                57,188.50              0.15%

              Total

- ----------------
Determined by property address designated as such in the related Mortgage File.


                                    All Loans
                      ------------------------------------
                      Aggregate of      Percent of Cutoff
                      all Mortgage          Date Pool
                          Loans         Principal Balance
                      --------------    ------------------

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
              Total

- ----------------
Determined by property address designated as such in the related Mortgage File.

                 LOAN-TO-VALUE RATIO AS OF THE CUTOFF DATE(1)
                        (SINGLE FAMILY MORTGAGE LOANS)

                                    Number of           Cutoff Date         Percent of Cutoff
                                  Single Family          Scheduled               Date Pool
      Loan-to-Value Ratio         Mortgage Loans     Principal Balance      Principal Balance
      -------------------         --------------     -----------------      -----------------
          0.000-  5.000%                 1             $  110,812.88               0.09%
          5.001- 10.000                  9                782,456.12               0.83%
         10.001- 15.000                  3                 41,424.01               0.03%
         15.001- 20.000                 10                254,125.87               0.20%
         20.001- 25.000                 15                377,134.21               0.30%
         25.001- 30.000                 32              1,302,823.13               1.04%
         30.001- 35.000                 37                918,357.97               0.73%
         35.001- 40.000                 76              2,302,025.67               1.84%
         40.001- 45.000                 86              2,133,506.65               1.70%
         45.001- 50.000                 81              2,542,852.81               2.03%
         50.001- 55.000                 89              2,988,867.38               2.40%
         55.001- 60.000                140              5,662,036.48               4.52%
         60.001- 65.000                147              4,936,090.01               3.94%
         65.001- 70.000                195              8,032,300.82               6.42%
         70.001- 75.000                228              9,779,988.57               7.81%
         75.001- 80.000                384             18,175,832.66              14.52%
         80.001- 85.000                274             12,156,266.86               9.71%
         85.001- 90.000                317             16,971,124.48              13.58%
         90.001- 95.000                303             17,053,748.66              13.63%
         95.001-100.000                185             18,097,024.44              12.85%
        100.001-105.000                 13                843,036.11               0.67%
        105.001-110.000                 11                679,842.76               0.54%
        110.001-115.000                  6                400,885.42               0.32%
        115.001-120.000                  4                300,394.38               0.24%
        120.001-125.000                  2                 45,162.82               0.04%
        Other                            5                252,556.29               0.26%
                                     -----           ---------------             -------

                    Totals           2,633           $125,150,688.20             100.00%
                                     -----           ---------------             -------
                                     -----           ---------------             -------


_______________
(1) For purposes of this table, the Loan-to-Value Ratio is calculated as the fraction expressed as a percentage, the numerator of which is the Cutoff Date Scheduled Principal Balance of the related Single Family Mortgage Loan and the denominator of which is the Appraised Value of the applicable Mortgaged Property. However, for ____% of the Single Family Mortgage Loans ($__________ Cutoff Date Pool Principal Balance), no Appraised Value was available and the Loan-to-Value Ratio was based on a denominator equal to the sales price of the applicable Mortgage Property.

                 LOAN-TO-VALUE RATIO AS OF THE CUTOFF DATE(1)
                         (COMMERCIAL MORTGAGE LOANS)

                                    Number of           Cutoff Date         Percent of Cutoff
                                    Commercial          Scheduled               Date Pool
      Loan-to-Value Ratio         Mortgage Loans     Principal Balance      Principal Balance
      -------------------         --------------     -----------------      -----------------
          5.001- 10.000%           2                 $    324,910.59           0.64%
         10.001- 15.000            5                      530,887.42           1.37%
         15.001- 20.000            1                      119,308.44           0.31%
         20.001- 25.000            8                      522,762.07           1.35%
         25.001- 30.000            4                      191,099.30           0.48%
         30.001- 35.000           14                    1,124,838.05           2.89%
         35.001- 40.000            8                      691,010.46           2.27%
         40.001- 45.000           13                      985,461.24           2.54%
         45.001- 50.000           22                    2,379,730.69           6.12%
         50.001- 55.000           14                      893,851.55           2.30%
         55.001- 60.000           17                    1,307,752.38           3.36%
         60.001- 65.000           16                      980,407.52           2.47%
         65.001- 70.000           28                    3,575,194.25           9.20%
         70.001- 75.000           48                    3,933,499.36          10.12%
         75.001- 80.000           80                    4,276,173.85          11.00%
         80.001- 85.000           42                    3,082,565.72           7.93%
         85.001- 90.000           48                    3,812,319.77           9.81%
         90.001- 95.000           34                    3,565,423.87           9.17%
         95.001-100.000           55                    4,707,717.08          12.11%
        100.001-105.000            2                      256,738.33           0.86%
        105.001-110.000            2                      233,790.08           0.60%
        Other                     16                    1,200,702.36           3.09%
                                 ---                 ---------------          ------
                    Totals       456                 $388,661,142.71          100.00%
                                 ---                 ---------------          ------
                                 ---                 ---------------          ------

_______________
 (1) For purposes of this table, the Loan-to-Value Ratio is calculated as the fraction expressed as a percentage, the numerator of which is the Cutoff Date Scheduled Principal Balance of the related Commercial Mortgage Loan and the denominator of which is the Appraised Value of the applicable Mortgaged Property. However, for ____% of the Commercial Mortgage Loans ($__________ Cutoff Date Pool Principal Balance), No appraised Value was available and the Loan-to-Value Ratio was based on a denominator equal to the sales price of the applicable Mortgaged Property.

     The weighted average Loan-to-Value Ratio for the Single Family Mortgage Loans, the Commercial Mortgage Loans and the Mortgage Loans was ___%, _____% and _____%, respectively.

                    OCCUPANCY TYPES(1)
              (SINGLE FAMILY MORTGAGE LOANS)

                      Number of         Cutoff Date       Percent of Cutoff
                    Single Family        Scheduled            Date Pool
  Occupancy Type    Mortgage Loans   Principal Balance    Principal Balance
  --------------    --------------   -----------------    -----------------
Non-Owner Occupied
Owner Occupied

               Total

_______________
 (1) Based upon a determination made by the applicable Seller based upon a comparison of the Mortgaged Property street address and the borrower's mailing address as of the Cutoff Date.

                    OCCUPANCY TYPES(1)
               (COMMERCIAL MORTGAGE LOANS)

                      Number of         Cutoff Date       Percent of Cutoff
                      Commercial         Scheduled            Date Pool
  Occupancy Type    Mortgage Loans   Principal Balance    Principal Balance
  --------------    --------------   -----------------    -----------------
Non-Owner Occupied
Owner Occupied

               Total

_______________
 (1) Based upon a determination made by the applicable Seller based upon a comparison of the Mortgaged Property street address and the borrower's mailing address as of the Cutoff Date.

                                 PROPERTY TYPE
                           (COMMERCIAL MORTGAGE LOANS)


         Type of         Number of        Cutoff Date       Percent of Cutoff
        Mortgaged       Commercial        Scheduled             Date Pool
        Property      Mortgage Loans   Principal Balance    Principal Balance
        --------      --------------   -----------------    -----------------

Churches                    12            1,010,857.06             2.60%
Industrial                  38            2,383,202.11             6.13
Mixed Use                   32            2,264,499.94             5.83
Mobile Homes Park           25            3,292,036.02             8.47
Motel/Hotel                 27            3,649,187.49             9.39
Multifamily                 96           90,435,582.83            23.27
Mixed Use                   19            1,792,046.21             4.61
Professional                12            1,342,433.73             3.45
Retail                     195           14,088,321.87            36.25
                           ---           -------------           ------
      Total                456          $38,866,142.71           100.00%
                           ---           -------------           ------
                           ---           -------------           ------

ACQUISITION UNDERWRITING STANDARDS

    In general, approximately 80% of all real estate-secured loans purchased by the Sellers, including residential, commercial and unimproved land loans, are seller-financed loans and are acquired through independent brokers located throughout the country. These brokers typically deal directly with private individuals or organizations who own and wish to sell a loan. Approximately 5% of all loans purchased result from direct inquiries by owners of loans. There are many reasons a borrower may choose to obtain seller financing in the purchase of a property (including attractive loan terms from the seller, the location of the property in a rural area where financing opportunities are not readily available or have unattractive terms or the borrower may be unable to obtain conventional financing). Loans have also been acquired from banks, savings and loan organizations, mortgage companies, the Resolution Trust Corporation and the Federal Deposit Insurance Corporation.

    Each mortgage loan secured by a first lien on a one- to four-family residential property or a commercial property must satisfy Metropolitan's underwriting guidelines before the mortgage loan can be acquired by a Seller. See "RISK FACTORS--Reduced Underwriting Standards" herein. Metropolitan's Underwriting Department reviews the demography reports, credit reports on the mortgagor, the seasoning of the investments and the appraisal in making its evaluation of a proposed investment. The underwriting guidelines are intended to evaluate the adequacy of each mortgaged property as collateral for, and, to a lesser extent, the ability of a borrower to repay, the related mortgage loan.

    The members of Metropolitan's Underwriting Department, as a committee, review all proposed acquisitions of loans secured by real estate if, based on Metropolitan's internal classification procedures for the loan, the dollar amount of the proposed investment is above the credit limit for an individual underwriter's approval authority. In many instances, an underwriter will present a mortgage loan to the Underwriting Committee for its review even though the dollar amount of the proposed investment is below that underwriter's credit limit if the underwriter believes that the loan possesses characteristics which the Underwriting Committee as a whole should discuss. The maximum investment an individual underwriter may approve cannot exceed $100,000 with respect to a single-family mortgage loan and $150,000 with respect to a commercial mortgage loan. All single-family mortgage loans and commercial mortgage loans that involve initial investments greater than $250,000 and $150,000, respectively, also are evaluated and approved by a risk evaluation committee, Metropolitan's Legal Department and Metropolitan's President. In addition, mortgage loans of any nature that involve investments in excess of $500,000 are approved by Metropolitan's Board of Directors.

    The underwriting guidelines include a requirement that the ratio of the Seller's proposed purchase price for a mortgage loan compared to the appraised value of the related mortgaged property may not exceed 80% on mortgage loans secured by single family residences and may not exceed 70% on mortgage loans secured by commercial properties. Loan-to-value ratios based on the outstanding balance of a mortgage loan and the value of related mortgaged property at the date of origination are not computed and may be higher than the ratios computed by Metropolitan at the time of acquisition by a Seller.

    A current appraisal of the market value of each mortgaged property generally is obtained within 60 days prior to the purchase of a mortgage loan. However, in certain instances, Metropolitan may utilize a previous appraisal if it was completed within six months prior to the purchase by a Seller. In such cases, the appraisal reports are reviewed and certified by Metropolitan's internal staff appraisers. Mortgage loans that have been acquired on the secondary market generally have appraisals which were obtained at the time of, and in connection with, the mortgage loan's origination.

    The appraisals are made by licensed independent appraisers or an appraiser on the staff of Metropolitan. Payments to appraisers are not contingent upon either final approval of the acquisition of the mortgage loan or the appraised value of the mortgaged property. Each appraisal by an independent appraiser is reviewed by a licensed Metropolitan staff appraiser.

    Generally, the appraisals for loans originated by individuals and subsequently acquired by a Seller are based on drive-by exterior viewings of the mortgaged property and comparative sales analysis. Appraisals involving potential loan modifications and foreclosed property usually are conducted in the same manner. However, in a limited number of cases, full appraisals are obtained in which both the interior and exterior of the mortgaged property are inspected. Mortgage loans that have been acquired on the secondary market generally have full appraisals. A full appraisal is always obtained after a property is obtained through foreclosure or otherwise. Regardless of the type of appraisal requested, each appraisal report must contain photographs, a site location map, plat map, photographs of sold properties comparable to the mortgaged property and a map indicating the proximity of the comparable properties to the mortgaged property.

    Metropolitan's Demography Department provides a variety of information to the Underwriting Department, including various reports regarding the characteristics of the area in which the property that secures a proposed mortgage loan acquisition is located. In preparing its reports, the Demography Department utilizes computerized databases and identifies local trends in property values, personal income, population and other social and economic factors.

    Other underwriting procedures generally include (a) obtaining and evaluating credit reports with respect to a borrower, (b) in certain cases, obtaining and evaluating property inspection reports describing the mortgaged property and the surrounding neighborhood, (c) evaluating potential environmental risks, (d) verifying payment histories of the mortgage loan to be acquired (when such payment histories are available) and the current payment status of a borrower, and (e) evaluating a borrower's equity in the mortgaged property. Additional re-underwriting procedures with respect to commercial mortgage loans include (i) in some cases where such information is available, evaluating operating statements of previous owners, (ii) in some cases where such information is available, verifying the business experience of the borrower, (iii) evaluating alternative uses of the property, (iv) reviewing economic conditions in the area of the property, and (v) reviewing local competitive conditions. For Mortgage loans acquired on the secondary market, generally credit reports for each borrower are not obtained or evaluated.

    With respect to evaluating the creditworthiness of the mortgagor for a particular mortgage loan, the Underwriting Committee obtains and reviews a credit report for such mortgagor and the payment history for such mortgage loan, if available. Because a mortgage loan is acquired after origination, Metropolitan is unable to obtain and consider information that is typically obtained in the origination of a mortgage loan, such as income, current employment and total assets of the mortgagor with respect to single family loans, and current borrower operating statements with respect to commercial loans. See "RISK FACTORS--Reduced Underwriting Standards" and "--Commercial Borrower Default."

    If a loan is approved for purchase by the Underwriting Department, Metropolitan requires certain procedures to be followed to complete the acquisition. In addition to requiring certain legal documentation regarding the mortgage loan, Metropolitan may require other information, including the closing statement used in the origination of the mortgage loan and payment records.
With respect to title insurance, if the purchase involves an interest in a land sale contract, a title report from a title insurance company is ordered by Metropolitan and a title policy is obtained in the amount of the outstanding balance. If the purchase involves a mortgage loan, other than a land sale contract, a copy of the lender's title insurance policy that was issued at the origination of the loan is requested. If that policy shows clear title and the endorsements on the related note establish a clear chain of title to the seller of the loan, Metropolitan will not require an endorsement of such title policy. Upon the occurrence of an event covered by the title policy, Metropolitan is entitled to receive reimbursement from the related seller of the mortgage loan as a result of a violation of certain representations made by such seller at the time of acquisition by a Seller. In those instances where a title policy is not available or the chain of title is not clear, Metropolitan obtains a title policy generally in the amount of the outstanding principal balance of the loan. In some instances for certain loans acquired prior to 1991 and for certain loans secured by properties in certain counties and states, Metropolitan requires a lesser amount of title insurance, generally in the amount of the Seller's investment in the mortgage loan, but in no case less than a minimum amount of $10,000. 50.46% of the Mortgage Loans are secured by title policies in amounts at least equal to the Cutoff Date Scheduled Principal Balance.

                                    THE DEPOSITOR

    Metropolitan Asset Funding, Inc., a Delaware corporation (the "Depositor"), was organized on August 23, 1996 for the limited purpose of acquiring, owning and transferring Mortgage Loans and other assets and selling interests therein or bonds secured thereby. The Depositor is a subsidiary of National Summit Corp., a Delaware corporation, which is an affiliate of the Sellers. The Depositor maintains its principal office at 929 West Sprague Avenue, Suite 106, Spokane, Washington 99204. Its telephone number is (509) 838-3111.

    The Depositor has taken steps in structuring the transaction contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by any Seller under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will result in consolidation of the assets and liabilities of the Depositor with those of any such Seller. These steps include the creation of the Depositor as a separate, limited purpose entity pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Depositor's business and a restriction of the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Laws without the prior unanimous affirmative vote of all of the directors). The Depositor's certificate of incorporation includes a provision that requires the Depositor to have a director who qualifies as an "independent director."

    Neither the Depositor, the Sellers nor any affiliates thereof will ensure or guarantee distributions on the Certificates.

                              DESCRIPTION OF THE SELLERS

    Metropolitan, a Washington corporation, commenced business in January 1953. It is primarily engaged in the business of investing in seller-financed real estate loans and other receivables. Metropolitan has 15 branch offices located in 12 states. At June 30, 1996, Metropolitan had total assets of approximately $1.1 billion. Metropolitan's largest subsidiary, Western, a life insurance and annuity company, was incorporated in the State of Washington in 1963 and had total assets of approximately $967.8 million at June 30, 1996.

    Summit was incorporated in the State of Idaho in 1990 and is a subsidiary of its holding company, National Summit Corp., a Delaware corporation. At
June 30, 1996, Summit had total assets of approximately $108.8 million. Summit Group Holding Company, a subsidiary of Summit, acquired its wholly owned life insurance company subsidiary, Old Standard, from Metropolitan in 1995. Old Standard was incorporated in Idaho in 1988 and at June 30, 1996 had total assets of approximately $66.2 million.

                             SERVICING OF MORTGAGE LOANS

GENERAL

    The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling Agreement. The Master Servicer may perform any of its obligations under the Pooling Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling Agreement as if the Master Servicer alone were servicing the Mortgage Loans.
See "THE POOLING AND SERVICING AGREEMENT" herein.

    MetWest Mortgage Services, Inc. (f/k/a Spokane Mortgage Co.) ("MetWest" or the "Master Servicer"), a Washington corporation, is a subsidiary of Metropolitan. MetWest has been in the business of servicing mortgage loans and other assets, since its incorporation in 1960, for Metropolitan and the other Sellers. At June 30, 1996, MetWest was servicing approximately _________ mortgage loans secured by properties located in all 50 states representing an aggregate outstanding principal balance of approximately $___ million and was servicing approximately _____ other receivables representing an aggregate principal balance of approximately $___ million.

    The principal executive offices of MetWest are located at 917 W. Sprague Avenue, Spokane, Washington 99204.

MORTGAGE LOAN SERVICING

    The following is a discussion of MetWest's servicing practices generally applicable to the servicing of the Mortgage Loans by MetWest, as Master Servicer. References to mortgage loans in the following discussion include land sale contracts in all cases.

    When a mortgage loan is acquired by a Seller, MetWest's computer system automatically generates a welcome letter and two loan coupons. A payment coupon book for 12 monthly payments is printed annually by an independent vendor and mailed to the borrower. In the course of servicing the mortgage loans, MetWest has access to a file containing copies of the original mortgage note or land sale contract, security document, assignment of security interest and all other information and reports that were accumulated as part of the acquisition, underwriting and closing process for the mortgage loan.

    LOAN SERVICING AND CASHIERING DEPARTMENT. MetWest's Cashiering Department is responsible for receiving and applying payments on the mortgage loans serviced by MetWest. MetWest's computer payment processing system allocates payments first to accrued interest, then to scheduled principal, and finally to any fees or miscellaneous charges due. The system is programmed to accept and process the regular scheduled monthly payment first with any overages posted to unallocated status. Curtailments are allocated to principal if so indicated by the borrower, otherwise they will be posted to unallocated status.

    MetWest's Loan Servicing Department includes three separate groups:
Receivable Accounting, Customer Service and Escrow Servicing. The Receivable Accounting group is responsible for maintaining accurate receivable account histories and records, conducting periodic audits and making any on-line account adjustments. It is also responsible for investor reporting and remittances.

    Customer Service is responsible for processing and preparing various documents related to full payment of the mortgage loans, such as reconveyance and "paid-in-full" stamped promissory notes. It is also responsible for responding to borrower inquiries, except those involving delinquency or litigation. If a borrower inquiry involves a dispute, the borrower is encouraged to write a letter to which MetWest will respond in writing. Borrower inquiries regarding loan assumptions are referred to the Accelerations and Modifications Department (described below) while those calls regarding delinquencies are referred to the Default Control Department.

    Escrow Servicing is primarily responsible for paying property taxes and insurance out of escrowed funds for those mortgage loans with escrow accounts, processing insurance claims, and otherwise monitoring the payment of property taxes and insurance on all mortgage loans.

    MetWest utilizes a hazard insurance monitoring program provided by Safeco Select Insurance Services ("SSIS"), an affiliate of Safeco National Insurance Company ("Safeco"). Hazard insurance is required in an amount equal to lesser of the outstanding principal balance of the mortgage loan or the replacement cost for all structures located on the mortgaged property. If the hazard insurance lapses, SSIS sends a letter to the borrower informing the borrower that the mortgage loan requires hazard insurance and providing the required minimum amount, cost and a contact phone number. If no response from the borrower is received within 30 days, SSIS sends an additional letter to the borrower. If proof of hazard insurance is not provided within 60 days, hazard insurance will be force-placed with Safeco; provided, that if the principal balance is less than $10,000, no hazard insurance will be force-placed. The owner of the mortgage loan is covered against loss during that 60 day period by insurance underwritten by Safeco. Any hazard insurance that is force-placed will be placed for a 12-month term with coverage in the lesser of the amount of the replacement value of the improvements on the mortgaged property or the outstanding principal balance subject to any limitations imposed by applicable law.

    The Escrow Servicing group is also responsible for monitoring hazard insurance claims. If any insurance proceeds are less than $5,000 and the mortgage loan is not in default, the proceeds generally will be endorsed to the borrower. If insurance proceeds are greater than $5,000, MetWest orders an inspection of the mortgaged property and obtains repair estimates and start-up costs. MetWest prefers to disburse funds on an as-completed basis after funding the initial start-up costs.

    Escrow Servicing also utilizes a property tax service provided by First American Tax Company to verify the payment of real estate taxes on a monthly basis. If any property taxes are found to be delinquent, generally the borrower is notified both verbally and in writing. If the amount of the delinquent tax is less than $1,000 and overdue for no more than one year,

Escrow Servicing will take no action other than notification. If the amount of the delinquent tax is greater than $1,000 and remains outstanding for longer than 45 days, or the property taxes are two or more years delinquent, the mortgage loan will be treated as delinquent and referred to the Accelerations and Modifications Department.

    DEFAULT CONTROL DEPARTMENT AND PRE-FORECLOSURE COMMITTEE.  MetWest's
Default Control Department is responsible for attempting to collect the amount of any delinquency on a mortgage loan. Generally, if a payment becomes five days delinquent, a late notice will automatically be sent to the borrower notifying the borrower of the delinquency and the late charge. When 17 days delinquent, the mortgage loan will be assigned to a collector in the Default Control Department who will attempt to make verbal contact with the borrower no later than the twentieth day following delinquency. Thereafter, contact will be made by the collector as frequently as deemed necessary and permitted by law until the delinquency is resolved. Generally, if a mortgage loan becomes
32 days delinquent, the borrower automatically receives a demand letter.

    If a mortgage loan becomes 60 days delinquent, it is automatically transferred to the Accelerations and Modifications Department which, as described below, has significant discretion to make recommendations to work out the delinquency with the borrower or to forward the mortgage loan to the Default Control Department to commence foreclosure proceedings. If the Accelerations and Modifications Department determines that a workout is in the best interests of the owner of the loan, but is unsuccessful, the mortgage loan is returned to the Default Control Department.

    If a mortgage loan is returned, the pre-foreclosure committee will attempt to determine whether sufficient equity exists in the mortgaged property to warrant the commencement of foreclosure proceedings. That committee carefully examines any such mortgage loan with an estimated loan-to-value ratio in excess of 80% if the exposure to loss is greater than $5,000 and will review potential environmental concerns. In addition, it may recommend further contact with the borrower prior to initiating legal proceedings.

    If further contact with the borrower does not resolve the delinquency, the Default Control Department will commence foreclosure proceedings. Thirty days prior to a scheduled foreclosure, MetWest will force-place insurance to reduce the exposure of the mortgaged property to damage. If title to a mortgaged property is acquired by MetWest on behalf of the holder of the mortgage loan, responsibility will be transferred to the Property Management Department to secure and protect the property and to commence efforts to sell the mortgaged property.

    ACCELERATIONS AND MODIFICATIONS DEPARTMENT. The Accelerations and Modifications Department is responsible for handling all mortgage loan assumptions and requests for release of liability. As a general rule, MetWest will waive due-on-sale clauses, and permit assumptions of mortgage loans provided that such actions are in the best interests of the holder of the loan and MetWest receives reimbursement for all related costs and expenses. The ability of the Master Servicer to make such waivers or to pertain such assumptions is limited by the Pooling

Agreement. See "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS--Prepayment Considerations and Risks" herein.

    The Accelerations and Modifications Department also reviews the mortgage loan file with respect to each mortgage loan referred to it by the Loan Servicing Department or the Default Control Department. The Accelerations and Modifications Department has significant discretion to modify and restructure mortgage loans in a manner deemed to be in the holders' best interests taking into consideration the need to preserve the value of the mortgaged properties. Modifications to the mortgage loans may include extensions, reductions in the interest rate, payment reductions, waiver of late charges or other adjustments.

    Because the Accelerations and Modifications Department has significant discretion with respect to restructuring the mortgage loans, MetWest has formed a pre-foreclosure committee comprised of certain of MetWest's senior managers, including the Accelerations and Modifications Department manager, the Default Control Department manager and in-house legal counsel. The pre-foreclosure committee is required to approve modifications to a mortgage loan for which foreclosure proceedings have been commenced by the Accelerations and Modifications Department. The Underwriting Committee reviews all proposed modifications of mortgage loans for which foreclosure proceedings have not commenced. The documents for any approved modifications, forbearance agreements and similar arrangements are prepared by MetWest. The Accelerations and Modifications Department will attempt to decide on a course of action within 72 hours and resolve any delinquency within two weeks. The borrower will be contacted both verbally and by letter. The objective of the Accelerations and Modifications Department is to return the mortgage loan to performing status.

    With respect to mortgage loans having delinquent property tax payments, the Accelerations and Modifications Department may require the borrower to establish an escrow account funded by higher monthly payments by the borrower for the payments of insurance and taxes.

    A substantial majority of the modifications that are made by the Accelerations and Modifications Department are made on current loans. In many cases, borrowers are contacted by the Accelerations and Modifications Department shortly after a mortgage loan's acquisition to, among other things, (i) convert adjustable rate loans to fixed rate loans, (ii) extend the maturity of balloon loans or convert such loans to fully amortizing loans, (iii) decrease the loan term or (iv) make other modifications to create a fixed rate, first lien product. The Pooling Agreement limits the Master Servicer from making modifications of the Mortgage Loans. See "THE POOLING AND SERVICING AGREEMENT-- Modification of Mortgage Loans" herein.

FORECLOSURE AND DELINQUENCY EXPERIENCE
ON METWEST'S SERVICING PORTFOLIO

    Historically, a variety of factors, including the appreciation of real estate values, have limited MetWest's loss and delinquency experience on its portfolio of serviced mortgage loans.

    The following tables summarize the foreclosure and delinquency experience, respectively, at the dates indicated of all mortgage loans, of all single family mortgage loans and of all commercial loans serviced by MetWest, including loans obtained by the Sellers in a manner similar to that described herein under "THE MORTGAGE POOL--Acquisition Underwriting Standards." There can be no assurance that the foreclosure or delinquency experience on the Mortgage Loans will be comparable. Furthermore, there can be no assurance that factors beyond MetWest's control, such as national or local economic conditions or downturns in the real estate markets of its servicing areas, will not result in increased rates of delinquencies and foreclosures in the future. In addition, the foregoing statistics are based on all of the loans secured by real estate in MetWest's servicing portfolio, including unimproved land loans and loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the related Mortgaged Properties and the ability of the borrowers to make required payments.

                                      ALL LOANS
                                      ---------


                                                      At September 30,   At September 30,    At June 30,
                                                           1994               1995              1996
                                                           ----               ----              ----
TOTAL MORTGAGE LOAN PORTFOLIO:
Principal Balance (end of period)
Total Number of Mortgage Loans
31-60 DAYS DELINQUENT:
Principal Balance
Number of Mortgage Loans
Percent Delinquent by Number of Mortgage Loans
Percent Delinquent by Principal Balance
61-90 DAYS DELINQUENT:
Principal Balance
Number of Mortgage Loans
Percent Delinquent by Number of Mortgage Loans
Percent Delinquent by Principal Balance
91 DAYS OR MORE DELINQUENT:
Principal Balance
Number of Mortgage Loans
Percent Delinquent by Number of Mortgage Loans
Percent Delinquent by Principal Balance
IN FORECLOSURE:
Total Number of Foreclosures
Percent Foreclosed by Number of Mortgage Loans
TOTAL DELINQUENT AND IN FORECLOSURE:
Number of Mortgage Loans
Percent Delinquent and in Foreclosure by Number
of Mortgage Loans

                                 SINGLE FAMILY LOANS
                                 -------------------

                                                      At September 30,   At September 30,    At June 30,
                                                           1994               1995              1996
                                                           ----               ----              ----

TOTAL SINGLE FAMILY PORTFOLIO:
Principal Balance (end of period)
Total Number of Single Family Loans
31-60 DAYS DELINQUENT:
Principal Balance
Number of Single Family Loans
Percent Delinquent by Number of Single Family Loans
Percent Delinquent by Principal Balance
61-90 DAYS DELINQUENT:
Principal Balance
Number of Single Family Loans
Percent Delinquent by Number of Single Family Loans
Percent Delinquent by Principal Balance

                                       38


91 DAYS OR MORE DELINQUENT:
Principal Balance
Number of Single Family Loans
Percent Delinquent by Number of Single Family Loans
Percent Delinquent by Principal Balance
IN FORECLOSURE:
Total Number of Foreclosures
Percent Foreclosed by Number of Single Family
 Loans
TOTAL DELINQUENT AND IN FORECLOSURE:
Number of Single Family Loans
Percent Delinquent and in Foreclosure by Number of Single Family Loans

                                COMMERCIAL LOANS
                                ----------------

                                                      At September 30,   At September 30,    At June 30,
                                                           1994               1995              1996
                                                           ----               ----              ----

TOTAL COMMERCIAL LOAN PORTFOLIO:
Principal Balance (end of period)
Total Number of Commercial Loans
31-60 DAYS DELINQUENT:
Principal Balance
Number of Commercial Loans
Percent Delinquent by Number of Commercial
  Loans
Percent Delinquent by Principal Balance
61-90 DAYS DELINQUENT:
Principal Balance
Number of Commercial Loans
Percent Delinquent by Number of Commercial
  Loans
Percent Delinquent by Principal Balance
91 DAYS OR MORE DELINQUENT:
Principal Balance
Number of Commercial Loans
Percent Delinquent by Number of Commercial
  Loans
Percent Delinquent by Principal Balance
IN FORECLOSURE:
Total Number of Foreclosures
Percent Foreclosed by Number of Commercial Loans
TOTAL DELINQUENT AND IN FORECLOSURE:
Number of Commercial Loans
Percent Delinquent and in Foreclosure by Number of Commercial Loans


                         THE POOLING AND SERVICING AGREEMENT

GENERAL

    The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of __________ 1, 1996 (the "Pooling Agreement"), among the Depositor, the Sellers, the Master Servicer and the Trustee. The Pooling Agreement has been filed with the Commission as an exhibit to the registration statement of which this Prospectus is a part, and reference is made thereto for important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

    The Mortgage Pass-Through Certificates, Series 1996-A (the "Certificates") will consist of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "Senior Certificates"), Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (collectively, the "Class B Certificates"), and the
Class R Certificates (the "Residual Certificates" and, together with the Class B Certificates, the "Subordinate Certificates"). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates (the "Offered Certificates") are offered hereby. The Classes of Offered Certificates will have the respective initial Class Certificate Balances (subject to the permitted variance) and Pass-Through Rates set forth on the cover hereof.

    The "Class Certificate Balance" of any Class of Certificates as of any Distribution Date, other than the Class R Certificates, is the initial Class Certificate Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of the Certificates of such Class as payments of principal, and (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class. The Class Certificate Balance of the Class R Certificates will be equal to the aggregate of the Component Balances of the related Components as described in "DESCRIPTION OF THE CERTIFICATES--Residual Certificates" herein.

    The Senior Certificates, other than the Class A-4 Certificates, will have an initial aggregate Class Certificate Balance of approximately $__________ and will evidence in the aggregate an initial beneficial ownership interest of approximately ___% in the Mortgage Pool. The Class A-4 Certificates will evidence an initial beneficial ownership interest of approximately ___% in the Mortgage Pool. The Class B-1, Class B-2, Class B-3, Class B-4 and Class R Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately ___%, ___%, ___%, ___% and ___%, respectively, in the Mortgage Pool.

    The "Percentage Interest" of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of such Certificate by the initial Class Certificate Balance of the related Class.

    The Book-Entry Certificates will be issuable in book-entry form only. The Physical Certificates will be issued in fully registered certificated form. The Physical Certificates offered hereby will be issued in minimum dollar denominations of $_______ and integral multiples of $1.00 in excess thereof. A single Certificate of each Class may be issued in an amount different than described above.

BOOK-ENTRY CERTIFICATES

    The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of each such Class of Certificates which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be indirectly held by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $_______ and in integral multiples of $1.00 in excess thereof. The Depositor has been informed by the Depository that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

    The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interests will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

    The Depository is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "Clearing Corporation" within the meaning of the Uniform Commercial Code as in effect in the State of New York and a "Clearing Agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

    Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    None of the Depositor, any Seller, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of the Depository, a Depository participant or an indirect Depository participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment may be impaired.

    Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be Cede, as nominee of the Depository. Beneficial Owner of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Pooling Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Mortgage Pool provided by the Master Servicer to Cede, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

    The Depository has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

    Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor; (b) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository; or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating at least 51% of all Percentage Interests evidenced by all Classes of the Book-Entry Certificates advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

ASSIGNMENT OF THE MORTGAGE LOANS

    In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan, other than a Land Sale Contract, the original Mortgage Note endorsed without recourse to the order of the Trustee (or its nominee) or a certificate signed by an officer of the applicable Seller certifying that the related original Mortgage Note has been lost, the original or certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor), an assignment in recordable form of the Mortgage, an original or duplicate Title Insurance Policy or a true and complete copy thereof and, if applicable, any riders or modifications to such Mortgage Note and Mortgage and original recorded intervening assignments or copies of such recorded intervening assignments and, in the case of a Land Sale Contract, the Land Sale Contract with evidence of recording indicated thereon, an assignment in recordable form of the Land Sale Contract, an original Title Insurance Policy (as duplicate policy) or a true and correct copy thereof, if applicable all assumption, modification and substitution agreements and original recorded intervening assignments or copies of such recorded intervening assignments in either case showing a complete chain of assignment from the originator of the Land Contract to the applicable Seller and the related deed to the property in the name of the Trustee (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller.

    The Trustee will review each Mortgage File within 90 days after the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any of the foregoing documents is found to be missing or defective in any material respect and the applicable Seller does not cure such omission or defect within 180 days of the Closing Date, such Seller will by or on the Distribution Date in the month following the expiration of such 180-day period either (a) repurchase the related Mortgage Loan (or any property acquired in respect thereof) at a price (the "Repurchase Price") equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related interest rate paid on the Mortgage Loan ("Mortgage Rate"), or (b) substitute a Replacement Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Mortgage Pool as a REMIC or result in a prohibited transaction tax under the Code. Any "Replacement Loan" generally will, on the date of substitution, among other characteristics set forth in the Pooling Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Scheduled Principal Balance of the Deleted Loan (the amount of any shortfall to be deposited by the applicable Seller and held for distribution to the Certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not lower than, and not more than 2% per annum higher than, that of the Deleted Loan, (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, (v) comply with all of the representations and warranties set forth in the Pooling Agreement as of the date of substitution, and (vi) be of the same type of Mortgage Loan (Single Family Mortgage Loan or Commercial Mortgage Loan) as the Deleted Loan. This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document. However, if Western should default in its obligation to cure, repurchase or substitute for a Deleted Loan, as discussed above, Metropolitan shall have such obligation and if Old Standard should default in such obligation, Summit shall have such obligation.

REPRESENTATIONS AND WARRANTIES

    The Depositor generally will not make any representations and warranties regarding the Mortgage Loans, and its assignment of the Mortgage Loans to the Trustee will be without recourse. As further described below, each Seller will make certain representations and warranties concerning its respective Mortgage Loans in the Pooling Agreement and under certain circumstances may be required to repurchase or substitute a Mortgage Loan as a result of a breach of any such representation or warranty. In addition, pursuant to the Pooling Agreement the Depositor will assign to the Trustee its rights with respect to representations and warranties made by each Seller in its respective Loan Purchase Agreement pursuant to which the Mortgage Loans are sold to the Depositor.

    In the Pooling Agreement, each Seller will represent and warrant to the Trustee with respect to its respective Mortgage Loans, among other things, that:
(a) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects; (b) at the time of transfer the Seller had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims; (c) as of the Cutoff Date, no Mortgage Loan was more than 59 days delinquent; (d) as of the Closing Date, each Mortgage Loan is secured by a first lien Mortgage or by a Land Sale Contract on the related Mortgaged Property free and clear of all liens, claims and encumbrances, other than the Land Sale Contract, if applicable (subject only to (i) liens for current real property taxes, special assessments and certain delinquent taxes set forth in Pooling Agreement aggregating $__________ as of the Cutoff Date,
(ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, and
(iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage; (e) as of the time each Mortgage Loan was originated, the Mortgage Loan complied in all material respects with all applicable state and federal laws, including usury, equal credit opportunity and disclosure laws; (f) as of the Cutoff Date, other than normal wear and tear, each Mortgaged Property has not declined materially in value due to damage or lack of repair since acquisition or origination by the related Seller; and (g) as of the Cutoff Date, there are no delinquent tax or assessment liens against any Mortgaged Property unless specifically set forth in a schedule attached to the Pooling Agreement and the applicable Loan Purchase Agreement.

    In the event of the discovery by a Seller of a breach of any of its representations or warranties which materially and adversely affects the value of the Mortgage Loans or the interest of Certificateholders in the related Mortgage Loan, or the receipt of notice thereof from the Trustee, the respective Seller will, with respect to a breach of its representations or warranties, cure the breach within 60 days or substitute a Replacement Loan for such Mortgage Loan or repurchase the related Mortgage Loan on the terms set forth above under "--Assignment of the Mortgage Loans." The proceeds of any such repurchase will be passed through to Certificateholders. This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders and the Trustee for any such breach. See "RISK FACTORS--Limited Obligations" with respect to the obligation of Metropolitan and Summit to repurchase such Mortgage Loans if Western or Old Standard, respectively, fail to repurchase their respective Mortgage Loans.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

    On or prior to the Closing Date, the Master Servicer will establish an account (the "Collection Account") with SeaFirst National Bank, which shall be maintained by the Master Servicer in trust for the benefit of Certificateholders. Funds credited to the Collection Account may be invested for the benefit and at the risk of the Master Servicer in Eligible Investments, as defined in the Pooling Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Collection Account the amount of Available Funds and shall deposit such Available Funds in an account established and maintained as a separate trust account with the Trustee on behalf of Certificateholders (the "Distribution Account").

    Under the Pooling Agreement, the Master Servicer will be authorized to make the following withdrawals from the Collection Account:

         (a) as reimbursement for previously unreimbursed Monthly Advances, the right to withdraw amounts pursuant to this subclause (a) being limited to amounts received on particular Mortgage Loans (including, without limitation, for this purpose,

    Insurance Proceeds, Liquidation Proceeds and proceeds from the repurchase of a Mortgage Loan pursuant to Sections 2.02, 2.03 and 3.13(b) of the Pooling Agreement) which, in accordance with the Master Servicer's customary procedures, represent late recoveries of payments of principal and/or interest with respect to which any such Monthly Advance was made;

         (b) to pay as servicing compensation that portion of any amount due to the Master Servicer pursuant to Section 3.12 of the Pooling Agreement and to reimburse itself for unreimbursed Servicing Advances, the Master Servicer's right to reimburse itself pursuant to this clause (b) with respect to any Mortgage Loan being limited to related payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds and Repurchase Prices;

         (c) to pay to a Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section
    2.02 or 2.03 of the Pooling Agreement, all amounts received thereon following such purchase and not taken into account in determining the related Scheduled Principal Balance or Repurchase Price;

         (d) as reimbursement for any unreimbursed Nonrecoverable Advance in the manner and to the extent provided below or for the payment of taxes as permitted by Section 3.10 of the Pooling Agreement;

         (e)  to pay, or reimburse itself for the payment of, the Trustee Fee;

         (f) as reimbursement for unreimbursed expenses incurred by and reimbursable to it or the Depositor pursuant to Section 7.03 of the Pooling Agreement;

         (g) to reverse a deposit of any amount deposited in the Collection Account that is deposited therein in error (including amounts related to checks returned due to insufficient funds);

         (h) to make payments to the Trustee for deposit into the Distribution Account of the Available Funds in accordance with Section 3.04(c) of the Pooling Agreement;

         (i)  to pay Liquidation Expenses, made or incurred pursuant to Section
    3.05 or Section 3.10 of the Pooling Agreement from related Liquidation Proceeds; and

         (j) to clear and terminate the Collection Account at the termination of the Pooling Agreement.

    The Master Servicer shall be entitled to reimburse itself for any Monthly Advance made in respect of a Mortgage Loan that it determines to be a Nonrecoverable Advance by withdrawal from the Collection Account of amounts on deposit therein attributable to the Mortgage Loans on the Business Day preceding any Determination Date first succeeding the date of such determination. The Master Servicer's right of reimbursement in respect of a Nonrecoverable Advance on any such Business Day shall be limited to an amount not exceeding the portion of such Monthly Advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer).

SERVICING

    The Master Servicer will be responsible for diligently servicing and managing the Mortgage Loans in accordance with the Pooling Agreement and consistent with the ordinary practices of prudent mortgage lending institutions or mortgages of the same type as the Mortgage Loans in those jurisdictions where the related Mortgaged Properties are located. The Master Servicer may enter into a subservicing agreement with a subservicer to perform servicing functions for the Master Servicer. The Master Servicer, however, will remain liable for servicing the Mortgage Loans notwithstanding any subservicing arrangement. A subservicing agreement will not contain any terms or conditions that are inconsistent with the Pooling Agreement and any fee payable to a subservicer shall not be an obligation of the Mortgage Pool.

    The Master Servicer is required to maintain a fidelity bond and errors and omissions policy or their equivalent with respect to officers and employees which generally provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or certain errors and omissions. The amount of the coverage will be at least equal to the coverage required by FNMA or FHLMC (whichever is greater).

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Expense Fees generally will be 0.759% per annum of the Scheduled Principal Balance of each Mortgage Loan and REO Loan. The Expense Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities (the "Master Servicing Fee"), and (b) fees payable to the Trustee. The Master Servicing Fee will be paid monthly at a rate of 0.75% per annum (the "Master Servicing Fee Rate") of the Scheduled Principal Balance of each Mortgage Loan and REO Loan as of the first day of the month of the related Distribution Date (without taking into account any unscheduled receipts of principal during the preceding calendar month). The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Pooling Agreement for which it is not entitled to reimbursement under the Pooling Agreement. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "-- Adjustment to the Master Servicing Fee in Connection with Prepaid Mortgage Loans." The Master Servicer is also entitled to receive all late payment fees, prepayment penalties, assumption fees and other similar charges (including forbearance fees) and all reinvestment income earned on amounts on deposit in the Collection Account.

ADJUSTMENT TO MASTER SERVICING FEE IN
CONNECTION WITH PREPAID MORTGAGE LOANS

    When a Mortgage Loan is prepaid between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Prepayments received during a Due Period will be distributed to Certificateholders on the Distribution Date following such Due Period. Pursuant to the Pooling Agreement, the Master Servicing Fee for any month will be reduced by an amount with respect to each such Mortgage Loan sufficient to pass through to the Mortgage Pool on such Distribution Date an amount equal to 30 days' interest at the Mortgage Rate (net of the Master Servicing Fee Rate) for each such Mortgage Loan up to a maximum amount equal to two-thirds of the Master Servicing Fee otherwise payable on such Distribution Date. Any such shortfalls in interest as a result of prepayments in excess of two-thirds of the amount of the Master Servicing Fee for a month will reduce the amount of interest available to be distributed to Certificateholders from what would have been the case in the absence of such prepayments. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

ADVANCES

    Subject to the following limitations, the Master Servicer will be required to advance prior to each Distribution Date from its own funds or funds in the Collection Account that generally do not constitute Available Funds for such Distribution Date, an amount equal to the aggregate of payments of principal and interest (at the applicable Mortgage Rate (net of the Master Servicing Fee
Rate)) which were due during the related Due Period and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgaged Property acquired by the Master Servicer through foreclosure, forfeiture or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property") (any such advance, an "Advance"). With respect to any Distribution Date, the "Determination Date" is three Business Days prior to such Distribution Date.

    With respect to any Mortgage Loan that is a Balloon Loan, in the event of default in the Balloon Payment due on the maturity of such Mortgage Loan, the Master Servicer will continue to advance each month, an amount equal to interest (subject to the Master Servicer's determination as to recoverability) on such Mortgage Loan deemed to be due thereon after such default and, at the Master Servicer's sole option, an amount of principal on the Mortgage Loan equal to the principal portion of the Monthly Payment due thereon.

    Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted as described above) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds from liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling Agreement with respect to the Certificates will constitute an Event of Default thereunder, in which case the Trustee or the successor servicer will be obligated to make any such Advance, in accordance with the terms of the Pooling Agreement.

DUE-ON-SALE PROVISIONS AND ESCROW ACCOUNTS

    Under the Pooling Agreement, the Master Servicer may enforce "due-on-sale" clauses with respect to the Mortgage Loans containing such clauses unless
(i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in its discretion, waives its rights to enforce such provision and permits the purchaser of the Mortgage Property to assume the Mortgage Loan. Where an assumption of, or substitution of liability with respect to, a Mortgage Loan is required by law, the Master Servicer may permit the assumption of a Mortgage Loan, pursuant to which the Mortgagor would remain liable on the Mortgage Note, or a substitution of liability with respect to such Mortgage Loan, pursuant to which the new Mortgagor would be substituted for the original Mortgagor as being liable on the Mortgage Note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the Master Servicer as additional servicing compensation. In connection with any assumption or substitution, the Mortgage Rate borne by the related Mortgage Note may not be changed.

CERTAIN MATTERS REGARDING THE
DEPOSITOR, THE SELLERS AND THE SERVICER

    The Pooling Agreement provides that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Master Servicer's obligations and duties under such Pooling Agreement.

    The Pooling Agreement also provides that neither the Depositor, the Master Servicer nor the Sellers, nor any directors, officers, employees or agents of any of them (collectively, the "Indemnified Parties") will be under any liability to the Mortgage Pool or Certificateholders or the Trustee, any subservicer or others for any action taken (or not taken) by any Indemnified Party, any subservicer or the Trustee in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Sellers, the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling Agreement further provides that each Indemnified Party is entitled to indemnification by the Mortgage Pool and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties thereunder or by reason of reckless disregard by such Indemnified Party of its obligations and duties thereunder. In addition, the Pooling Agreement provides that neither the Depositor, the Sellers nor the Master Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incident to, in the case of the Depositor, the Sellers or the Master Servicer, its duties under the Pooling Agreement and which in its opinion may involve it in any expense or liability. Each of the Depositor, the Sellers and the Master Servicer may, however, in its discretion, undertake


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

any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Mortgage Pool and the Depositor, the Sellers and the Master Servicer will be entitled to be reimbursed therefor out of the Collection Account.

EVENTS OF DEFAULT

    Events of Default by the Master Servicer under the Pooling Agreement consist of (a) any failure by the Master Servicer to make or cause to be made any required payment pursuant to the terms of the Pooling Agreement (other than an advance required thereunder) which continues unremedied for five days;
(b) any failure by the Master Servicer duly to observe or perform in any material respects any other of its covenants or agreements in the Certificates or in the Pooling Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of the Certificates; and
(c) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

    As long as an Event of Default under the Pooling Agreement remains unremedied, the Trustee or holders of Certificates evidencing not less than 51% of the aggregate voting rights of the Certificates may terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance restitution with a net worth of at least $10,000,000 to act as successor Servicer under the Pooling Agreement. Pending any such appointment, the Trustee is obligated to act in such capacity unless it is prohibited by law from so acting. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under such Pooling Agreement.

ENFORCEMENT

    No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless the Certificateholder previously has given to the Trustee written notice of default and unless holders of Certificates evidencing not less than 25% of the aggregate voting rights of the Certificates have made written requests to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered and provided to the Trustee indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any Certificateholders, unless such Certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

    The Pooling Agreement may be amended by the Depositor, the Sellers, the Master Servicer and the Trustee, without notice to or the consent of any Certificateholder, (a) to cure any ambiguity, (b) to correct a defective provision or correct or supplement any provision therein that may be inconsistent with any other provision therein, (c) to make any other provisions with respect to matters or questions arising under the Pooling Agreement which are not inconsistent with the provisions of the Pooling Agreement, or (d) to comply with any requirements necessary to maintain the status of the Mortgage Pool as a REMIC; provided, however, that no such amendments (except those pursuant to clause (d)) will adversely affect in any material respect the interests of any Certificateholder. Any such amendment, except pursuant to clause (d) of the preceding sentence, should be deemed not to adversely affect in any material respect the interests of any Certificateholders if the Trustee receives written confirmation from the Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Pooling Agreement may also be amended by the Depositor, the Sellers, the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66-2/3% of the aggregate voting rights of each class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on Mortgage Loans which are required to be distributed in respect to any such Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates then outstanding,

LIST OF CERTIFICATEHOLDERS

    Upon written request of the Trustee, the Certificate Registrar will provide to the Trustee within 15 days after the receipt of such request a list of the names and addresses of all Certificateholders of record as of the most recent Record Date for payment of distributions to Certificateholders. Upon written request of three or more Certificateholders of record of the Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee within five Business Days of the request.

TERMINATION; OPTIONAL TERMINATION

    The Master Servicer will have the option to purchase all remaining Mortgage Loans and other assets in the Mortgage Pool, thereby effecting early retirement of the Certificates and


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

causing the termination of the Mortgage Pool's status as a REMIC, but such option will not be exercisable until such time as the Mortgage Pool Principal Balance as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders is less than 10% of the Cutoff Date Pool Principal Balance. Distributions in respect of any such optional termination will be paid to Certificateholders in order of their priority of distribution as described herein under "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions Among Classes of Certificates." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each Class is entitled if the purchase price is based in part on the fair market value of the Mortgaged Property acquired upon foreclosure of a Mortgage Loan and such fair market value is less than the Scheduled Principal Balance of the related Mortgage Loan. In no event will the trust created by the Pooling Agreement continue beyond the later of (a) the optional purchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c) the Final Distribution Date specified in the Pooling Agreement. The termination of the Mortgage Pool will be effected in a manner consistent with applicable federal income tax regulations and the status of the Mortgage Pool as a REMIC.

MODIFICATION OF MORTGAGE LOANS

    The Pooling Agreement permits the Master Servicer, within certain limitations set forth therein, to agree to any modification, waiver, forbearance or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. Any such modification, waiver, forbearance or amendment is permissible only if (a) such Mortgage Loan is 90 days or more past due or (b) the Master Servicer delivers to the Trustee an opinion of counsel to the effect that such modification, waiver, forbearance or amendment would not affect the Mortgage Pool's status as a REMIC, and, in each case, such modification, waiver, forbearance or amendment is likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. In addition, with respect to each Balloon Loan, the Master Servicer may extend the date on which any Balloon Payment is due by up to six months, (i) if the Mortgagor defaults on its obligation to pay the Balloon Payment when due, (ii) if, within 90 days of the date on which the Balloon Payment is due, the Master Servicer has received notice that the Mortgagor under such Balloon Loan intends to default on such Balloon Payment or (iii) if the Master Servicer delivers to the Trustee an opinion of counsel to the effect that such modification, waiver, forbearance or amendment would not affect the Mortgage Pool's status as a REMIC, and, in each case, such modification, waiver, forbearance or amendment is likely to produce a greater recovery with respect to such Balloon Loan than would liquidation. Additionally, the related Mortgagor shall be required to continue to make monthly payments of principal and/or interest thereon in an amount at least equal to the amount of the Monthly Payment due on the Scheduled Due Date immediately preceding the rescheduled maturity date of the Balloon Loan. The Master Servicer shall notify the Trustee in writing of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof and shall deliver to the Trustee an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment within ten Business Days of the execution thereof. In the event of any such arrangement, the Master Servicer's obligation to make Advances on the related Mortgage Loan shall continue during the scheduled period.


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

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

    Subject to certain conditions specified in the Pooling Agreement, the Master Servicer has the option, but is not obligated, (a) to purchase from the Mortgage Pool any Mortgage Loan 90 days or more delinquent at the Repurchase Price for such Mortgage Loan or (b) to offer to sell any such Mortgage Loan in a commercially reasonable manner if the Master Servicer determines that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property.

HAZARD AND OTHER INSURANCE

    The Master Servicer will cause to be maintained with respect to each Mortgage Loan a hazard insurance policy providing coverage against loss by fire and other hazards as is required under the related Mortgage or Land Sale Contract. If the Mortgage or Land Sale Contract permits the holder thereof to dictate the amount of hazard insurance to be in place with respect thereto, then the Master Servicer will assure that such amount of insurance would be consistent with the ordinary practices of prudent institutional mortgage lenders and loan servicers servicing mortgage loans comparable to such Mortgage Loan. Notwithstanding the foregoing, the Pooling Agreement will require that the Master Servicer cause to be maintained an amount of hazard insurance in an amount equal to the lesser of the amount of the replacement value of the improvements on the related Mortgaged Property or the Scheduled Principal Balance of such Mortgage Loan subject to any limitations imposed by applicable law. With respect to any Mortgage Loan with respect to which the related Mortgaged Property has been acquired upon forfeiture, foreclosure or deed-in-lieu of foreclosure, the Master Servicer shall cause to be maintained hazard insurance coverage at least equal to the lesser of the amount of the replacement value of the improvements on the related Mortgaged Property or the Scheduled Principal Balance of the related Mortgage Loan at the time of such acquisition.

    Generally, unless otherwise specifically required by any Mortgage Loan, no other insurance (such as rental or business interruption insurance) is required to be maintained with respect to any Mortgaged Property.

                           DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the Pooling Agreement among the Depositor, the Sellers, the Trustee and the Master Servicer. The following summaries describe certain provisions that appear in the Pooling Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement. References herein to a Trustee or the Master Servicer include, unless otherwise specified, any agents acting on behalf of such Trustee or any subcontractor of the Master Servicer, any of which agents or subcontractors may be one of their affiliates.

    The Certificates evidence the entire ownership interest in the Mortgage Pool of assets consisting primarily of the Mortgage Loans. The Certificates will evidence the specified


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

beneficial ownership interests in the Mortgage Pool created pursuant to the Pooling Agreement and will not be entitled to payments in respect of the assets included in any other Mortgage Pool established by the Depositor in any other pooling agreement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, at the office or agency of the Trustee without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. The Certificates do not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person.

PRIORITY OF DISTRIBUTIONS
AMONG CLASSES OF CERTIFICATES

    As more fully described herein, distributions will be made on the Certificates on each Distribution Date from Available Funds in the following order of priority: (a) to interest on each Class of Senior Certificates: (b) to principal of the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under "DESCRIPTION OF THE CERTIFICATES--Principal," up to the maximum amount of principal to be distributed on such Classes on such Distribution Date;
(c) to interest and then to principal of the Class B-1 and Class B-2 Certificates, in that order, up to the maximum amount of interest and principal to be distributed on each such Class on such Distribution Date: (d) to interest on the Class B-3 Certificates; (e) to interest on the Class B-4 Certificates:
(f) to interest on the Class Z/IO Component of the Class R Certificates (except such interest will be added to the Component Balance thereof up to and including the Accretion Termination Date); (g) after the Offered Certificates are paid in full, sequentially, to principal of the Class B-3, Class B-4 and the Class R Certificates, in that order, up to the maximum amount of principal to be distributed on each such Class on such Distribution Date; and (h) to the Class R Certificates, any remaining Available Funds.

DISTRIBUTIONS

    Distributions of principal and interest to holders of the Offered Certificates will be made on each Distribution Date to the extent of Available Funds therefor as described above under "--Priority of Distributions Among Classes of Certificates" to holders of record of such Offered Certificates on the last day of the preceding month (the "Record Date"), except that the final distribution in respect of any Class of Offered Certificates will be made only upon presentation and surrender of such Certificates at the office or agency appointed by the Trustee for that purpose in New York, New York.

    Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds a Class of Certificates with aggregate denominations of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be


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

made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

    The aggregate amount of funds available in the Distribution Account on a Distribution Date for distribution on the Certificates is equal to "Available Funds." "Available Funds" with respect to any Distribution Date is the sum of
(a) all scheduled installments of interest and principal collected in respect of each Mortgage Loan due on the Scheduled Due Date in the month in which such Distribution Date occurs and received as of the close of business on the immediately preceding Determination Date, together with any Advances in respect thereof, (b) the amount of any Advances made on the preceding Distribution Account Deposit Date, (c) all proceeds of any insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure, forfeiture or otherwise ("Liquidation Proceeds") during the related Due Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation, forfeiture or foreclosure and unreimbursed Advances, if any),
(d) all partial or full prepayments on Mortgage Loans received during the related Due Period and (e) the amount required to be paid in respect of a Mortgage Loan that became required to be repurchased or any Substitution Adjustment Amounts in connection with any substitution of a Mortgage Loan, in either case during the related Due Period, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed from the Collection Account pursuant to the Pooling Agreement.

    The Trustee will forward with each distribution on a Distribution Date to each Offered Certificateholder and the Master Servicer a statement or statements setting forth, among other things, (a) the amount of such distribution allocable to principal and (b) the amount of such distribution allocable to interest.
Such amounts will be expressed as a dollar amount per $1,000 of Class Certificate Balance. See "--Reports to Certificateholders" herein for a detailed description of the information to be included in such statements.

    INTEREST. On each Distribution Date, each Class of Offered Certificates, to the extent of Available Funds on such Distribution Date applied in the order described above under "--Priority of Distributions Among Classes of Certificates," will be entitled to receive an amount allocable to interest equal to the sum of (a) one month's interest at the applicable Pass-Through Rate on the respective Class Certificate Balance and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts").

    The interest entitlement for each Class of Certificates or Component thereof will be reduced by the amount of "Net Interest Shortfalls" for such Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of (a) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of (i) a Relief Act Reduction or (ii) after the coverage provided by the Subordinate Certificates is exhausted for such type of loss, a Special Hazard Loss, Fraud Loss or a


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

Bankruptcy Loss and (b) any Net Prepayment Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all Classes of Certificates or Component thereof entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such Class of Certificates or Component would otherwise be entitled to receive or accrete on such Distribution Date, before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" herein. With respect to any Distribution Date, "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls experienced by the Mortgage Loans during the related Due Period exceeds two-thirds of the Master Servicing Fee for such period. A "Prepayment Interest Shortfall" is the amount by which interest received in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate (net of the related Master Servicing Fee) on the Scheduled Principal Balance of the related Mortgage Loan that is prepaid.

    Accrued interest to be distributed on any Distribution Date will be calculated, in the case of each Class of Offered Certificates, on the basis of the related Class Certificate Balance immediately prior to such Distribution Date. Interest on such Classes will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

    In the event that, on a particular Distribution Date, Available Funds on such Distribution Date applied in the order described above under "--Priority of Distributions Among Classes of Certificates," are not sufficient to make a full distribution of the interest entitlement to holders of the Offered Certificates, interest will be distributed on each Class of Offered Certificates of equal priority in proportion to the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. The amount of any resulting shortfall will be carried forward and added to the amount holders of each such Class of Offered Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such amount so carried forward will not bear interest.

    ACCRETION AMOUNT. On each Distribution Date up to and including the Accretion Termination Date, distributions of interest allocable to the Class Z/IO Component (the "Accretion Amount") will be added to the Component Balance thereof and the amount of such interest will be distributed on such Distribution Date as principal of one or more Classes of Offered Certificates in the following order of priority as set forth below:

         (a) sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the respective Class Certificate Balances have been reduced to zero; and

         (b) concurrently, to the Class A-4, Class B-1 and Class B-2 Certificates, pro rata, based on the respective Class Certificate Balances on such Distribution Date.

    For a description of the amount of interest the Class Z/IO Component is entitled to receive on any Distribution Date, see "--Residual Certificates." Distributions of interest allocable to the Class Z/IO Component will cease to accrete on the Component Balance thereof and be payable as a current distribution of interest thereon on each Distribution Date after the Class Certificate Balance of each Class of Offered Certificates has been reduced to zero (the "Accretion Termination Date").

    PRINCIPAL DISTRIBUTIONS. On each Distribution Date prior to the Senior Credit Support Depletion Date, to the extent of Available Funds remaining after distribution of interest on each Class of Senior Certificates, the Senior Principal Distribution Amount and the Class A-4 Principal Distribution Amount will be distributed concurrently as described below, any shortfall being allocated pro rata based on such amounts in the absence of any shortfall. However, on each Distribution Date on and after the Senior Credit Support Depletion Date, Available Funds remaining after the distribution of interest on the Senior Certificates will be distributed, concurrently, as principal of all of the Classes of Senior Certificates then outstanding, pro rata, in accordance with their respective Class Certificate Balances immediately prior to such Distribution Date. The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each Class of Subordinate Certificates has been reduced to zero.

    SENIOR PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date prior to the Senior Credit Support Depletion Date, an amount up to the amount of the Senior Principal Distribution Amount for such Distribution Date will be distributed as principal, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the Class Certificate Balance thereof has been reduced to zero.

    The Senior Principal Distribution Amount for any Distribution Date will equal the sum of (a) the Senior Percentage of (i) the principal portion of the Scheduled Payment due on each Mortgage Loan on the Scheduled Due Date in the month of such Distribution Date, (ii) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Sellers or another person pursuant to the Pooling Agreement with respect to such Distribution Date,
(iii) the Substitution Adjustment Amount in connection with any Deleted Loan received with respect to such Distribution Date and (iv) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the related Due Period, (b) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period either (i) the Senior Prepayment Percentage, if the Senior Prepayment Percentage is less than 100%, or, if the Senior Prepayment Percentage equals 100%, the percentage obtained by dividing the Senior Percentage by the sum of the Senior Percentage and the Class A-4 Percentage or (ii) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such Due Period, the Senior Percentage, of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (c) the Senior Prepayment Percentage of all partial and full principal prepayments by borrowers (including Balloon Payments) received during the related Due Period for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of such Bankruptcy Loss.

    "Scheduled Principal Balance" of a Mortgage Loan as of any Scheduled Due Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule (before any adjustment to such schedule by reason of moratorium or similar waiver or grace period) for such Scheduled Due Date, after giving effect to any previous partial principal payments and to the payment of principal due on such Scheduled Due Date and irrespective of any delinquency in payment by the Mortgagor. The "Pool Principal Balance" will equal the aggregate of the Scheduled Principal Balances of all Mortgage Loans. With respect to any Distribution Date, the "Due Date" for a Mortgage Loan is the day of the calendar month in the related Due Period on which the Scheduled Payment with respect thereto is due although the amortization schedules prepared for each Mortgage Loan assumes that each related Scheduled Payment is due on the last day of the Due Period in which such Due Date occurs (each, a "Scheduled Due Date"). With respect to any Distribution Date, the "Due Period" is the period commencing on the second day of the preceding calendar month and ending on the first day of the calendar month of such Distribution Date.

    The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates (other than the
Class A-4 Certificates) immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates (other than the Class B-3, Class B-4 and Class R Certificates) immediately prior to such date. The "Subordinate Percentage" for any Distribution Date will be calculated as the difference between 100% and the sum of the Senior Percentage and the Class A-4 Percentage for such Distribution Date.

    The Senior Prepayment Percentage for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal (including Balloon Payments) will have the effect of accelerating the amortization of the Senior Certificates (other than the Class A-4 Certificates) while, in the absence of Realized Losses, increasing the interest in the Pool Principal Balance evidenced by the Class A-4 Certificates and the Subordinate Certificates. Increasing the respective interests of the Class A-4 Certificates and the Subordinate Certificates tentative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

    The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the sum of the Class A-4 Percentage and the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the sum of the Class A-4 Percentage and the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the sum of the Class A-4 Percentage and the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the sum of the Class A-4 Percentage and the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the


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

Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur if as of the first Distribution Date as to which any such decrease applies (a) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more, including Mortgage Loans in foreclosure and REO (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the Subordinate Certificates (averaged over the preceding six month period), is equal to or greater than 50% or (b) cumulative Realized Losses with respect to the Mortgage Loans exceed
(i) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate of the Class Certificate Balances of the Subordinate Certificates as of the Closing Date (the "Original Subordinate Principal Balance"), (ii) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the Original Subordinate Principal Balance, (iii) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the Original Subordinate Principal Balance, (iv) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the Original Subordinate Principal Balance, and (v) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

    The "Combined Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such date. The "Class A-4 Prepayment Percentage" as of any Distribution Date will be calculated as the product of (a) a fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the Class A-4 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of the Class A-4 Certificates and the Subordinate Certificates (other than the
Class B-3, Class B-4 and Class R Certificates) immediately prior to such Distribution Date and (b) the Combined Prepayment Percentage. The "Subordinate Prepayment Percentage" as of any Distribution Date will be calculated as the difference between the Combined Prepayment Percentage and the Class A-4 Prepayment Percentage for such date.

    If on any Distribution Date the allocation to any Class of Senior Certificates (other than the Class A-4 Certificates) then entitled to distributions of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of such Class below zero, the distribution to such Class of Certificates of the Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance to zero.

    CLASS A-4 PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date prior to the Senior Credit Support Depletion Date, to the extent of funds available therefor, holders of the Class A-4 Certificates will be entitled to receive a principal distribution up to the amount of the Class A-4 Principal Distribution Amount for such Distribution Date.

    The Class A-4 Principal Distribution Amount for any Distribution Date will equal the sum of (a) the Class A-4 Percentage of (i) the principal portion of the Scheduled Payment due


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

on each Mortgage Loan on the Scheduled Due Date in the month of such Distribution Date, (ii) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Sellers or another person pursuant to the Pooling Agreement with respect to such Distribution Date, (iii) the Substitution Adjustment Amount in connection with any Deleted Loan received with respect to such Distribution Date and (iv) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the related Due Period, (b) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, either (i) the Class A-4 Prepayment Percentage, if the Class A-4 Prepayment Percentage is greater than 0%, or, if the Class A-4 Prepayment Percentage equals 0%, the percentage obtained by dividing the Class A-4 Percentage by the sum of the Senior Percentage and the Class A-4 Percentage or (ii) if any Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such Due Period, the Class A-4 Percentage, of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (c) the Class A-4 Prepayment Percentage of all partial and full principal prepayments by borrowers (including Balloon Payments) received during the related Due Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Class A-4 Principal Distribution Amount will be reduced on the related Distribution Date by the Class A-4 Percentage of the principal portion of such Bankruptcy Loss.

    The "Class A-4 Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the Class Certificate Balance of the Class A-4 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates (other than the Class B-3, Class B-4 and Class R Certificate) immediately prior to such Distribution Date.

    If on any Distribution Date the allocation to the Class A-4 Certificates would reduce the outstanding Class Certificate Balance of the Class A-4 Certificates below zero, the distribution to the Class A-4 Certificates of the Class A-4 Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the Class Certificate Balance to zero.

    SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, to the extent of Available Funds therefor, the Subordinate Principal Distribution Amount for such Distribution Date will be distributed as principal of the Classes of Subordinate Certificates, other than the Class B-3, Class B-4 and Class R Certificates. Each Class of Subordinate Certificates (other than the Class B-3, Class B-4 and Class R Certificates) will be entitled to receive its pro rata share of the Subordinate Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal on such Class. Distributions of principal of the Subordinate Certificates (other than the Class B-3, Class B-4 and Class R Certificates) will be made on each Distribution Date sequentially first to the Class B-1 Certificates and then to the Class B-2 Certificates, until each such Class has received its respective pro rata share for such Distribution Date. The Class B-3, Class B-4 and Class R Certificates are not entitled to receive distributions of principal until the Offered Certificates have been retired.


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

    The Subordinate Principal Distribution Amount for any Distribution Date will equal the sum of (a) the Subordinate Percentage of (i) the principal portion of the Scheduled Payment due on each Mortgage Loan on the Scheduled Due Date in the month of such Distribution Date, (ii) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Sellers or another person pursuant to the Pooling Agreement with respect to such Distribution Date, (iii) the Substitution Adjustment Amount in connection with any Deleted Loan received with respect to such Distribution Date and (iv) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the related Due Period, (b) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period, Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of amounts pursuant to clause (b) of the definition of Senior Principal Distribution Amount and pursuant to clause (b) of the definition of the Class A-4 Principal Distribution Amount, up to the Subordinate Percentage of the Scheduled Principal Balance of such Mortgage Loan and (c) the Subordinate Prepayment Percentage of all partial and full principal prepayments by borrowers (including Balloon Payments) received during the related Due Period or such Distribution Date.

    CLASS B-3, CLASS B-4 AND CLASS R CERTIFICATES PRINCIPAL DISTRIBUTIONS. On each Distribution Date after the Offered Certificates are paid in full, all Available Funds, as calculated in the Pooling Agreement, remaining after the distribution of interest to the Class B-3, Class B-4 Certificates and Class R Certificates will be distributed sequentially to the Class B-3, Class B-4 and Class R Certificates, in that order, as principal until the respective Class Certificate Balance thereof has been reduced to zero.

RESIDUAL CERTIFICATES

    Solely for purposes of calculating distributions, the Residual Certificates will be made up of two components (each, a "Component") having the designations, initial Component Balances and entitlements set forth below:


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


                             Initial
    Designation         Component Balance         Pass-Through Rate
    -----------         -----------------         -----------------

    Class PO                 $_________                    (1)
    Class Z/IO                    (2)                      (3)

    ---------------
    (1) The Class PO Component will be a principal only component and will not bear interest.
    (2) The initial Component Balance of the Class Z/IO Component will be zero. However, up to and including the Accretion Termination Date, distributions of interest allocable to the Class Z/IO Component will be added to the Component Balance thereof. On each Distribution Date after the Accretion Termination Date, distributions of interest allocable to the Class Z/IO Component for the preceding month will be paid currently as a distribution of interest to the holders of the related Class to the extent of Available Funds available therefor.
     (3) On each Distribution Date the holders of the Class Z/IO Component will be entitled to receive or have accreted to their Component Balance, to the extent of Available Funds therefor, an amount of interest equal to the sum of (a) with respect to each Mortgage Loan with a Mortgage Rate in excess of ___%, the product of (i) the Scheduled Principal Balance for such Mortgage Loan as of the Scheduled Due Date in the month of such Distribution Date and (ii) the excess of such Mortgage Rate thereon over ___% and (b) with respect to each Class of Offered Certificates, the product of (i) the Class Certificate Balance of such Class for such Distribution Date and (ii) the excess of ___% over the related Pass-Through Rate, (subject to reduction for Net Interest Shortfalls as described herein under "Distributions") and
    (c) the sum of the amounts, if any, by which the amount described in clauses (a) and (b) above of each prior Distribution Date exceeded the amount actually distributed or accreted as interest on such prior Distribution Dates and not subsequently distributed or accreted.

    The Class R Certificates will receive principal distributions as described above after all other Classes of Certificates have been paid in full. See "-- Distributions--Class B-3, Class B-4 and Class R Certificates Principal Distributions" herein.

    The "Component Balance" with respect to any Component as of any Distribution Date is the initial Component Balance thereof on the Closing Date,
(a) reduced by all amounts applied and losses allocated in reduction of the principal balance of such Component on previous Distribution Dates, and (b) in the case of the Class Z/IO Component, increased by all interest accrued and added to the Component Balance thereof prior to such Distribution Date.


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

    The Components comprising the Class R Certificates will not be separately transferable from such Class.

    In addition to the principal and interest distributions described above for the Components of the Class R Certificates, on each Distribution Date, the holders of the Class R Certificates will be entitled to receive the Available Funds remaining after all Classes of Certificates, including the Class R Certificates, receive their respective interest and principal distributions, if any, on such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES-- Distributions" herein.

ALLOCATION OF LOSSES

    On each Distribution Date, any Net Realized Loss, other than any Excess Loss, will be allocated first to the Residual Certificates, until the Class Certificate Balance of such Class has been reduced to zero, second, to the other Classes of Subordinate Certificates, in the reverse order of their numerical Class designations (beginning with such Class of Subordinate Certificates then outstanding with the highest numerical Class designation), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates, pro rata, based upon their respective Class Certificates Balances.

    On each Distribution Date, Excess Losses will be allocated pro rata among the Classes of Senior Certificates and the Subordinate Certificates based upon their respective Class Certificate Balances.

    For purposes of allocating Realized Losses and Excess Losses to the Class R Certificates, such losses shall be allocated to the Components thereof, pro rata, based upon their respective Component Balances.

    Because principal distributions are paid to certain Classes of Senior Certificates before other Classes of Senior Certificates, holders of such Senior Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

    In general, a "Net Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the Mortgage Loan. "Excess Losses" are (a) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (b) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (c) Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are Realized Losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "CREDIT ENHANCEMENT--Subordination of Certain Classes" herein. Any Net Realized Loss resulting from flood damage to a Mortgaged Property, which, at the time of origination, was located in an area identified by FEMA as a flood zone


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

for which a federally regulated or an insured lender would be required to obtain flood insurance, will not reduce the Special Hazard Loss Coverage Amount and will be allocated as a Net Realized Loss (not as an Excess Loss) as described above.

    A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described under "THE POOLING AND SERVICING AGREEMENT--Hazard Insurance."

LAST SCHEDULED DISTRIBUTION DATE

    The Last Scheduled Distribution Date for each Class of Offered Certificates is the latest date on which the Class Certificate Balance is expected to be reduced to zero, and has been calculated on the basis of the assumptions described above under "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS-- Assumptions Relating to Tables" except for the following additional assumption: no prepayments occur on the Mortgage Loans. Since the rate of distributions in reduction of the Class Certificate Balance on each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans as well as the frequency and severity of losses experienced by the Mortgage Pool, the Class Certificate Balance of any such Class could reach zero significantly earlier or later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS" herein.

REPORTS TO CERTIFICATEHOLDERS

    Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, among other things:

         (a) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

         (b)  the amount of such distribution allocable to interest;

         (c)  the amount of any Advance;

         (d) the Class Certificate Balance or notional amount of each class after giving effect to the distribution of principal on such Distribution Date;

         (e) the percentage of principal payments on the Mortgage Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;


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

         (f) the percentage of Principal Prepayments with respect to the Mortgage Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

         (g)  the number and aggregate principal balances of Mortgage Loans
    (A) delinquent (exclusive of Mortgage Loans in foreclosure) (i) 1 to 30 days, (ii) 30 to 59 days and (iii) 60 or more days, and (B) in foreclosure and delinquent, as of the close of business on the last day of the calendar month preceding such Distribution Date; and

         (h)  the book value of any "REO Property".

    In addition, the Trustee will forward to each Certificateholder such customary information as the Master Servicer deems necessary or appropriate for Certificateholders to prepare their tax returns.

THE TRUSTEE

    The Bank of New York will be the Trustee under the Pooling Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, 12E, New York, New York 10286, Attention: Corporate Trust Administration or at such other addresses as the Trustee may designate from time to time.

                    MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

    The weighted average life of the Certificates and the yield to investors depend in part on the rate at which the Mortgage Loans or mortgage loans underlying Mortgage Certificates are prepaid. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used with respect to the Certificates is described below.

    The rate of principal prepayments on the Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans included in the Mortgage Pool, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on such Mortgage Rates borne by the Mortgage Loans included in the Mortgage Pool, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by such Mortgage Rates. Other factors affecting prepayment of Mortgage Loans include changes in mortgagors, housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the Mortgage Loans and servicing decisions.

    Prepayments may also result from the enforcement of any "due-on-sale" provisions contained in a Mortgage Note permitting the holder of the Mortgage Note to demand immediate repayment of the outstanding balance of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Master Servicer may enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property unless (i) such enforcement is not permitted by applicable law or
(ii) the Master Servicer, in its discretion, waives its right to enforce such provision and permits the purchasers of the Mortgaged Property to assume the Mortgage Loan.

    Delinquencies on the Mortgage Loans, which are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates (in the reverse order of their priority of payment as described herein under "DESCRIPTION OF THE CERTIFICATES-- Priority of Distributions Among Classes of Certificates"), and then by the Senior Certificates.

    Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, although all losses initially will be borne by the Subordinate Certificates, as described herein under "DESCRIPTION OF THE CERTIFICATES--Allocation of Losses," Excess Losses will be borne by all Classes of Certificates in the manner set forth in such section. As a result, the yields on the Offered Certificates will depend on the rate and timing of Net Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more Classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Net Realized Losses.

    The effective yields to the holders of the Offered Certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the twentieth day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

PREPAYMENT CONSIDERATIONS AND RISKS

    The rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the Offered Certificates and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate and timing of payments of principal on the Mortgage Loans. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its Scheduled Due Date, including liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to holders of the Offered Certificates of amounts which would otherwise be distributed over the remaining term of the Mortgage Loans. The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

    The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

    As described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions," the Senior Prepayment Percentage of principal prepayments (excluding for this purpose, liquidations due to default, casualty, condemnation and the like, but including Balloon Payments) will be initially distributed to the Classes of Senior Certificates (other than the Class A-4 Certificates) then entitled to receive principal distributions. This may result in all (or a disproportionate percentage) of such principal prepayments (including Balloon Payments) being distributed to holders of certain Classes of Senior Certificates (other than the Class A-4 Certificates) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Class A-4 Certificates and the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage." Holders of the Class A-4 Certificates will generally only receive principal prepayments (including Balloon Payments) if, as and when the Subordinate Certificates are entitled to receive such principal prepayments.

    Because the Class B-3, Class B-4 and Class R Certificates are not entitled to principal distributions until the Offered Certificates are paid in full, the Offered Certificates will receive a greater percentage of the principal payments on the Mortgage Loans than would otherwise be the case if all Classes of Certificate were entitled to a pro rata portion of such payments on each Distribution Date. In addition, on each Distribution Date up to and including the Accretion Termination Date, the Accretion Amount will be distributed as a principal distribution to the Class or Classes of Offered Certificates entitled thereto as set forth above in "DESCRIPTION OF THE CERTIFICATES--Distributions-- Accretion Amount." This feature will result in the acceleration of some or all of the Classes of Offered Certificates relative to the amortization of the Mortgage Loans. Both of these features will shorten the weighted average lives of the Offered Certificates.

    Approximately ____% of the Single Family Mortgage Loans, ____% of the Commercial Mortgage Loans and ___% of the Mortgage Loans (in each case, by Cutoff Date Pool Principal Balance) permit the Mortgagor to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The other Mortgage Loans contain some form of prepayment penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted


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

or required by the Pooling Agreement.  See "THE POOLING AND SERVICING AGREEMENT
- --Assignment of Mortgage Loans" and "THE POOLING AND SERVICING AGREEMENT-- Termination; Optional Termination" herein.

    Some of the Mortgage Loans include due-on-sale clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. The Master Servicer may enforce "due-on-sale" clauses to the extent permitted by applicable law. The Master Servicer may, however, waive its right to enforce such "due-on-sale" clauses as described above under "RISK FACTORS-- Yield and Prepayment Considerations." Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the Classes of the Offered Certificates.

    As further described in "THE POOLING AND SERVICING AGREEMENT--Optional Purchase of Mortgage Loans," the Master Servicer has the option, but is not obligated, to purchase from the Mortgage Pool any Mortgage Loan 90 days or more delinquent at the Repurchase Price for such Mortgage Loan or to sell any such Mortgage Loan in a commercially reasonable manner if the Master Servicer determines that such a sale would produce a greater recovery on a present-value basis than would liquidation of the related Mortgaged Property. Furthermore, the Master Servicer is permitted under the Pooling Agreement to solicit borrowers under the Balloon Loans to refinance such Mortgage Loan; provided that any such solicitation is made not earlier than one year before maturity of any such Mortgage Loan and such Mortgage Loan is refinanced no earlier than six months before its maturity. See "THE POOLING AND SERVICING AGREEMENT-- Termination; Optional Termination" herein for a description of the Master Servicer's option to repurchase the Mortgage Loans when the Pool Principal Balance is less than 10% of the Cutoff Date Pool Principal Balance. The Sellers may be required to repurchase Mortgage Loans because of defective documentation or breaches of the representations and warranties with respect to the Mortgage Loans. Any such repurchases or refinancings of Balloon Loans prior to maturity may shorten the weighted average lives of the Classes of Offered Certificates.

    Investors should also note that under the circumstances described above under "THE POOLING AND SERVICING AGREEMENT--Modification of Mortgage Loans," the Master Servicer may modify the date on which any Balloon Payment is due by up to six months. Any such modification may extend the weighted average lives of the Classes of Offered Certificates.

ASSUMPTIONS RELATING TO TABLES

    The Decrement Tables have been prepared on the basis of the following assumptions (the "Assumptions"): (a) the Mortgage Pool consists of ___ hypothetical mortgage loans having the characteristics set forth in Appendix B;
(b) the initial Class Certificate Balances and Pass-Through Rates for the Certificates are set forth on the cover page hereto; (c) there are no Net Prepayment Interest Shortfalls, delinquencies or Realized Losses on the Mortgage Loans; (d) Scheduled Payments on the Mortgage Loans are timely received on their respective

Scheduled Due Dates in each month commencing in __________ 1996 and prepayments representing prepayments in full of individual Mortgage Loans are received on the last day of each month commencing in __________ 1996, and are made at the indicated percentages of CPR set forth in the related tables herein and include 30 days' interest thereon; (e) the Master Servicer does not exercise its right of optional termination described herein; (f) no Mortgage Loans are required to be purchased from the Mortgage Pool and no Mortgage Loans are substituted for other Mortgage Loans as required by the Pooling Agreement; (g) payments on the Offered Certificates are received on the twentieth day of each month commencing in __________ 1996; (h) the Offered Certificates will be issued on ____________, 1996; (i) the Offered Certificates are paid in accordance with the provisions under "DESCRIPTION OF THE CERTIFICATES"; (j) the terms of all Balloon Loans are extended by six months; and (k) the Accretion Amount for each Distribution Date is calculated as set forth above under "DESCRIPTION OF THE CERTIFICATES-- Residual Certificates" herein. Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

ADDITIONAL INFORMATION

    The Depositor may file on behalf of the Issuer, if used in connection with the offering and sale of the Offered Certificates, certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Commission in a Current Report on Form 8-K. Such tables and materials, if used, will be prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES
OF THE OFFERED CERTIFICATES

    Weighted average life refers to the average amount of time that will elapse from the date of issuance of an Offered Certificate until each dollar in reduction of the Class Certificate Balance thereof is distributed to the investor. The weighted average lives of such Classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each Class of Offered Certificates and the effects on any such Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any such Class of Offered Certificates. For an example of how the weighted average lives of the Offered

Certificates are affected by the foregoing factors at various constant percentages of CPR, see the Decrement Tables below.

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus is the Constant Prepayment Rate ("CPR"), which represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans. As used in the tables, 5% indicates prepayments at an annual rate of 5%; 10% indicates prepayments at an annual rate of 10% and so on. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

    The Decrement Tables set forth below have been prepared on the basis of the Assumptions described above under "--Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in the Mortgage Pool and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial Class Certificate Balances outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in the Mortgage Pool have characteristics that differ from those assumed in preparing the following Decrement Tables, the Class Certificate Balance of any such Class of Offered Certificates will be reduced to zero earlier or later than indicated by such Decrement Tables.

    Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of such Class of Offered Certificate that might be calculated or projected under different or varying prepayment assumptions.

    It is not likely that (a) all of the Mortgage Loans will have the Mortgage Rates or remaining terms to maturity assumed or (b) the Mortgage Loans will prepay at the indicated percentage of CPR until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster distributions in reduction of Class Certificate Balances than indicated in the Decrement Table at the various percentages of CPR specified.

    Based upon the foregoing assumptions, the following Decrement Tables indicate the projected weighted average life of each Class of the Offered Certificates and set forth the percentages of the initial Class Certificate Balance of each such Class that would be outstanding after each of the dates shown at various constant percentages of the CPR.

             PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING
         FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                                   SET FORTH BELOW:

    Distribution Date      0.0% CPR  5.0% CPR  10.0% CPR  15.0% CPR  20.0% CPR
    -----------------      --------  --------  ---------  ---------  ---------

Initial Percent
__________ 20, 1997
__________ 20, 1998
__________ 20, 1999
__________ 20, 2000
__________ 20, 2001
__________ 20, 2002
__________ 20, 2003
__________ 20, 2004
__________ 20, 2005
__________ 20, 2006
__________ 20, 2007
__________ 20, 2008
__________ 20, 2009
__________ 20, 2010
__________ 20, 2011
__________ 20, 2012
__________ 20, 2013
__________ 20, 2014
__________ 20, 2015
__________ 20, 2016
__________ 20, 2017
__________ 20, 2018
__________ 20, 2019
__________ 20, 2020
Weighted Average Life (Years)(1)

- --------------------
(1) The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Class Certificate Balance of the Offered Certificates of such Class.

             PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING
         FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                                   SET FORTH BELOW:

    Distribution Date      0.0% CPR  5.0% CPR  10.0% CPR  15.0% CPR  20.0% CPR
    -----------------      --------  --------  ---------  ---------  ---------

Initial Percent
__________ 20, 1997
__________ 20, 1998
__________ 20, 1999
__________ 20, 2000
__________ 20, 2001
__________ 20, 2002
__________ 20, 2003
__________ 20, 2004
__________ 20, 2005
__________ 20, 2006
__________ 20, 2007
__________ 20, 2008
__________ 20, 2009
__________ 20, 2010
__________ 20, 2011
__________ 20, 2012
__________ 20, 2013
__________ 20, 2014
__________ 20, 2015
__________ 20, 2016
__________ 20, 2017
__________ 20, 2018
__________ 20, 2019
__________ 20, 2020
Weighted Average Life (Years)(1)

- --------------------
(1) The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Class Certificate Balance of the Offered Certificates of such Class.

             PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING
         FOR THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                                   SET FORTH BELOW:

    Distribution Date      0.0% CPR  5.0% CPR  10.0% CPR  15.0% CPR  20.0% CPR
    -----------------      --------  --------  ---------  ---------  ---------

Initial Percent
__________ 20, 1997
__________ 20, 1998
__________ 20, 1999
__________ 20, 2000
__________ 20, 2001
__________ 20, 2002
__________ 20, 2003
__________ 20, 2004
__________ 20, 2005
__________ 20, 2006
__________ 20, 2007
__________ 20, 2008
__________ 20, 2009
__________ 20, 2010
__________ 20, 2011
__________ 20, 2012
__________ 20, 2013
__________ 20, 2014
__________ 20, 2015
__________ 20, 2016
__________ 20, 2017
__________ 20, 2018
__________ 20, 2019
__________ 20, 2020
Weighted Average Life (Years)(1)

- --------------------
(1) The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Class Certificate Balance of the Offered Certificates of such Class.

             PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING
         FOR THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                                   SET FORTH BELOW:

    Distribution Date      0.0% CPR  5.0% CPR  10.0% CPR  15.0% CPR  20.0% CPR
    -----------------      --------  --------  ---------  ---------  ---------

Initial Percent
__________ 20, 1997
__________ 20, 1998
__________ 20, 1999
__________ 20, 2000
__________ 20, 2001
__________ 20, 2002
__________ 20, 2003
__________ 20, 2004
__________ 20, 2005
__________ 20, 2006
__________ 20, 2007
__________ 20, 2008
__________ 20, 2009
__________ 20, 2010
__________ 20, 2011
__________ 20, 2012
__________ 20, 2013
__________ 20, 2014
__________ 20, 2015
__________ 20, 2016
__________ 20, 2017
__________ 20, 2018
__________ 20, 2019
__________ 20, 2020
Weighted Average Life (Years)(1)

- --------------------
(1) The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Class Certificate Balance of the Offered Certificates of such Class.

             PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING
         FOR THE CLASS B-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                                   SET FORTH BELOW:

    Distribution Date      0.0% CPR  5.0% CPR  10.0% CPR  15.0% CPR  20.0% CPR
    -----------------      --------  --------  ---------  ---------  ---------

Initial Percent
__________ 20, 1997
__________ 20, 1998
__________ 20, 1999
__________ 20, 2000
__________ 20, 2001
__________ 20, 2002
__________ 20, 2003
__________ 20, 2004
__________ 20, 2005
__________ 20, 2006
__________ 20, 2007
__________ 20, 2008
__________ 20, 2009
__________ 20, 2010
__________ 20, 2011
__________ 20, 2012
__________ 20, 2013
__________ 20, 2014
__________ 20, 2015
__________ 20, 2016
__________ 20, 2017
__________ 20, 2018
__________ 20, 2019
__________ 20, 2020
Weighted Average Life (Years)(1)

- --------------------
(1) The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Class Certificate Balance of the Offered Certificates of such Class.

             PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING
         FOR THE CLASS B-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                                   SET FORTH BELOW:

    Distribution Date      0.0% CPR  5.0% CPR  10.0% CPR  15.0% CPR  20.0% CPR
    -----------------      --------  --------  ---------  ---------  ---------

Initial Percent
__________ 20, 1997
__________ 20, 1998
__________ 20, 1999
__________ 20, 2000
__________ 20, 2001
__________ 20, 2002
__________ 20, 2003
__________ 20, 2004
__________ 20, 2005
__________ 20, 2006
__________ 20, 2007
__________ 20, 2008
__________ 20, 2009
__________ 20, 2010
__________ 20, 2011
__________ 20, 2012
__________ 20, 2013
__________ 20, 2014
__________ 20, 2015
__________ 20, 2016
__________ 20, 2017
__________ 20, 2018
__________ 20, 2019
__________ 20, 2020
Weighted Average Life (Years)(1)

- --------------------
(1) The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Class Certificate Balance of the Offered Certificates of such Class.

                                  CREDIT ENHANCEMENT

SUBORDINATION OF CERTAIN CLASSES

    The rights of Subordinate Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of Senior Certificateholders, and the rights of the holders of each Class of Subordinate Certificates (other than the Class B-1 Certificates) to receive such distributions will be further subordinated to such rights of the holders of the Class or Classes of Subordinate Certificates with a higher priority of payment as described herein under "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions Among Classes of Certificates." The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination within the Subordinate Certificates is intended to increase the likelihood of receipt by the Senior Certificateholders (to the extent of the subordination provided by the Subordinate Certificates) and each Class of Subordinate Certificates (to the extent of the combined subordination provided by the Class or Classes of Subordinate Certificates with a lower priority of payment) of the maximum amount to which they are entitled on any Distribution Date and, to provide such holders protection against Realized Losses other than Excess Losses. In addition, the Subordinate Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. Realized Losses will be allocated to the Classes of Certificates in the manner described herein under "DESCRIPTION OF THE CERTIFICATES--Allocation of Losses."

    The Subordinate Certificates will provide protection to the Classes of Certificates of higher relative priority against (a) Special Hazard Losses in an initial amount expected to be up to approximately $_________ (the "Special Hazard Loss Coverage Amount"), (b) Bankruptcy Losses in an initial amount expected to be up to approximately $_______ (the "Bankruptcy Loss Coverage Amount") and (c) Fraud Losses in an initial amount expected to be up to approximately $_________ (the "Fraud Loss Coverage Amount").

    The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the aggregate Scheduled Principal Balances of the Mortgage Loans, (ii) twice the Scheduled Principal Balance of the largest Mortgage Loan and (iii) the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single ______________ postal zip code area having the highest aggregate principal balance of any such zip code area, all principal balances being calculated as of the first day of the month of such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid, and
(b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred from the Closing Date through the last day of the month preceding the month of such Distribution Date.

    The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cutoff

Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first anniversary of the Cutoff Date, to an amount equal to the lesser of (i) 2% of the then current Mortgage Pool Principal Balance and (ii) the excess of the Initial Fraud Loss Coverage Amount over the cumulative amount of Fraud Losses allocated to the Certificates prior to such Distribution Date, (b) on the second, third and fourth anniversaries of the Cutoff Date, to an amount equal to the lesser of (i) 1% of the then current Pool Scheduled Principal Balance and
(ii) the excess of the Fraud Loss Coverage Amount over the cumulative amount of Initial Fraud Losses allocated to the Certificates prior to such Distribution Date and (c) on the fifth anniversary of the Cutoff Date, to zero.

    The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

    The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

    As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (a) such Mortgage Loan is not in default with respect to payment due thereunder or (b) scheduled monthly payments of principal and interest are being advanced by the Master Servicer without giving effect to any Debt Service Reduction.

                                   USE OF PROCEEDS

    Substantially all of the net proceeds to be received from the sale of the Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay other expenses connected with pooling the Mortgage Loans and issuing the Certificates. Any remaining proceeds will be used for the general corporate purposes of the Depositor.

                     CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

MORTGAGES

    The Mortgages will be either deeds of trust, security deeds or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages as they affect the same property depends on their terms and generally on the order of recording in a county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a promissory note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-homeowner, called the trustor or grantor (similar to a mortgagor), the lender, called the beneficiary (similar to a mortgagee) and a third-party grantee, called the trustee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation evidenced by the promissory note or bond. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, by the express provisions of the deed of trust or mortgage and, in some cases, by the directions of the beneficiary.

LAND SALE CONTRACTS

    Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

    The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property; although in some cases a quiet title action may be necessary in order if the borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of a land sale contract, the courts will permit ejectment of the borrower and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

    MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are generally not contested by any of the parties defendant. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of the property.

    Foreclosure of a deed of trust is generally accomplished by non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the trustor under the terms of the promissory note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower or any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The mortgagor, or any other person having a junior encumbrance on, or interest in, the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limiting attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more local newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

    Courts have usually imposed general equitable principles upon foreclosure proceedings. These equitable principles are generally designed to relieve the trustor from the legal effect of his defaults under the loan documents.
Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the mortgagors' default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary such as the mortgagor failing to adequately maintain the property or the mortgagor executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that trustors under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protections to the trustor.

    LEASEHOLD RISKS. ____% of the Mortgage Loans are secured by a mortgage on a ground lessee's interest in a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. The terms of the ground lease may also terminate prior to the maturity date of the indebtedness secured by the mortgage. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

    In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION
AND OTHER LIMITATIONS

    Certain states have imposed statutory prohibitions which restrict or eliminate the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender under the promissory note. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. Finally, other statutory provisions may limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former mortgagor as it results from low or no bids at the judicial sale.

    In addition to anti-deficiency and related legislation, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere


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with or affect the ability of the secured mortgage lender to realize upon its security. The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination and the servicing of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENVIRONMENTAL RISKS

    Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Commercial Properties which are, or have been, the site of manufacturing, industrial or disposal activities. Such environmental liabilities may give rise to (a) a diminution in value of property securing any Mortgage Loan, (b) limitation on the ability to foreclose against such property or (c) in certain circumstances, as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

    Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing items (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

    Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest, such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.


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    A decision in May 1990 of the United States Court of Appeals for the
Eleventh Circuit in UNITED STATES V. FLEET FACTORS CORP. very narrowly construed CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decision could be inferred from the extent of its involvement in the facility's financial management.

    On April 29, 1992, in response to the decision in FLEET FACTORS CORP., the United States Environmental Protection Agency (the "EPA") adopted a rule interpreting and delineating CERCLA's secured-creditor exemption in EPA enforcement proceedings. The rule attempted to define and specify the range of permissible actions that may be undertaken by a foreclosing lender/holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. The rule also attempted to specify the circumstances under which governmental or government-appointed entities that acquire possession or control of contaminated facilities as conservators or receivers will be considered "involuntary" owners for purposes of CERCLA's "innocent landowner" defense to liability. Issuance of this rule by the EPA under CERCLA does not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

    The validity of the EPA rule was challenged in the U.S. Court of Appeals
for the District of Columbia in KELLEY V. EPA.   In an opinion issued on
February 4, 1994, the D.C. Circuit Court invalidated EPA's lender liability rule, holding that EPA exceeded its authority in enacting the rule. The U.S. Supreme Court denied certiorari on January 17, 1995. Legislation has been proposed that would clarify, by statute, the range of activities a secured creditor may undertake without being deemed to have participated in the management of the facility, and thus losing the benefit of the secured-creditor exemption.

    Under the KELLEY case, the secured-creditor exemption under CERCLA will be subject to existing case law interpretations. Some of those cases have interpreted the exemption extremely narrowly, but most of the cases since promulgation of the EPA rule have held that a lender is entitled to the protection of the secured-creditor exemption provided that a lender complies with the provisions set out in the EPA rule and does not itself (or through its agents) cause or contribute to contamination. As a result of KELLEY, the cases applying the EPA rule have little, if any, precedential value and, thus, lenders should expect a return to the narrower interpretations of the exemption.

    In September 1995, EPA issued a guidance document stating that, in its enforcement of CERCLA, EPA would apply the protections afforded to secured creditors under the lender liability rule that was invalidated in the KELLEY decision. However, this EPA policy is not binding on the courts nor on states or private parties.


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

    The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

    If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment-proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

    The Pooling Agreement provides that the Master Servicer, acting on behalf of the Trustee, may, at the expense of the Trust Fund and in accordance with the servicing standard set forth in the Pooling Agreement, obtain an environmental assessment with respect to any Mortgage Property prior to acquiring title to such Mortgaged Property or take over its operation. Any such assessment will be based on a report prepared by a person who regularly conducts environmental assessments, that such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. This provision, if exercised by the Master Servicer, would requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken, or that, if any Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that the Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any such environmental assessment obtained by the Master Servicer will detect all possible Environmental Conditions, that any estimate of the costs of effecting compliance at any Mortgaged Property and the recovery thereon will be correct, or that the other requirements of the Pooling Agreement, even if fully observed by the Master Servicer will in fact insulate the Trust Fund from liability for Environmental Conditions.

    The Depositor and the Sellers generally have not determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool, and it is likely that any environmental


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assessments which would have been conducted with respect to any of the Mortgaged
Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter.

    "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

DUE-ON-SALE CLAUSES

    Certain Mortgage Loans contains due-on-sale clauses which generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity. However, the original mortgagor may still be primarily liable for the indebtedness under the promissory note notwithstanding the transfer of the Mortgaged Property. See "RISK FACTORS-Yield and Prepayment Considerations" with respect to the Master Servicer's right to waive the enforcement of any due-on-sale clauses.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other changes on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion. As used herein, a "Relief Act Mortgage Loan" refers to any Mortgage Loan as to which the Relief Act has limited the amount of interest the related Mortgagor is required to pay each month.

ENVIRONMENTAL LEGISLATION

    Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law or a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or otherwise as deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender.

CERTAIN LAWS AND REGULATIONS

    The Mortgaged Properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgages Property (i.e., a nursing or convalescent home), result in a failure to realize the full principal amount of the Mortgage Loans.

TYPE OF MORTGAGED PROPERTY

    Lenders may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of


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health care institutions.  Mortgages on mortgaged properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws, liens for homeowner association dues and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

                       CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary, of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates is based on the advice of Kutak Rock, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department on December 23, 1992, and generally effective for REMICs with start-up dates on or after November 12, 1991 (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

    The Mortgage Pool relating to the Certificates will elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, if the Mortgage Pool fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that a Mortgage Pool will not be treated as a REMIC for such year and thereafter. In that event, the Mortgage Pool may be taxable as a separate corporation under Treasury regulations, and the REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to the Mortgage Pool, Kutak Rock will deliver its opinion generally to the effect that, under then existing laws and assuming compliance with all provisions of the Pooling Agreement, the Mortgage Pool will qualify as a REMIC and the Certificates will be treated as regular interests ("Regular Certificates") in the REMIC.


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    In general, (a) Certificates held by a thrift institution taxed as a
"mutual savings bank" or "domestic building and loan association" will represent interests in "qualifying real property loans" within the meaning of Code
Section 593(d)(1); (b) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (c) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(5)(A); and (d) interest on Certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

REGULAR CERTIFICATES

    GENERAL. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

    ORIGINAL ISSUE Original issue discount equals the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any obligation issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, rather than in accordance with receipt of the interest payments. The following discussion is based in part on Treasury regulations issued on January 27, 1994 under Code Sections 1271 through 1273 and 1275 (the "OID Regulations ") and in part on the provisions of the Tax Reform Act of 1986 ( the "1986 Act"). The holder of a Regular Certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. The prepayment assumption used in calculating the estimated life of the Offered Certificates is described under "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS."

    Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a prepayment assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the prepayment assumption. Under the Code, such prepayment assumption must be determined in the manner prescribed by regulations which have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the prepayment assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates.

    The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The stated redemption price at maturity of a Regular Certificate includes the


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original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.

    The OID Regulations permit a Certificateholder to elect to accrue all interest or discount (including DE MINIMIS market or original issue discount) in income as interest, based on a constant yield method. If such an election were to be made with respect to a Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. The election to accrue interest, discount and premium on constant yield method with respect to a Certificate cannot be revoked without the consent of the IRS.

    Under a DE MINIMIS rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The Issuer does [not] expect that the Regular Certificates will be issued with greater than DE MINIMIS original issue discount. Each purchaser of a Regular Certificate is urged to consult his own tax advisor concerning the application of the original issue discount provisions to an investment in Regular Certificates.

    MARKET DISCOUNT. A purchaser of a Regular Certificate also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions "market discount" equals the excess, if any, of (a) the Regular Certificate's stated redemption price at maturity over (b) the price of such Regular Certificate paid by the purchaser. In the case of any obligation issued with original issue discount, the stated redemption price at maturity is treated as equal to its revised issue price. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

    Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered


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to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated ordinary income. For purposes of calculating market discount the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply.

    A holder of a Regular Certificate who acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

    PREMIUM. A purchaser of a Regular Certificate who purchases the Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium, and may elect to amortize such premium under a constant yield method. It is not clear whether a prepayment assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code Section 171.


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    SALE, EXCHANGE OR REDEMPTION OF REGULAR CERTIFICATES.  If a Regular
Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Except as provided in the following paragraph and as provided under "Market Discount" above, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code
Section 1221

    Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the applicable Federal rate as defined in Code Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (b) the amount actually includible in such holder's income. Additionally, gain will be treated as ordinary income if the Regular Certificates were issued with an intention to call prior to maturity. The Regulations provide that the presence of a sinking fund or optional call does not give rise to such an intention, and the Depositor does not believe such an intention is otherwise present. In addition, these provisions do not apply to certain public offers of debt instruments. However, each prospective holder of Regular Certificates is urged to consult his or her own tax advisor concerning the application of the foregoing provisions.

    REMIC EXPENSES. As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a Regular Certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation, a grantor trust or certain other entities), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the Regular Certificate to such a Holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (a) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (b) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Although the Issuer does not believe that the pool will be treated as a single class REMIC under these provisions, there can be no assurance that the Internal Revenue Service will not dispute such assertion.

REALIZED LOSSES

    Under Section 166 of the Code, both corporate and non-corporate holders of Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a non-corporate holder that does not acquire a Certificate in connection with its trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless, taking into account all of the facts and circumstances, and that the loss will be characterized as a short-term capital loss.

    Each holder of a Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to a default or delinquency on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

    NON-U.S. PERSONS. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will not be subject to federal withholding tax if (a) such Regular Certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Mortgage Pool or the beneficial owners of the related Residual Certificates (the "Issuer")); (b) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and
(c) such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificate holder). The foregoing exemption does not apply to certain contingent interest. In addition, market discount is not treated as interest for purposes of this exclusion. If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

    Regular Certificateholders who are non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

                               STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                                 ERISA CONSIDERATIONS

    ERISA and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which either ERISA or the Code applies (each a "Plan") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (i.e., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the
Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

PLAN ASSETS REGULATIONS

    If an investing Plan's assets were deemed to include an undivided ownership interest in the assets included in a Mortgage Pool, a Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciaries deciding to invest in the Certificates, and certain transactions involved in the operation of the Mortgage Pool might be deemed to constitute prohibited transactions under ERISA and the Code. ERISA and the Code do not define "plan assets." The U.S. Department of Labor has published regulations (the "Labor Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, if the Plan acquires an "equity interest" in such entity (such as by acquiring Certificates). The Labor Regulations state that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether from the issuer or an underwriter less than twenty-five percent (25%) of the value of each class of equity interest is held by "benefit plan investors," individual retirement accounts, and other employee benefit plans not subject to ERISA (for example, governmental plans). The Depositor cannot predict whether under the Labor Regulations the assets of a Plan investing in Certificates will be deemed to include an interest in the assets of the Mortgage Pool.

    In making its investment decision, the Plan fiduciary should consider the possible availability of any prohibited transaction exemptions, in particular, Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1"). PTE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA. The Depositor believes that the "general conditions" set forth in Section II of PTE 83-1, which are required for its applicability, would be met with respect to most classes of Certificates since they evidence ownership interest in the Mortgage Pool consisting solely of Mortgage Loans secured by first or second mortgages or deeds of trust on single-family residential property. PTE 83-1 would not apply to Certificates which are part of a class that is subordinate to one or more other classes of the same Certificates. It is not clear whether PTE 83-1 applies to Residual Certificates. Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether PTE 83-1 applies, including whether the appropriate "specific conditions" set forth in Section 1 of PTE 83-1, in addition to the "general conditions" set forth in Section II, would be met, or whether any other ERISA prohibited transaction exemption is applicable.

    The Depositor, or certain affiliates of the Depositor, might be considered or might become "parties in interest" (as defined under ERISA) or "disqualified persons" (as defined under the Code) with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless PTE 83-1, or some other exemption as available. Special caution ought to be exercised before a Plan purchases a Certificate in such circumstances.

    Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA fiduciary requirements. However, the purchase of a Residual Certificate by some of such plans, or by most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Sections 511-515 and 860E of the Code. Prior to the purchase of Residual Certificates, a prospective purchaser may be required to provide an affidavit to the Trustee and the Depositor that it is not a "disqualified organization," which term as defined herein includes certain tax-exempt entities not subject to Section 511 of the Code, including certain governmental plans. In addition, prior to the transfer of a Residual Certificate, the Trustee or the Depositor may require an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transactions provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations.

    A fiduciary of any employee benefit plan subject to "ERISA", or the Code, should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. No Class B-1 or Class B-2 Certificate may be transferred unless the transferor delivers to the Trustee
(a) a certificate satisfactory to the Trustee to the effect that such transferee neither is nor is acting on behalf of a plan subject to ERISA or, if the transferor is an insurance company that it is purchasing such Certificates with funds from its general account and that such transfer is covered by PTCE 95-60; or (b) an opinion of counsel satisfactory to the Trustee to the effect that such transfer will not result in the assets of the Mortgage Pool being "plan assets."


                           LEGAL INVESTMENT CONSIDERATIONS

    Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain types of the Certificates. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Certificates. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Council Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective federal regulators), which, among other things, set forth guidelines for investing in certain types of mortgage-related securities. including securities such as the Certificates. In addition, financial institutions should consult their regulators concerning the risk-based capital treatment of any Certificates. Investors should consult their own legal advisors in determining whether and to what extent Certificates constitute legal investments or are subject to restrictions on investment.

                                METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Underwriting Agreement, dated __________, 1996 (the "Underwriting Agreement"), among the Depositor and the Underwriters, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, all of the Offered Certificates as set forth opposite their names below:


                           Class A-1      Class A-2      Class A-3      Class A-4      Class B-1      Class B-2
    Underwriter            Certificates   Certificates   Certificates   Certificates   Certificates   Certificates
    -----------            ------------   ------------   ------------   ------------   ------------   ------------
                           $              $              $              $              $              $
First Southwest Company    ------------   ------------   ------------   ------------   ------------   ------------
Bear, Stearns & Co. Inc.   ------------   ------------   ------------   ------------   ------------   ------------
Total                      $              $              $              $              $              $
                           ------------   ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------   ------------


    Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be ______.__% of the aggregate principal balance of the Mortgage Loans, plus accrued interest at the weighted average of the Pass-Through Rates from the Cutoff Date to the date of issuance of the Offered Certificates but before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

    The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

    The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                    LEGAL MATTERS

    Certain legal matters will be passed upon for the Depositor by Kutak Rock, Denver, Colorado, and for the Underwriters by Brown & Wood LLP, New York, New York. Certain federal income tax and ERISA matters will be passed upon for the Depositor by Kutak Rock.

                                 CERTIFICATE RATINGS

    It is a condition to the issuance of the Offered Certificates that the Offered Certificates be rated by Moody's and Duff & Phelps at least as follows:




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


                   Class     Moody's   Duff & Phelps
                   -----     -------   -------------
                   A-1
                   A-2
                   A-3
                   A-4
                   B-1
                   B-2

    Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the Pooling Agreement.

    Moody's ratings take into consideration the credit quality of the Mortgage Pool including any credit support providers, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. Moody's ratings on the Offered Certificates, do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans. As a result, holders of the Offered Certificates might suffer a lower than anticipated yield.

    The ratings assigned by Duff & Phelps to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Duff & Phelps' ratings reflect its analysis of the riskiness of the Mortgage Loans and its analysis of the structure of the transaction as set forth in the operative documents. Duff & Phelps' ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the Mortgage Loans.

    The Depositor has not requested a rating of any Class of Offered Certificates by any rating agency other than Moody's and Duff & Phelps. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a Class of Offered Certificates may be lower than the ratings assigned by Moody's and Duff & Phelps.

    The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX TO AND GLOSSARY OF CERTAIN TERMS

1986 Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
Accretion Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . .iii, 56
Accretion Certificates. . . . . . . . . . . . . . . . . . . . . . . . . .   iv
Accretion Termination Date. . . . . . . . . . . . . . . . . . . . . . . .   57
Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    x
Appraised Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Assumptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
Balloon Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    x
Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
Bankruptcy Loss Coverage Amount . . . . . . . . . . . . . . . . . . . . .   77
Bankruptcy Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Beneficial Owner. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . . .   iv
Calculated Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . .   13
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . . .   vi
Certificates. . . . . . . . . . . . . . . . . . . . . . . . . Cover 2, iii, 40
Class A-4 Prepayment Percentage . . . . . . . . . . . . . . . . . . . . .   59
Class A-4 Principal Distribution Amount . . . . . . . . . . . . . . . . .   59
Class B Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Class Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . .   40
Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   iv
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  xii
Collection Account. . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Combined Prepayment Percentage. . . . . . . . . . . . . . . . . . . . . .   59
Commercial Mortgage Loan. . . . . . . . . . . . . . . . . . . . . . . . .    v
Commercial Properties . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Commission. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    i
Component . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
Component Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
Component Certificates. . . . . . . . . . . . . . . . . . . . . . . . . .   iv
CPR   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   iv
Cutoff Date Pool Principal Balance. . . . . . . . . . . . . . . . . . . .v, 11
Cutoff Date Scheduled Principal Balance . . . . . . . . . . . . . . . . .   11
Debt Service Reduction. . . . . . . . . . . . . . . . . . . . . . . . . .   78
Deficient Valuation . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
Definitive Certificate. . . . . . . . . . . . . . . . . . . . . . . . . .   41
Deleted Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover 2, iv, 32
Depository. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
Distribution Account. . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover 2

DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover 2
Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Duff & Phelps . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . xiii
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  xii
Excess Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Expense Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    x
FEMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
FHLMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Financial Intermediary. . . . . . . . . . . . . . . . . . . . . . . . . .   41
Fixed Rate Certificates . . . . . . . . . . . . . . . . . . . . . . . . .   iv
FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Fraud Loss Coverage Amount. . . . . . . . . . . . . . . . . . . . . . . .   77
Fraud Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Insurance Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
Issuer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
Labor Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
Land sale contract. . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
Liquidated Mortgage Loan. . . . . . . . . . . . . . . . . . . . . . . . .   64
Liquidation Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .   55
Loan Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   10
Market discount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
Master Servicer . . . . . . . . . . . . . . . . . . . . . . .  Cover 2, iv, 33
Master Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . .   47
Master Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . .   47
Metropolitan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   iv
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . xiii
Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Mortgage File . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . Cover 2, v
Mortgage Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Mortgage Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover 2
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Mortgaged Property. . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Net Interest Shortfalls . . . . . . . . . . . . . . . . . . . . . . . . .   55
Net Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .    x
Net Prepayment Interest Shortfall . . . . . . . . . . . . . . . . . . . .   56
Net Realized Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Non-Offered Certificates. . . . . . . . . . . . . . . . . . . . . . . . .  iii
Offered Certificates. . . . . . . . . . . . . . . . . . . . . . . . . .Cover 2
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
Old Standard. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   iv
Original Subordinate Principal Balance. . . . . . . . . . . . . . . . . .   59
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . viii
Percentage Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Physical Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .   iv
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94

Pool Principal Balance. . . . . . . . . . . . . . . . . . . . . . . . . .   58
Pooling Agreement . . . . . . . . . . . . . . . . . . . . . . Cover 2, vii, 40
Prepayment Interest Shortfall . . . . . . . . . . . . . . . . . . . . . .   56
Principal Only Class. . . . . . . . . . . . . . . . . . . . . . . . . . .   iv
PTE 83-1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
Qualified stated interest . . . . . . . . . . . . . . . . . . . . . . . .   90
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . xiii
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  v, 54
Regular Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . iv, 88
Relief Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
Relief Act Mortgage Loan. . . . . . . . . . . . . . . . . . . . . . . . .   87
Relief Act Reduction. . . . . . . . . . . . . . . . . . . . . . . . . . .   56
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover 3, xi
REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
REO   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
REO Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
Replacement Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Repurchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Residual Certificates . . . . . . . . . . . . . . . . . . . . . . . . . iv, 40
Safeco. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Scheduled Due Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
Scheduled Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Scheduled Principal Balance . . . . . . . . . . . . . . . . . . . . . . .   58
Securities Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    i
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover 2
Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover 2
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Senior Credit Support Depletion Date. . . . . . . . . . . . . . . . . . .   57
Senior Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
Senior Prepayment Percentage. . . . . . . . . . . . . . . . . . . . . . .   67
Senior Principal Distribution Amount. . . . . . . . . . . . . . . . . . .   57
Single Family Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . .    v
Single Family Properties. . . . . . . . . . . . . . . . . . . . . . . . .   12
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  xii
Special Hazard Loss Coverage Amount . . . . . . . . . . . . . . . . . . .   77
Special Hazard Losses . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Special Hazard Mortgage Loan. . . . . . . . . . . . . . . . . . . . . . .   64
SSIS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Subordinate Certificates. . . . . . . . . . . . . . . . . . . . . . . . iv, 40
Subordinate Percentage. . . . . . . . . . . . . . . . . . . . . . . . . .   58
Subordinate Prepayment Percentage . . . . . . . . . . . . . . . . . . . .   59
Subordinate Principal Distribution Amount . . . . . . . . . . . . . . . .   61
Substitution Adjustment Amount. . . . . . . . . . . . . . . . . . . . . .   44
Summit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   iv
Title V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover 2, iv

Underwriters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover 2
Underwriting Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .   96
Unpaid Interest Shortfall . . . . . . . . . . . . . . . . . . . . . . . . viii
Western . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   iv

                                     DEFINITIONS

    Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

    "BUSINESS DAY" means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the State of New York, the State of Washington or in the state where the principal office of the Trustee at which its corporate business is administered or is located are required or authorized by law or executive order to be closed.

    "CERTIFICATEHOLDER" means the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to the Pooling Agreement, any Certificate registered in the name of the Depositor, the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

    "CLASS A-4 PERCENTAGE" means, as to any Distribution Dane, the percentage equivalent of a fraction the numerator of which is the Class Certificate Balance of the Class A-4 Certificates as of such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates (other than the Private Certificates) as of such date.

    "DISTRIBUTION ACCOUNT DEPOSIT DATE" means, as to any Distribution Date, the Business Day preceding such Distribution Date.

    "EXPENSE FEE" means, as to each Mortgage Loan and Distribution Date the sum of one-twelfth of the Master Servicing Fee and Trustee Fee multiplied by the Scheduled Principal Balance of such Mortgage Loan on the Due Date in the month preceding such Distribution Date.

    "LAND CONTRACTS" means a contract, together with all amendments and modifications thereto, for the sale of real estate and the improvements thereon pursuant to which the Mortgagor promises to pay the amount due thereon to the holder thereof and pursuant to which fee title to the related Mortgaged Property is held by such holder until the Mortgagor has made all of the payments required pursuant to such contract, at which time fee title is conveyed to the Mortgagor.

    "LOAN-TO-VALUE RATIO" means, with respect to any Mortgage Loan and as of any date, the fraction, expressed as a percentage, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of such date and the denominator of which is the Appraised Value.

    "MORTGAGOR" means the obligor on a Mortgage Note or Land Contract.

    "NONRECOVERABLE ADVANCE" means any Advance or any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which has not been previously reimbursed and which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from late payments, Insurance Proceeds or Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan or REO Loan. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee and the Depositor and detailing the reasons for such determination.

    "POOL SCHEDULED PRINCIPAL BALANCE" means, as to any Distribution Date, the aggregate Scheduled Principal Balances of each Mortgage Loan that was an Outstanding Loan on the Scheduled Due Date in the applicable month as to which such determination is being made.

    "REQUIRED INSURANCE POLICY" means, with respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under the Pooling Agreement in respect of such Mortgage Loan.

    "REO LOAN" means any Mortgage Loan which is not a Liquidated Loan and as to which the related Mortgaged Property is held as part of the Pool. Each REO Loan relating to a Commercial Mortgage Loan shall be deemed to have an initial unpaid principal balance and Scheduled Principal Balance equal to the unpaid principal balance and Scheduled Principal Balance, respectively, of its predecessor Commercial Mortgage Loan as of the date of the REO Acquisition. All amounts payable or reimbursable to the Master Servicer or the Trustee in respect of the predecessor Commercial Mortgage Loan as of the date of the related REO Acquisition including, without limitation, any unpaid Master Servicing Fees, Trustee Fees and any unreimbursed Advances, shall continue to be payable or reimbursable to the Master Servicer or the Trustee, as the case may be, in respect of an REO Loan.

    "TITLE INSURANCE POLICY" means, with respect to each Mortgage Loan (other than a Mortgage Loan which is a Land Contract), an owner's policy, a standard mortgage lender's policy or an ALTA or CLTA (extended coverage) lender's title insurance policy in an amount not less than $10,000, and, with respect to each Mortgage Loan which is a Land Contract, an owner's policy, a standard mortgage lender's policy or an ALTA or CLTA (extended coverage) lender's title insurance policy in an amount not less than the outstanding principal balance of the Land Contract at time of acquisition of the Land Contract by the respective Seller and in each case which affirmatively insures ingress and egress and insures against encroachments by or upon the Mortgaged Property.

    "TRUSTEE FEE" means the amount payable to the Trustee which amount is determined pursuant to an agreement between the Trustee and the Master Servicer.

                                      EXHIBIT A

                         CLASS DEFINITIONS AND ABBREVIATIONS

    Each Class of Offered Certificates has been categorized by principal and interest type. The cover page of this Prospectus identifies such categories for each Class of Offered Certificates by means of one or more abbreviations. The information presented below generally defines the categories by principal types and interest types.

 Standard            Category
Abbreviation         of Class                        Definition
- ------------         --------                        ----------

                                                   PRINCIPAL TYPES

    AD      Accretion Directed         A class that receives principal payments
                                       from the accreted interest from
                                       specified Classes.

    SEN     Senior Certificates        Classes that are entitled to receive
                                       payments of principal and interest on
                                       each Distribution Date prior to the
                                       Classes of Subordinate Certificates.


    SEQ     Sequential Pay             Classes that receive principal payments
                                       in a prescribed sequence, that do not
                                       have predetermined schedules and that in most cases receive payments of principal continuously from the first Distribution
                                       Date on which they receive principal
                                       until they are retired.  Sequential Pay
                                       Classes may receive principal payments
                                       concurrently with one or more other
                                       Sequential Pay Classes or other Classes.
                                       A single Class that receives principal
                                       payments before or after all other
                                       Classes or concurrently with one or more of such Classes may be identified as a Sequential Pay Class.

    SUB     Subordinate Certificates   Classes that are entitled to receive
                                       payments of principal and interest on
                                       each Distribution Date only after the
                                       Senior Certificates and certain Classes
                                       of Subordinate Certificates with higher
                                       priority of distributions have received
                                       their full principal and interest
                                       entitlements.

                                                   INTEREST TYPES

    FIX     Fixed Rate                 Classes with Pass-Through Rates that are
                                       fixed throughout the life of the Class.

                                      EXHIBIT B

                             HYPOTHETICAL MORTGAGE LOANS


                                                                               Remaining
Hypothetical        Mortgage      Scheduled Balance     Remaining Term      Amortization as
Mortgage Loan    Interest Rate    as of Cutoff Date    as of Cutoff Date    of Cutoff Date
- -------------    -------------    -----------------    -----------------    --------------


- --------------------------------------------------------------------------------

    No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby, nor an offer of Offered Certificates in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                  --------------------------------------------------

                                  TABLE OF CONTENTS

                  --------------------------------------------------

                                                                            Page
                                                                            ----

SUMMARY OF THE OFFERING....................................................  iii
RISK FACTORS...............................................................    1
THE MORTGAGE POOL..........................................................   10
THE DEPOSITOR..............................................................   32
DESCRIPTION OF THE SELLERS.................................................   32
SERVICING OF MORTGAGE LOANS................................................   33
THE POOLING AND SERVICING AGREEMENT........................................   40
DESCRIPTION OF THE CERTIFICATES............................................   53
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS..............................   65
CREDIT ENHANCEMENT.........................................................   77
USE OF PROCEEDS............................................................   78
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS................................   79
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................   88
STATE TAX CONSIDERATIONS...................................................   94
ERISA CONSIDERATIONS.......................................................   94
LEGAL INVESTMENT CONSIDERATIONS............................................   96
METHOD OF DISTRIBUTION.....................................................   96
LEGAL MATTERS..............................................................   97
CERTIFICATE RATINGS........................................................   97
INDEX TO AND GLOSSARY OF CERTAIN TERMS.....................................   99

EXHIBIT A--Class Definitions and Abbreviations.............................  A-1
EXHIBIT B--Hypothetical Mortgage Loans.....................................  B-1

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                    $_____________


                           Metropolitan Asset Funding, Inc.
                                      DEPOSITOR

                          Mortgage Pass-Through Certificates
                                    Series 1996-A

                                Metropolitan Mortgage
                                & Securities Co., Inc.

                               Summit Securities, Inc.

                                 Western United Life
                                  Assurance Company

                                  Old Standard Life
                                  Insurance Company
                                       SELLERS

                           MetWest Mortgage Services, Inc.
                                   MASTER SERVICER



                            ------------------------------

                                      PROSPECTUS
                            ------------------------------


                            Structured Capital Management
                        A Division of First Southwest Company

                               Bear, Stearns & Co. Inc.


                                  ____________, 1996


- --------------------------------------------------------------------------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses to be borne by the registrant, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the Notes hereunder.



         SEC registration fee . . . . . . . . . . . . . .  $344.83

         Accounting fees and expenses . . . . . . . . . .      (1)
         Legal fees and expenses. . . . . . . . . . . . .      (1)
         Printing costs . . . . . . . . . . . . . . . . .      (1)
         Blue Sky fees and expenses . . . . . . . . . . .      (1)
         Trustee's fees . . . . . . . . . . . . . . . . .      (1)
         Rating Agency fees . . . . . . . . . . . . . . .      (1)
         Miscellaneous. . . . . . . . . . . . . . . . . .      (1)
                                                             -------

            Total . . . . . . . . . . . . . . . . . . . .   $  (1)
                                                             -------
                                                             -------
- ------------------

(1) To be supplied by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Delaware General Corporation Law gives Delaware corporations broad powers to indemnify their present and former directors and officers, and those of affiliated corporations and other enterprises, against expenses incurred in the defense or settlement of any legal proceeding to which they are made parties by reason of being such directors or officers, subject to specified conditions and exclusions. Such statute also gives a director or officer who successfully defends an action the right to be so indemnified and authorizes a Delaware corporation to buy directors' and officers' liability insurance.

    The registrant has adopted a bylaw which makes indemnification mandatory under certain circumstances for a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a director or officer of the registrant or of affiliated corporations or other entities. Such persons must be indemnified against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement if it is determined that such person conducted himself in good faith and that he reasonably believed
(a) in the case of conduct in his official capacity with the registrant, that his conduct was in the registrant's best interest, or (b) in all other cases (except criminal cases), that his conduct was at least not opposed to the registrant's best interests, or (c) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. The registrant must also indemnify any such person who was wholly successful in defense of any action, suit, or proceeding as to which he was entitled to indemnification against expenses (including attorneys' fees) reasonably incurred by him in connection with the proceeding. No indemnification shall be made to such persons with respect to any claim, issue or matter in connection with a proceeding by or in the right of the registrant in which the person is adjudged liable to the registrant, or in connection with any proceeding charging that the person derived an improper personal benefit in which he was adjudged liable on the basis that he derived an improper personal benefit.

    Pursuant to the Underwriting Agreement (a form of which is included as an exhibit to this Registration Statement), officers and directors of the registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been furnished to the registrant by such underwriters or agents that appears in the Registration Statement or any Prospectus. The Loan Sale Agreements will indemnify the officers and directors of the Sellers against certain liabilities, including liabilities under the Securities Act of 1933, as amended, in connection with any action arising with respect to the offering of the Certificates.

ITEM 16.  EXHIBITS.

    The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.   Description
- -----------   -----------

  1.1              Form of Underwriting Agreement

  4.1              Form of Pooling and Servicing Agreement

  5.1 Opinion of Kutak Rock as to the validity of the Certificates*

  8.1              Opinion of Kutak Rock Regarding Tax Matters*

 23.1 Consent of Kutak Rock (included in Exhibits 5.1 and 8.1 hereto)*

 24.1              Power of Attorney (included on page II-5 of the Registration
                   Statement)


*To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on September 4, 1996.


                                       METROPOLITAN ASSET FUNDING, INC.,
                                        a Delaware corporation



                                       By /s/ Tom Turner
                                          -------------------------------------
                                              Tom Turner, President

                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce J. Blohowiak, Tom Turner and Lynn A. Ciani, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Title                           Date
      ---------                     -----                           ----

/s/ Tom Turner             President and Director             September 4, 1996
- ----------------------     (Principal Executive Officer)
    Tom Turner

/s/ Greg Gordon            Secretary, Treasurer and           September 4, 1996
- ----------------------     Director (Principal Financial
    Greg Gordon            and Accounting Officer)

/s/ Philip Sandifur        Vice President and Director        September 4, 1996
- ----------------------
    Philip Sandifur

/s/ Dave Gorton            Vice President Director            September 4, 1996
- ----------------------
    Dave Gorton

/s/ Robert Ciani           Director                           September 4, 1996
- ----------------------
    Robert Ciani